Exhibit 4.9

* THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT OF SELECTED PORTIONS OF THIS EXHIBIT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED BY “[**REDACTED**]”.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 21, 2010,

among

BROOKFIELD INFRASTRUCTURE L.P.,

BROOKFIELD INFRASTRUCTURE CORPORATION,

BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC.,

BIP BERMUDA HOLDINGS I LIMITED, and

BROOKFIELD INFRASTRUCTURE PARTNERS CAPITAL MANAGEMENT SRL,

as the Borrowers,

THE FINANCIAL INSTITUTIONS AND OTHER PERSONS FROM TIME TO TIME

PARTIES HERETO,

as the Lenders,

ROYAL BANK OF CANADA,

as the Administrative Agent,

ROYAL BANK OF CANADA,

as the Issuing Lender,

and

LEAD ARRANGERS &

BOOK RUNNERS:

CITIBANK, N.A., CREDIT SUISSE AG, TORONTO BRANCH,

HSBC BANK CANADA, &

ROYAL BANK OF CANADA

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

SCHEDULE I	-	Percentages; LIBOR Office; Applicable Lending Office
SCHEDULE II	-	Amendment No. 2 Closing Date Projects
SCHEDULE III	-	Environmental and Social Policy Guidelines
SCHEDULE IV	-	Generally Accepted Accounting Principles
SCHEDULE V	-	Restricted Subsidiaries

SCHEDULE 7.01(b)	-	Subsidiaries
SCHEDULE 7.01(c)	-	Non-Controlled Project Entities
SCHEDULE 7.20	-	Capitalization
SCHEDULE 7.24	-	Project Level Indebtedness
SCHEDULE 10.01	-	Existing Indebtedness

EXHIBIT A	-	Form of Note
EXHIBIT B	-	Form of Borrowing Request
EXHIBIT C	-	Form of Lender Assignment Agreement
EXHIBIT D	-	Form of Compliance Certificate
EXHIBIT E	-	Form of Joinder Agreement
EXHIBIT F	-	Terms of Subordination
EXHIBIT G	-	Continuation/Conversion Notice

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 21, 2010, is made by and among BROOKFIELD INFRASTRUCTURE L.P. (“BILP”), a Bermuda limited partnership, BROOKFIELD INFRASTRUCTURE CORPORATION, a Delaware corporation, BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC., an Ontario corporation, BIP BERMUDA HOLDINGS I LIMITED, a Bermuda limited company, and BROOKFIELD INFRASTRUCTURE PARTNERS CAPITAL MANAGEMENT SRL, a Barbados international society with restricted liability (each of BILP and such other company, a “Borrower” and, collectively, the “Borrowers”); CITIBANK, N.A., CREDIT SUISSE AG, TORONTO BRANCH, HSBC BANK CANADA AND ROYAL BANK OF CANADA (each an “Initial Lender” and, collectively the “Initial Lenders”), each Incremental Lender (as defined below) that becomes party hereto pursuant to Section 2.01(b), and other Persons from time to time parties hereto as lenders pursuant to Section 13.10 (together with the Initial Lenders and Incremental Lenders, collectively, the “Lenders”); ROYAL BANK OF CANADA (“RBC”), as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and CITIBANK, N.A., CREDIT SUISSE AG, TORONTO BRANCH, HSBC BANK CANADA AND ROYAL BANK OF CANADA, as the Lead Arrangers (collectively, the “Arrangers”) and Book Runners (collectively, the “Book Runners”).

W I T N E S S E T H:

WHEREAS, BILP, the guarantors party thereto, the lenders party thereto (the “Existing Lenders”) and Citicorp North America, Inc. (“CNAI”), as administrative agent thereunder, are parties to the Amended and Restated Credit Agreement dated as of June 16, 2009 (as amended, modified, supplemented and in effect immediately prior to the effectiveness of this Agreement, the “Existing Credit Agreement”) providing for extensions of credit by the Existing Lenders to BILP in an aggregate principal amount of up to $200,000,000; and

WHEREAS, the parties to the Existing Credit Agreement and the parties hereto have agreed to amend the Existing Credit Agreement in certain respects and to restate the Existing Credit Agreement in its entirety as so amended as provided herein (as amended and restated pursuant hereto, and further defined in Section 1.01, this “Agreement”);

ACCORDINGLY, the parties hereto agree that on the Amendment No. 2 Closing Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety to read as follows, and that from and after the Amendment No. 2 Closing Date, CNAI shall cease to be a party to this Agreement in the capacity of Administrative Agent, but shall remain entitled to the benefits of the Existing Credit Agreement to the extent provided therein, to the same extent as if CNAI had resigned as Administrative Agent thereunder and hereunder and been succeeded by RBC as Administrative Agent hereunder on the Amendment No. 2 Closing Date:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings:

“Acquisition” means any transaction or series of related transactions for the purpose of, or resulting directly or indirectly in, (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, or (b) the acquisition of any Equity Interests in any Person or otherwise causing any Person to become a Subsidiary or Non-Controlled Project Entity of any Borrower or any Restricted Subsidiary.

“Administrative Agent” is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 12.06.

“Administrative Agent’s Fee Letter” means the confidential fee letter, dated June 16, 2010, between the Borrowers and the Administrative Agent.

“Advance” has the meaning specified in Section 2.01(a).

“Affected Lender” is defined in Section 4.11.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such first Person.

“Affiliate Subordinated Debt” means (i) unsecured Financial Indebtedness of the Borrowers owing to BAM or Affiliates of BAM that is expressly subordinated to the payment of the Loans on substantially the same terms as set forth in Exhibit F or (ii) unsecured Financial Indebtedness of any Subsidiary of BILP, Project Company or Project Holding Company owing to any Subject Party.

“Affiliate Transaction” is defined in Section 10.05.

“Agents” means, collectively, the Collateral Agent and the Administrative Agent.

“Agreement” means, on any date, this Agreement as amended and restated hereby and as hereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof and in effect on such date.

“Amended and Restated Collateral Agency Agreement” means the Amended and Restated Collateral Agency and Intercreditor Agreement, to be dated on or before the Amendment No. 2 Closing Date, among the Collateral Agent, the Administrative Agent and the Secured Parties referred to therein.

“Amendment No. 2 Closing Date” means the date on which the conditions precedent set forth in Section 6.03 shall have been satisfied or waived by all of the Lenders.

“Applicable Law” means any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree or Governmental Approval, or any published directive or requirement which has the force of law, or other governmental restriction which has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, applicable to and/or binding on a given Person or any Project, as the context may require, whether in effect as of the Amendment No. 2 Closing Date or thereafter and in each case as amended.

“Applicable Lending Office” means the office of a Lender designated as its “Applicable Lending Office” on Schedule I or in a Lender Assignment Agreement, or such other office of such Lender (or of an Affiliate of such Lender) as may be designated from time to time by notice from such Lender to the Administrative Agent and the Borrowers.

“Applicable Margin” means a rate per annum equal to 3.50%, in the case of LIBO Rate Loans, and (b) 2.50% in the case of Base Rate Loans; provided that, on any day the aggregate principal amount of the Loans and the LC Exposure of the Lenders then outstanding is greater than 50% of the then effective aggregate Commitments, such rates (applicable to all Loans and LC Exposure then outstanding) shall each increase for such day by 0.625% .

“Approved Electronic Communications” means each Communication that any Borrower is obligated to, or otherwise chooses to, provide to either Agent pursuant to any Financing Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that, solely with respect to delivery of any such communication by any Borrower to such Agent, and without limiting or otherwise affecting either such Agent’s right to effect delivery of such communication by posting such communication to the Approved Electronic Platform or the protections afforded hereby to such Agent in connection with any such posting, the term “Approved Electronic Communication” shall exclude (a) any Borrowing Request, (b) any notice of optional prepayment pursuant to Section 3.01(b) and any other notice relating to the payment of any principal or reimbursement of LC Disbursements or other amount due under any Financing Document prior to the scheduled date therefor, (c) all notices of any Default or Event of Default and (d) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article VI or any other condition to any Credit Extension or participations in Letters of Credit or any condition precedent to the effectiveness of this Agreement.

“Approved Electronic Platform” has the meaning set forth in Section 12.08(a).

“Approved Fund” means any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.

“Approved Jurisdiction” means the jurisdictions listed on Schedule IV hereto and any other jurisdiction the generally accepted accounting principles of which have been approved by the Required Lenders pursuant to Section 8.02.

“Approved Target” means the Person specified as such in the Approved Target Notice.

“Approved Target Acquisition” means the direct or indirect acquisition in one or more transactions of at least the Approved Target Acquisition Level of the Capital Stock of the Approved Target by a Subject Party as described in the Approved Target Notice.

“Approved Target Acquisition Effective Date” means the date that (i) the Approved Target Acquisition shall have been consummated and all conditions to the Approved Target Acquisition shall have been satisfied, (ii) all consideration payable by BILP and the Restricted Subsidiaries in connection with the Approved Target Acquisition shall have been paid in full, (iii) all of the Approved Target Repaid Debt shall have been paid and discharged in full, (iv) the Administrative Agent shall have received a certificate from an Authorized Officer of BILP or another Borrower, on behalf of all the Borrowers, to the effect set forth in clauses (i), (ii) and (iii) of this definition, and (v) the Administrative Agent shall have received such other documentation related to the Approved Target Acquisition and its consummation as the Administrative Agent shall reasonably request.

“Approved Target Acquisition Level” shall have the meaning ascribed to it in the Approved Target Notice.

“Approved Target Disclosure Letter” means the letter so captioned dated as of the date hereof from BILP to the Administrative Agent.

“Approved Target Notice” means a notice delivered by BILP or another Borrower, on behalf of all the Borrowers, to the Administrative Agent specifying the name of the Approved Target, the Approved Target Acquisition Level and the Approved Target Repaid Debt, and describing the Approved Target Acquisition in reasonable detail, which notice is approved by all of the Lenders, as the same may be supplemented, modified or amended with the consent of all of the Lenders.

“Approved Target Repaid Debt” means the Financial Indebtedness of the Approved Target described in the Approved Target Notice required to be repaid upon and as a condition to the Approved Target Acquisition Effective Date.

“Arrangers” is defined in the preamble.

“Asset Disposition” means the sale, lease (as lessor), transfer (as transferor) or other disposition of any Property or assets or receipt of any Project Contract Buyout by BILP or any of its Subsidiaries or any Non-Controlled Project Entity (other than to a Subject Party), other than:

(1)           the sale of inventory or other goods or services in the ordinary course of business (for the avoidance of doubt, no Asset Disposition of all or substantially all of a Project shall be deemed to be in the ordinary course of business); or

(2)           Property (other than the Property described in clause (1) above) which in the good faith judgment of BILP or the relevant Subsidiary or any Project Company is worn out, obsolete, uneconomic or no longer useful or necessary in connection with the operation of a Project.

“Authorized Officer” of any Person means the individual or individuals duly authorized to act on behalf of such Person as designated from time to time in a certificate of such Person (including the certificate delivered pursuant to Section 6.03(b)(ii)(D)) with specimen signatures of such individual or individuals or, in the case of actions taken by any other officer of such Person in respect of a Default, such other officer who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such Default.

“Availability Period” means the period from and including the Closing Date to but excluding the Commitment Termination Date.

“BAM” means Brookfield Asset Management Inc., an Ontario corporation.

“Barbados Charge Over Quotas” means the Charge Over Quotas dated as of the Closing Date, by BILP, in favor of the Collateral Agent.

“Barbados Reaffirmation” means the Reaffirmation Agreement with respect to the Barbados Charge Over Quotas to be dated on or before the Amendment No. 2 Closing Date, by BILP in favor of the Collateral Agent.

“Base Rate” means, for any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of: (a) the Prime Rate in effect on such day and (b) ½ of 1% per annum above the Federal Funds Rate. For purposes hereof: “Prime Rate” means the rate of interest per annum determined by Royal Bank of Canada from time to time as its prime commercial lending rate for United States Dollar loans in the United States for each day. The Prime Rate is not necessarily the lowest rate that Royal Bank of Canada is charging any corporate customer. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Base Rate.

“BILP” is defined in the preamble.

“BILP Holding” means BILP Holding LP, an Ontario limited partnership.

“BIP” means Brookfield Infrastructure Partners L.P., a Bermuda limited partnership.

“BIG” means Brookfield Infrastructure GP L.P., a Bermuda limited partnership.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)           with respect to a partnership, the board of directors of the general partner of the partnership or any committee duly authorized and empowered to take action on behalf of such partnership by the partnership agreement of such partnership;

(3)           with respect to a limited liability company, the managing member or manager or members or any controlling committee of managing members thereof; and

(4)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Book Runners” is defined in the preamble.

“Borrower” and “Borrowers” is defined in the preamble.

“Borrowing Request” means a Loan request and certificate duly executed by an Authorized Officer of any Borrower substantially in the form of Exhibit B.

“Brookfield Power” means Brookfield Power US Holding America Co., a Delaware corporation.

“Brookfield Renewable” means Brookfield Renewable Power (Barbados) Inc., a Barbados corporation.

“BUC” means Brookfield US Corporation, a Delaware corporation.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Toronto, Canada are authorized or required by law to remain closed; provided that when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Canco” means Trilon Bancorp Inc., an Ontario corporation.

“Cancosub Holdco” means Brookfield Canada Infrastructure Holdings Inc., an Ontario corporation.

“Capital Expenditures” means, for any Person, any expenses that are capitalized on such Person’s balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person including, all warrants, options or other rights to acquire any of the foregoing, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)           lawful currency of any country;

(2)           securities issued or directly and fully and unconditionally guaranteed or insured by the government or any agency or instrumentality of the United States or Canada whose legal tender has maturities of not more than 12 months from the date of acquisition;

(3)           certificates of deposit, time deposits and eurodollar time deposits with maturities of twelve (12) months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve (12) months and overnight bank deposits, in each case, with any Lender or with any commercial bank having capital and surplus in excess of $1,000,000,000;

(4)           commercial paper maturing within twelve (12) months after the date of acquisition and having a rating of at least A-l from Moody’s or P-l from S&P;

(5)           readily marketable direct obligations issued by any state of the United States or Canada or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of twelve (12) months or less from the date of acquisition; and

(6)           investment in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Cash Flow” means, for any period:

(1)           with respect to BILP and the Restricted Subsidiaries, the Net Income of BILP and the Restricted Subsidiaries, (i) plus, to the extent decreasing such Net Income:  (a) Management Fees for such period, (b) interest expense on Financial Indebtedness of BILP and the Restricted Subsidiaries payable during such period, (c) depreciation, depletion, amortization and other non-cash charges expensed during such period, and (d) dividends paid on preferred stock during such period and (ii) plus (or minus) deferred taxes, net cash settlements on Hedge Agreements and changes in Working Capital; and

(2)           without duplication of clause (1), with respect to any Project Company or Project Holding Company and their respective Subsidiaries, the Consolidated Net Income of such Project Company or Project Holding Company and their respective Subsidiaries during such period, to the extent decreasing (or increasing) such Consolidated Net Income: (1) plus, (a) depreciation, depletion and amortization and other non-cash charges expensed during such period, (b) other non cash provisions during such period, (c) proceeds, net of gains, from sales of HBU properties during such period, (d) dividends paid on preferred stock during such period and (e) Management Fees for such period, (ii) plus (or minus) deferred taxes, net cash settlements on Hedge Agreements and changes in Working Capital for such period, (iii) minus Maintenance Capex and (iv) minus principal amortization in respect of Financial Indebtedness other than with respect to Hedge Agreements for such period (except to the extent paid as the result of a refinancing or replacement thereof in a comparable amount).

“Category A Asset” means a Project whose operations are likely to have, in the reasonable determination of any Lender, potential significant adverse social or environmental impacts that are diverse, irreversible or unprecedented.

“Change in Control” means (a) the failure of BAM and/or its Affiliates to own and control more than 50% of the Capital Stock having full voting rights of the general partner of BILP and to provide substantially the same services to BILP and its Subsidiaries as provided under the Master Services Agreement, as it may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement or (b) the failure of BAM to own and control directly or indirectly more than 20% of all Capital Stock of BILP, or (c) the failure of BILP to own and control directly or indirectly 100% of the common Capital Stock of each other Borrower.

“Closing Date” means June 13, 2008.

“Code” means the Internal Revenue Code of 1986, and the applicable regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

“Collateral” means all collateral pledged, or in respect of which a lien is granted, pursuant to the Security Documents.

“Collateral Account” is defined in Section 2.07(k).

“Collateral Agent” means HSBC Bank USA, National Association, in its capacity as collateral agent for the Secured Parties.

“Collateral Agent’s Fee Letter” means the confidential fee letter, dated as of the Closing Date between BILP and the Collateral Agent.

“Commitment Amount” means, at any time, the sum of the then effective Initial Credit Commitment Amount and any then effective Incremental Commitment Amount.

“Commitments” means, the Initial Credit Commitments and any Incremental Commitments.

“Commitment Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments pursuant to Section 11.02 or 11.03.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of BILP, substantially in the form of Exhibit D hereto, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring Cash Flow, Net Worth, Liquidity, Debt Ratio and Interest Coverage Ratio.

“Consolidated Net Income” shall mean, for any period for any Person, the consolidated net income (loss) of such Person for such period, determined on a consolidated basis in accordance with GAAP.

“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of a Borrower substantially in the form of Exhibit G hereto.

“Contractual Obligation” means, as applied to any Person, any provision of any indenture, mortgage, deed of trust, credit agreement, contract, undertaking or other agreement or instrument to which such Person is a party or to which such Person or any of its assets is subject.

“Control” means the possession directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” and “Controlling” have meanings correlative thereto.

“Controlled Project Entity” means a Project Holding Company or Project Company, the majority of the Equity Interests of which are owned, directly or indirectly, by BILP and/or BAM and/or any of their respective Affiliates (taken together) or which is otherwise Controlled by BILP and/or BAM and/or any of their respective Affiliates (taken together).

“Credit Extension” means the making of Loans by the Lenders on the same Business Day pursuant to a Borrowing Request in accordance with Section 2.03.

“Credit Parties” means, collectively, the Lenders, the Issuing Lender, the Collateral Agent and the Administrative Agent, any Affiliate of any of the foregoing and each of their respective successors, transferees and assigns.

“Debt Issuance” shall mean any incurrence of any Financial Indebtedness.

“Debt Ratio” means, at any date of determination, the ratio of (i) the Financial Indebtedness (other than Affiliate Subordinated Debt and other than Financial Indebtedness in respect of any Hedge Agreement) of the Subject Parties outstanding on such date to (ii) the Proportionate Cash Flow for the twelve (12) calendar months ending on the last day of the Fiscal Quarter ending on or immediately prior to such date. For purposes of computing the Debt Ratio, any acquisition made prior to the Amendment No. 2 Closing Date or any other Acquisition (including, in each case, any purchase price adjustments relating thereto) or Asset Dispositions during such twelve-month period shall be deemed to have been consummated on the first day of such period, and the Proportionate Cash Flow adjusted accordingly.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Dollar” and the sign “$” mean lawful money of the United States.

“Eligible Asset” means an investment (including Equity Interests and Affiliate Subordinated Debt) in any Project Holding Company (or Project Company, if applicable): (a) the primary business of which is located in a country that is a member country of the Organization for Economic Co-operation and Development, Chile, Brazil, Colombia or Peru, or the long-term sovereign debt rating of which is rated Ba1 or better by Moody’s and BB+ or better by S&P’s (if rated by both) and is in any of the following industries: (i) gas, water and electricity, including regulated and unregulated generation, transmission and distribution, (ii) renewable resources, including timberlands, hydro electric generation and wind power, (iii) transportation infrastructure, including toll roads, bridges, tunnels, airports, ports, rail, urban transit, ferries and transport related facilities and (iv) social infrastructure, including hospitals, schools, prisons and desalination plants or (b) any other investment approved as an Eligible Asset at or prior to the Acquisition thereof by the Required Lenders, provided, however, in each case, that if the relevant Project of such Project Holding Company or Project Company is or includes a Category A Asset, such investment shall only be an Eligible Asset if, and so long as, from and after the date of Acquisition thereof and so long thereafter as such Project is or includes a Category A Asset, the Borrower complies with the considerations outlined in the Environmental and Social Policy Guidelines (attached as Schedule III hereto) regarding Category A Assets. For the avoidance of doubt, each of the Approved Target and each Subsidiary of any Borrower and each Non-Controlled Project Entity in existence on the Amendment No. 2 Closing Date constitutes an Eligible Asset.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund or (iv) any other Person (other than an Ineligible Assignee).

“Environmental Laws” means any applicable national, provincial, regional or local law, statute, ordinance, rule, regulation, code, principle of common law, license, permit, authorization, approval, consent, order, judgment, decree, injunction, enforceable requirement or agreement with any Governmental Authority relating to the environment (including, without limitation, air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or, to the extent related to exposure to Hazardous Materials, to human health or safety, including, without limitation, statutes, regulations, and rules of common law regulating or imposing liability or standards of conduct with respect to (A) Releases or threatened Releases of Hazardous Materials into the environment, or (B) the exposure to, or use, storage, recycling, treatment, generation, manufacturing, transportation, processing, handling, labeling, production, Release or disposal of any Hazardous Materials in the environment, in each case as amended and as now in effect.

“Equity Facility” means the Equity Commitment Agreement, dated as of December 4, 2007 among BILP, BAM and BIP as it may be amended, modified or supplemented from time to time in accordance with the terms thereof and of this Agreement.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of Capital Stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Equity Issuance” means (a) any issuance or sale by BIP, BILP or any of its Subsidiaries or any Non-Controlled Project Entity after the Amendment No. 2 Closing Date of (i) any of its Equity Interests or (ii) any other security or instrument representing its Equity Interests (or the right to obtain any Equity Interests) in any Subsidiary or Non-Controlled Project Entity or (b) the receipt by any Subject Party after the Amendment No. 2 Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the applicable regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

“ERISA Group” means any Subject Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the applicable Subject Party, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Event of Abandonment” means, with respect to a Project or Projects, the suspension or cessation for a period of at least one hundred eighty (180) consecutive days of all or substantially all of the operational and maintenance activities at such Project or Projects; provided, however, that any such suspension or cessation that arises from an Event of Loss, a requirement of law, an event of force majeure, curtailment or failure to be dispatched, or other bona fide business reasons shall not constitute an Event of Abandonment, in each case, so long as the applicable Project Company is taking commercially reasonable actions to overcome or mitigate the effects of the cause of suspension or cessation so that maintenance and/or operations, as the case may be, can be resumed. Any period of cessation or suspension shall end on the date that operation and maintenance activities of a substantial nature are resumed.

“Event of Default” is defined in Section 11.01.

“Event of Eminent Domain” means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of a Project by any Governmental Authority.

“Event of Loss” means an event which causes all or a portion of a Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Event of Eminent Domain.

“Excess Cash Flow” means, for any period:

(a)           all revenues (other than any revenues consisting of Net Cash Proceeds received by BILP or any Restricted Subsidiary from any Event of Loss, Event of Eminent Domain, Asset Disposition, Debt Issuance or Equity Issuance that are required to be applied as a mandatory prepayment pursuant to Section 3.01(c)) of BILP and the Restricted Subsidiaries received during such period; minus

(b)           all Operating Expenses of BILP and the Restricted Subsidiaries during such period; minus

(c)           principal of, and interest on the Loans, fees and other amounts payable hereunder during such period.

“Excluded Asset” means any investment or asset other than an Eligible Asset.

“Exemption Certificate” is defined in clause (ii) of Section 4.06(f).

“Existing Credit Agreement” is defined in the first recital hereto.

“Existing Lenders” is defined in the first recital hereto.

“Existing Project Level Indebtedness” means the Financial Indebtedness existing on the Amendment No. 2 Closing Date incurred by the Project Holding Companies and Project Companies that own or lease the Projects described on Schedule 7.24.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means each of the fee letters referred to in Section 3.03.

“Filing Statements” means all financing statements under the UCC (Form UCC-1), the PPSA or other similar financing statements under any other equivalent legislation in any jurisdiction and termination statements under the UCC (Form UCC-3), the PPSA or other similar termination statements under any other equivalent legislation in any jurisdiction required pursuant to the Financing Documents.

“Financing Documents” means this Agreement, the Letter of Credit Documents, the Security Documents and the Fee Letters.

“Financial Indebtedness” means, with all of the following: (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments that bear interest, (c) all reimbursement obligations with respect to letters of credit, bankers’ acceptances, surety bonds and performance bonds, whether or not matured, (d) all obligations for the deferred purchase price of Property or services, other than trade payables incurred in the ordinary course of business that are not overdue by more than one hundred twenty (120) days, (e) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (f) all capital lease obligations of such Person, to the extent required to be capitalized on the books of such Person in accordance with GAAP, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any stock or stock equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (h) all obligations of such Person under all Hedge Agreements and (i) any guarantee of or grant of security by such Person in respect of any of the foregoing. For purposes of this definition, the amount of the obligations of such Person in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (after giving effect to any netting agreements) that such Person would be required to pay if such Hedge Agreement was terminated at such time.

“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve (12) consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2008 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Forestry Project” means any Project, a material portion of the assets or business of which includes timber, foresting or logging.

“GAAP” means, (a) in the case of BILP, US GAAP or IFRS, (b) in the case of any other Borrower, any Subsidiary of any Borrower or any Non-Controlled Project Entity, existing on the Amendment No. 2 Closing Date, the generally accepted accounting principles of the Approved Jurisdiction set forth opposite such Person’s name on Schedule IV hereto or IFRS, (c) in the case of any other Subsidiary or Non-Controlled Project Entity that relates to a Project Company that conducts its primary business activities in an Approved Jurisdiction, the generally accepted accounting principles of such Approved Jurisdiction or IFRS and (d) in all other case, IFRS or the generally accepted accounting principles required by Section 8.02.

“Governmental Approvals” means, with respect to any Person (a) any authorization, consent, approval, license, ruling, permit, certification, exemption, filing, variance, order, judgment, decree or publication of, by or with, (b) any notice to, (c) any declaration of, by or with or (d) any registration by or with, any Governmental Authority required to be obtained or made by such Person.

“Governmental Authority” means the government of the United States or Canada, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“GLPT Inc.” means Great Lakes Power Transmission Inc., an Ontario corporation.

“Hazardous Material” means any substance, material or waste listed, defined, designated or classified as hazardous, toxic, radioactive, biohazardous, infectious or dangerous, or words of similar meaning under any Environmental Law, including petroleum, petroleum by-products and asbestos-containing materials.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“High Risk Countries” means the following countries:

•	Bolivia	•	Ecuador	•	Liberia
•	Brazil	•	Gabon	•	Malaysia
•	Cambodia	•	Ghana	•	Papua New Guinea
•	Cameroon	•	Honduras	•	Peru
•	Central African Republic	•	Indonesia	•	Philippines
•	China	•	Ivory Coast	•	Russian Federation
•	Colombia	•	Laos	•	Vietnam
•	Congo

“Immaterial Group of Companies” means, at any date of determination, one or more Subsidiaries of any Borrower (other than the Restricted Subsidiaries) and/or Non-Controlled Project Entities that at such date have an aggregate Cash Flow for the four (4) immediately preceding Fiscal Quarters for which Financial Statements have been delivered, that equals 5% or less of the aggregate Cash Flow of the Borrowers and all of their respective Subsidiaries and Non-Controlled Project Entities for such period. For the purposes of this definition, “Cash Flow” shall be in each case calculated without giving effect to the adjustments for Working Capital as set forth in the definition thereof.

“Increase Notice” means a notice and certificate duly executed by an Authorized Officer of a Borrower, on behalf of all of the Borrowers, which such notice shall specify that the Borrowers desire access to the Initial Credit Commitments in excess of $400,000,000.

“Incremental Commitment” means, with respect to each Incremental Lender, the commitment of such Incremental Lender to make or maintain outstanding Advances and acquire participations in Letters of Credit in the amount that is accepted by the Borrowers in accordance with the provisions of Section 2.01(b), as reduced in accordance with the terms hereof.

“Incremental Commitment Amount” means at any time the then effective aggregate amount of Incremental Commitments, which shall not exceed Two Hundred Million Dollars ($200,000,000).

“Incremental Lenders” means, the Lenders (or other financial institutions or entities referred to in Section 2.01(b)) whose offers to make Loans to make or maintain Advances and acquire participations in Letters of Credit shall have been accepted by the Borrowers in accordance with the provisions of Section 2.01(b) and who shall have made a Loan to the Borrowers pursuant to Section 2.01(b), if applicable, and executed and delivered a joinder agreement in accordance with Section 2.01(b).

“Indemnitee” is defined in Section 13.04.

“Ineligible Assignee” means a natural Person, any Person that is a sole proprietorship, any of the Borrowers, any Affiliate of any Borrower or any other Person taking direction from, or working in concert with, any Borrower or any Affiliate of any Borrower.

“Initial Credit Commitment” means, the commitment of each Initial Lender to make or maintain outstanding Advances and acquire participations in Letters of Credit from and after the Amendment No. 2 Closing Date in the respective amounts set forth opposite its name on Schedule I, as reduced in accordance with the terms hereof.

“Initial Credit Commitment Amount” means the then effective amount of Initial Credit Commitments which, as of the Amendment No. 2 Closing Date, is Five Hundred Million Dollars ($500,000,000).

“Initial Lender” is defined in the preamble.

“IFRS” means international financial reporting standards as set forth by the International Accounting Standards Board, as in effect from time to time.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (i) the Proportionate Cash Flow for the twelve (12) calendar months ending on the last day of the Fiscal Quarter ending on or immediately prior to such date to (ii) cash interest payable on Financial Indebtedness of BILP and the Restricted Subsidiaries (other than Affiliate Subordinated Debt) for such period. For purposes of computing the Interest Coverage Ratio, any acquisition made prior to the Amendment No. 2 Closing Date or other Acquisition (including, in each case, any purchase price adjustment relating thereto) or Asset Dispositions during such twelve-month period shall be deemed to have been consummated on the first day of such period and the Proportionate Cash Flow and interest payable adjusted accordingly.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December and the date of payment of any principal of such Loan and (b) with respect to any LIBO Rate Loan, the last day of each Interest Period therefor and, in the case of any Interest Period that has a duration of more than three (3) months, the day three (3) months after the first day of such Interest Period.

“Interest Period” means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Sections 2.03 or 2.04 and ending on the numerically corresponding day in the calendar month that is one (1), two (2), three (3), or six (6) months, thereafter (as selected by the relevant Borrower in the applicable Borrowing Request or Continuation/Conversion Notice delivered by it pursuant to such Section 2.03 or 2.04, as the case may be, and in the absence of such selection, such Interest Period shall have a duration of three (3) months); provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day unless such succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date; (iii) each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month and (iv) the term “Interest Period” shall include any period selected by the Administrative Agent from time to time in accordance with the terms of this Agreement.

“Issuing Lender” means Royal Bank of Canada, in its capacity as the issuer of Letters of Credit hereunder and each other entity designated by the Borrowers as an “Issuing Lender” hereunder and approved as an “Issuing Lender” hereunder by the Administrative Agent. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by the Issuing Lender under a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Percentage of the total LC Exposure at such time.

“Lender Assignment Agreement” means an assignment agreement substantially in the form of Exhibit C hereto.

“Lenders” is defined in the preamble and includes any Person that becomes a Lender pursuant to Section 2.01(b) or Section 13.11, together with, in each case, any Affiliate of any such Person through which such Person elects, by notice to the Administrative Agent and the Borrowers, to make any Loans available to any Borrower other than a Borrower domiciled in the United States of America, provided that, for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Financing Document, (b) any waiver of any requirements of any Financing Document or any Default or Event of Default and its consequences, or (c) any other matter as to which a Lender may vote or consent pursuant to

Section 13.01, the Lender making such election shall be deemed the “Person” rather than such Affiliate, which shall not be entitled to vote or consent. No such election shall release such elective Person from any obligations or commitments hereunder. Unless the context otherwise requires, the term “Lenders” includes the Issuing Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“LIBO Rate” means, for any Interest Period, with respect to any LIBO Rate Loan:

(a)   the rate of interest per annum, expressed on the basis of a year of 360 days, determined by the Administrative Agent, which is equal to the offered rate that appears on the page of the Reuters LIBOR01 screen (or any successor thereto as may be selected by the Administrative Agent) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

(b)   if the rates referenced in the preceding subsection (a) are not available, the rate per annum determined by the Administrative Agent as the rate of interest, expressed on a basis of 360 days, at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by the Administrative Agent and with a term and amount comparable to such Interest Period and principal amount of such LIBO Rate Loan as would be offered by the Administrative Agent’s London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

“LIBO Rate Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement, encumbrance, security interest, charge, lien (statutory or other), preference, priority or other collateral agency agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the UCC, PPSA or comparable law of any jurisdiction, domestic or foreign.

“Liquidity” means, at any date of determination, the amount of cash or Cash Equivalents available to the Borrower and/or the Restricted Subsidiaries within ten (10) Business Days from such date from all sources, including without limitation, amounts held in deposit and securities accounts.

“Loans” is defined in Section 2.01(a).

“Maintenance Capex” means for any period and for any Project Holding Company or Project Company, the consolidated Capital Expenditures of such Project Holding Company and its Subsidiaries or Project Company and its Subsidiaries for such period made in the ordinary course to maintain the revenue generating capability of its existing assets or made in the ordinary course to maintain its existing assets to their then current state or working order.

“Management Fee” means, for any period, the base management fees payable by any Borrower, any Subject Party or any Subsidiary of any Borrower to BAM or any Affiliate of BAM during such period pursuant to the Master Services Agreement.

“Master Services Agreement” means the Master Services Agreement dated as of December 4, 2007 among BILP, BAM, BIP and certain other Subsidiaries of BILP, as it may be amended, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, condition (financial or otherwise), assets or Properties of BILP and the Restricted Subsidiaries, taken as a whole, or (b) the ability of the Borrowers to perform their material obligations under the Financing Documents to which the Borrowers are a party, or (c) the validity or enforceability of the Financing Documents or the rights of the Lenders and Agents thereunder.

“Material Group of Companies” means, at any time, one or more Subsidiaries of BILP (other than any Restricted Subsidiaries) and/or Non-Controlled Project Entities, individually or taken together, in which the aggregate Net Investment Amount represents more than 15% of the aggregate Net Investment Amount of all Subsidiaries and Non-Controlled Project Entities at such time.

“Maturity Date” means June 21, 2013.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Acquisition Loan Proceeds” means, an amount equal to the difference between (i) the cumulative principal amount of Loans, the proceeds of which are used, directly or indirectly, to fund Acquisitions of Eligible Assets and (ii) the cumulative principal amount of Loans repaid from sources other than the Loan proceeds, in each case, since the Amendment No. 2 Closing Date. At the request of the Administrative Agent at any time, an Authorized Officer of BILP shall certify to the Administrative Agent at such time the amount, if any, of Net Acquisition Loan Proceeds.

“Net Approved Target Acquisition Loan Proceeds” means an amount equal to the difference between (i) the aggregate principal amount of Loans, the proceeds of which are used, directly or indirectly, to fund the Approved Target Acquisition and (ii) the cumulative principal amount of Loans repaid from sources other than Loan proceeds after the funding of the Loans described in clause (i) of this definition. At the request of the Administrative Agent at any time, an Authorized Officer of BILP shall certify to the Administrative Agent at such time the amount, if any, of Net Approved Target Acquisition Loan Proceeds.

“Net Cash Proceeds” means (i) gross proceeds received by the Borrowers or any Restricted Subsidiary (net of reasonable costs, expenses and taxes payable or paid with respect to the transaction giving rise to such proceeds, including under any tax sharing agreement or arrangement) with respect to Asset Dispositions, Debt Issuances, Equity Issuance, Event of Loss or Event of Eminent Domain by BILP or any Restricted Subsidiary or with respect to Property and assets of BILP and the Restricted Subsidiaries and (ii) any dividends or other distributions of any nature, return of capital or repayment of Affiliate Subordinated Debt received by BILP or any Restricted Subsidiary in connection with any Asset Disposition, Debt Issuance, Equity Issuance, Event of Loss or Event of Eminent Domain by any Subsidiary of BILP (other than the Restricted Subsidiaries) or Non-Controlled Project Entity or with respect to the assets or Property thereof.

“Net Income” means the consolidated net income of BILP and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, and excluding in any event any Project Holding Company or Project Company.

“Net Investment Amount” means, (i) with respect to any Subsidiary of BILP and Non-Controlled Project Entity as of the Closing Date, its gross book value, determined in accordance with GAAP; and (ii) with respect to any Eligible Asset or Excluded Asset acquired after the Closing Date, the net Acquisition cost paid by BILP or its Subsidiaries in connection with such Acquisition, provided that in the event that any Borrower or BAM or any Affiliate of any Borrower or BAM at any time obtains an arm’s length valuation of any Eligible Asset or Excluded Asset, such Borrower (or BILP, on behalf of BAM) shall certify to the Administrative Agent as to such valuation and from and after such certification the “Net Investment Amount” of such Eligible Asset or Excluded Asset (including those existing on the Closing Date) shall be such valuation as so certified.

“Netting Amount” means for any period base management fees paid during such period by any Project Company, Project Holding Company or their respective Subsidiaries.

“Net Worth” means the consolidated book value of equity of BILP and the Restricted Subsidiaries, plus the Proportionate Share of BILP and the Restricted Subsidiaries of cumulative depreciation, depletion and amortization of all Project Holding Companies or Project Companies and their respective Subsidiaries from and after January 1, 2008, plus Affiliate Subordinated Debt owed by the Subject Parties to BAM and its Affiliates (other than the Subject Parties) in an aggregate amount not in excess of $200,000,000, minus the Proportionate Share of BILP and the Restricted Subsidiaries of the cumulative Maintenance Capex of all Project Holding Companies and Project Companies and their respective Subsidiaries from and after January 1, 2008.

“Non-Controlled Project Entity” means a Person of which 50% or less of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfer voting power) to vote in the election of directors, managers or trustees of the Person is at the time owned or controlled, directly or indirectly, by BILP or one or more of BILP’s Subsidiaries.

“Non-Domestic Credit Party” means any Lender or Issuing Lender that is not a “United States person”, as defined under Section 7701(a)(30) of the Code.

“Non-Excluded Taxes” means any Taxes other than (a) income or franchise Taxes imposed on (or measured by) the overall net income or overall gross receipts of a Lender or Issuing Lender or any other Person (or alternative minimum Tax or other Taxes imposed in lieu thereof) by the United States of America or any political subdivision thereof, or by the jurisdiction under the laws of which such Lender or Issuing Lender or other Person is organized or in which its principal office is located or is otherwise deemed to be a tax resident or engaged in a trade or business for tax purposes (other than a jurisdiction in which it is treated as resident or engaged in a trade or business solely as a result of the Lender or Issuing Lender or other Person having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or, in the case of any Lender or Issuing Lender, in which its Applicable Lending Office is located, (b) any branch profits Taxes imposed by the jurisdictions listed in clause (a) of this definition, (c) any withholding Tax or backup withholding Tax that is imposed on amounts payable to such Lender or Issuing Lender or other Person at the time such Lender or other Person becomes a party to this Agreement (or designates a new Applicable Lending Office unless this occurs pursuant to Section 4.10), except to the extent that such Lender or Issuing Lender or other Person (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding Tax pursuant to Section 4.06, and (d) any withholding Taxes imposed by FATCA.

“Note” means a promissory note of the Borrowers payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), in the amount of such Lender’s Commitment, evidencing the Loans of such Lender, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Obligations” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, unreimbursed LC Disbursements and all other obligations and liabilities of the Borrowers to any Secured Party (including obligations and liabilities under Specified Hedge Agreements of the Borrowers with the Administrative Agent or any Person who, at the time such Specified Hedge Agreement was entered into, was a Lender or any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Financing Document, any Specified Hedge Agreement or any other document made, delivered or executed by any Lender in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the

Administrative Agent, the Collateral Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise; provided that any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

“Officers’ Certificate” means a certificate signed on behalf of the Borrowers by at least two Authorized Officers of BILP one of whom must be the principal executive officer or the principal accounting officer of BILP.

“Operating Expenses” means, for any period (without duplication of any amounts included in any preceding period’s calculations), all amounts disbursed by a Person during, or reasonably anticipated to be disbursed within ninety (90) days after, such period for: (i) franchise taxes and other fees, taxes and expenses required to maintain such Person’s corporate existence; (ii) customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of such Person; (iii) reasonable administrative fees, costs and expenses to the Agents, the Issuing Lender or any Lender (including, without limitation, the reasonable fees and expenses of counsel, agents and experts); and (iv) general corporate overhead and operating expenses for such Person including without limitation the Management Fee.

“Organic Document” means, relative to any Person, as applicable, its certificate of incorporation, by laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Person’s partnership interests, limited liability company interests or authorized shares of Capital Stock.

“Other Taxes” means any and all stamp or documentary or substantially similar taxes, or any other excise or Property taxes or similar levies that arise on account of any payment made or required to be made under any Financing Document or from the execution, delivery, registration, recording or enforcement of any Financing Document.

“Parent Pledge Agreement” means the Pledge Agreement, dated as of the Closing Date, by Trilon, BIG, BIP, Canco, Cancosub Holdco and BUC in favor of the Collateral Agent.

“Parent Pledge Reaffirmation” means the Reaffirmation Agreement with respect to the Parent Pledge Agreement to be dated on or before the Amendment No. 2 Closing Date, by BIG, BIP and Canco in favor of the Collateral Agent.

“Participant” is defined in Section 13.11(d).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.

“Patriot Act Disclosures” means all documentation and other information which any Agent or any Lender reasonably believes is required and requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the PCMLTF Act.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“PCMLTF Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, as amended and supplemented from time to time.

“Percentage” means, relative to any Lender at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment at such time, and the denominator of which is equal to the aggregate Commitment Amount at such time, as such percentage may be adjusted from time to time pursuant to a Lender Assignment Agreement executed by such Lender and its assignee Lender and delivered pursuant to Section 13.11

“Permitted Acquisition” is an Acquisition by any Subject Party, directly or indirectly, of:

(1)           an Eligible Asset; provided that at the time of, and after giving effect to, such Acquisition, no Default or Event of Default has occurred or is continuing;

(2)           an Excluded Asset; provided that:

(a)           at the time of, and after giving effect to, such Acquisition, no Default or Event of Default has occurred or is continuing; and

(b)           no proceeds of the Loans and, except to the extent the amount thereof would be permitted hereunder to be made by the Borrowers as a Restricted Payment at such time, no income or revenue received by the Borrowers or any Restricted Subsidiary or any Controlled Project Entity in respect of an Eligible Asset (including, from the sale or other disposition of such Eligible Asset, the proceeds of any Financial Indebtedness incurred by any thereof, dividends and other returns of capital and repayment of Affiliated Subordinated Indebtedness) are used to fund such Acquisition; and

(3)           the Approved Target Acquisition.

“Permitted Indebtedness” is defined in Section 10.01.

“Permitted Liens” means:

(a)           the rights and interests of the Collateral Agent and any other Secured Party as provided in the Security Documents;

(b)           Liens for any tax, either (i) secured by a bond or other reasonable security or (ii) not yet due or (iii) being contested in good faith and by appropriate proceedings so long as adequate reserves have been provided therefor to the extent required by and in accordance with GAAP;

(c)           Liens arising out of judgments or awards so long as enforcement of such Lien has been stayed and an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other reasonable security have been provided or are fully covered by insurance;

(d)           Liens, deposits or pledges to secure statutory obligations;

(e)           Liens imposed by law which were incurred in the ordinary course of business, including carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business, and which (i) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of such Person or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such liens and for which adequate reserves have been made if required in accordance with GAAP;

(f)            Liens arising from leases or license agreements (other than capital lease obligations) entered into by a Subject Party in the ordinary course of business;

(g)           Liens to secure Financial Indebtedness permitted pursuant to clause (v) of Section 10.01; provided that in the case of Financial Indebtedness referred to in clause (B) of Section 10.01(v), such Liens do not extend to any Property except Property, including after acquired or arising Property that would have been subject to such Lien that was or would have been subject to a Lien securing the Financial Indebtedness being refinanced, renewed, replaced, defeased or refunded;

(h)           Liens on the Collateral securing Financial Indebtedness permitted by (and subject to the terms of) clause (vi) of Section 10.01; provided that the holders thereof (or their agent) shall enter into intercreditor arrangements reasonably satisfactory to the Lenders;

(i)            cash security granted by the Approved Target to support letters of credit and bank guarantees in an undrawn amount not exceeding $35,000,000; and

(j)            Existing Liens as defined in the Approved Target Disclosure Letter and Liens on all or a portion of the same Property (including Property that is required to be subject to such Liens if legal or contractual restrictions prohibiting the grant of such Liens are removed) to secure Financial Indebtedness permitted by Section 10.01 (vii) and (x).

“Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability partnership, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity.

“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA established or maintained by a Subject Party or with respect to any such plan that is subject to Section 4.12 of the code or Title IV of ERISA, an ERISA Affiliate.

“Pledge and Security Agreement” means, the Pledge and Security Agreement, dated as of the Closing Date, by BILP and each other pledgor named therein, in favor of the Collateral Agent.

“Pledge and Security Affirmation” means the Reaffirmation Agreement with respect to the Pledge and Security Agreement to be dated on or before the Amendment No. 2 Closing Date, by BILP in favor of the Collateral Agent.

“PPSA” means the Personal Property Security Act (Ontario), as amended from time to time, and the equivalent legislation in any other Canadian province or territory.

“Project” means (i) the business or operating assets owned or leased by each Project Company that is a Subsidiary or a Non-Controlled Project Entity on the Amendment No. 2 Closing Date and listed on Schedule II and (ii) in respect of each Project Company that becomes a Subsidiary or a Non-Controlled Project Entity after the Amendment No. 2 Closing Date, the business or operating assets owned or leased thereby and notified to the Administrative Agent to the extent required pursuant to Section 8.01(a)(vi), in each case together with all related assets and real and personal Property, including contractual rights, governmental approvals relating to such business and assets, and all activities related thereto.

“Project Company” means (i) any Subsidiary of BILP or Non-Controlled Project Entity owning or leasing and, in each case, operating or constructing a Project and (ii) any direct or indirect Subsidiary thereof.

“Project Contract Buyout” means, in respect of any contract or agreement to which any Project Company is a party, any termination or cancellation of such document as a result of which such Project Company receives a payment.

“Project Holding Company” means the highest tier parent of a Project Company in which a Subject Party holds an Equity Interest and in which any Person other than such Borrower or such Subject Party holds on Equity Interest. For the avoidance of doubt, each Project Holding Company will be either a Subsidiary of a Borrower or such Subject Party or a Non-Controlled Project Entity.

“Project Level Indebtedness” means (i) Existing Project Level Indebtedness and (ii) Financial Indebtedness of a Subsidiary of BILP (other than a Restricted Subsidiary), Project Holding Company or Project Company.

“Projected Interest Coverage Ratio” means, as of any date of determination, the ratio of (i) the sum of (A) projected Excess Cash Flow through the next following Fiscal Quarter plus (B) Projected Interest Expense plus (C) Liquidity to (ii) Projected Interest Expense, as such ratio is reasonably determined by the Borrowers and certified by a Borrower to the Administrative Agent (which certification shall set forth the relevant computation of such ratio and the components thereof in reasonable detail).

“Projected Interest Expense” means, at any date of determination, the aggregate amount of interest to be payable on the aggregate principal amount of the Loans then outstanding through the next following Fiscal Quarter.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

“Proportionate Cash Flow” means for any period, the sum (without duplication) of (i) Cash Flow of BILP and the Restricted Subsidiaries and (ii) the Proportionate Share of the Cash Flow of all Project Holding Companies or Project Companies; provided that the Proportionate Share of Cash Flow of any Project Holding Company or Project Company shall not be less than zero.

“Proportionate Share” means with respect to any Equity Interest in a Project Holding Company or Project Company and their respective Subsidiaries, the percentage of the aggregate Equity Interests of such Person (on a fully diluted basis) held directly or indirectly by BILP and the Restricted Subsidiaries.

“Prudent Industry Practice” means, with respect to any Project, the practices, methods and acts engaged in or approved by a significant portion of the relevant industry in the country in which such Project is located during the relevant time period, which practices, methods, and acts, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Industry Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather is intended to include prudent practices, methods, and acts generally accepted in such country.

“PUHCA” means the Public Utility Holding Company Act of 2005.

“Reaffirmation Agreements” means, collectively, the Barbados Reaffirmation, the Parent Pledge Reaffirmation, the Pledge and Security Affirmation and the Supplemental Parent Pledge Reaffirmation.

“Register” is defined in Section 2.06(b).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and such Person’s and such Person’s Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, fund managers and advisors.

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Material, into the environment including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water or Property.

“Replacement Lender” is defined in Section 4.11.

“Replacement Notice” is defined in Section 4.11.

“Required Lenders” means, at any time, Lenders holding more than 50% of the Total Exposure Amount.

“Restricted Payment” means, with respect to any Person, (i) the declaration and payment of distributions, dividends or any other payment made in cash, Property, obligations or other notes in respect of Equity Interests of any type, (ii) any redemptions, repurchases or payment of the principal of, or interest or premium, if any, on, any Affiliate Subordinated Debt payable by any Borrower or any Restricted Subsidiary, (iii) the making of any loans or advances by such Person to any Affiliate (other than Affiliate Subordinated Debt) or (iv) any purchase, redemption, acquisition or retirement for value (including, without limitation in connection with any merger or consolidation of any Borrower) of any of such Person’s Capital Stock.

“Restricted Subsidiary” means (i) each Borrower other than BILP, (ii) each Subsidiary of BILP listed on Schedule V, (iii) any other direct or indirect Wholly-Owned Subsidiary of any Borrower (other than any Project Company and its Subsidiary and other than any Subsidiary that is prohibited by law or contractual undertaking with an unaffiliated third party from agreeing to covenants applicable to Restricted Subsidiaries hereunder) and (iv) the Approved Target from and after either (a) the receipt by the Administrative Agent of the Increase Notice or (b) at any time after any Borrower provides any loans or advances to the Approved Target, and, in the case of the Persons described in clauses (i), (ii), (iii) and (iv), their respective successors and assigns; provided that (x) if a Subsidiary of BILP is not a Restricted Subsidiary, its Subsidiaries will not be Restricted Subsidiaries and (y) if the Commitments are permanently reduced to $400,000,000 or less, the Approved Target shall cease to be a Restricted Subsidiary. Upon any Asset Disposition of all assets or substantially all assets or all of the Capital Stock of any Restricted Subsidiary, as permitted by the terms of the Financing Documents, such Subsidiary shall cease to be a Restricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Secured Parties” means, collectively, the Lenders, the Administrative Agent, the Collateral Agent, each counterparty to a Specified Hedge Agreement (other than any Borrower), and each of their respective successors, transferees and assigns.

“Security Documents” means, collectively, the Amended and Restated Collateral Agency Agreement, the Pledge and Security Agreement, the Parent Pledge Agreement, the Supplemental Parent Pledge Agreement, the Barbados Charge over Quotas, each Reaffirmation Agreement and any other document providing for any lien of the Secured Parties, pledge, encumbrance, mortgage or security interest on any or all of the Borrowers’ Property or the ownership interests thereof.

“Solvent” means, with respect to any Person, that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities” as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due.

“Specified Hedge Agreement” means any Hedge Agreement (a) entered into by (i) any Borrower or any Restricted Subsidiary and (ii) any Person who is a Lender or an Affiliate thereof at the time such Hedge Agreement is entered into, as counterparty and (b) the counterparty to such Specified Hedge Agreements (other than any Borrower or any Restricted Subsidiary) has entered into a joinder agreement with respect to the Amended and Restated Collateral Agency Agreement. For the avoidance of doubt, all Hedge Agreements in existence on the Closing Date between BILP or any of its Subsidiaries and any Lender or an Affiliate thereof shall constitute Specified Hedge Agreements so long as the counterparty thereto is a party to the Amended and Restated Collateral Agency Agreement.

“Subject Parties” means the Borrowers and each of the Restricted Subsidiaries.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Supplemental Parent Pledge Agreement” means the Pledge Agreement dated as of November 13, 2009 by Brookfield Renewable, BILP Holding and Brookfield Power, in favor of the Collateral Agent.

“Supplemental Parent Pledge Reaffirmation” means the Reaffirmation Agreement with respect to the Supplemental Parent Pledge Agreement to be dated on or before the Amendment No. 2 Closing Date, by Brookfield Renewable, BILP Holding and Brookfield Power in favor of the Collateral Agent.

“Taxes” means any and all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

“Terrorism Laws” means any of the following (a) Executive Order 13224 issued by the President of the United States, (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), (e) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (as it may be subsequently codified), (f) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (PCMLTF Act), (g) the Criminal Code (Canada), (h) the United Nations Suppression of Terrorism Regulations and (i) any regulations promulgated pursuant thereto or pursuant to any legal requirements of any Governmental Authority governing terrorist acts and acts of war.

“Total Exposure Amount” means, on any date of determination (and without duplication) (a) the outstanding principal amount of all Loans and the unfunded amount of then effective Commitments and (b) the aggregate LC Exposure of the Lenders.

“Transaction Document” has the meaning set forth in the Amended and Restated Collateral Agency Agreement.

“Trigger Event” means the Projected Interest Coverage Ratio as at the last day of any Fiscal Quarter is less than 1.0 to 1.0.

“Trigger Event Notice” means an Officer’s Certificate delivered under Section 8.01(a)(iii) that specifies a Trigger Event has occurred.

“Trilon” means Trilon International, Inc., a Barbados limited company.

“type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Financing Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Financing Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“U.S. GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect as of the relevant date of determination.

“WestNet Deposit” means the approximately $ A50,000,000 deposit with the Western Australian Office of State Revenue made in connection with the disputed assessment of stamp duty in connection with a 2006 acquisition by WestNet Rail Holding Holding No. 12 Pty Ltd.

“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person and one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Agent” means any Borrower or the Administrative Agent.

“Working Capital” means,

(1)           with respect to BILP and the Restricted Subsidiaries (and excluding in any event any Project Holding Company or Project Company) and at any date of determination, the excess of their consolidated current assets at such date over their consolidated current liabilities at such date.

(2)           without duplication of clause (1), with respect to any Project Company or Project Holding Company and their respective Subsidiaries and at any date of determination, the excess of their consolidated current assets at such date over their consolidated current liabilities at such date; provided that the WestNet Deposit shall be disregarded in calculating the current assets or current liabilities of WestNet Rail Holding Holding No. 12 Pty Ltd and its Subsidiaries.

In case of each of (1) and (2) current assets and current liabilities will be adjusted to exclude, without duplication, Financial Indebtedness, cash, and Cash Equivalents, deferred taxes, regulatory assets and liabilities, Management Fees and assets and liabilities in respect of Hedge Agreements.

SECTION 1.02       Certain Principles of Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed in each instance by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement (unless otherwise specified); references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions and other modifications and substitutions thereof (including by change orders where applicable) (without, however, limiting any prohibition on any such amendments, extensions and other modifications and substitutions by the terms of this Agreement); references to the “date hereof” and “date of this Agreement” and words of similar impact mean June 21, 2010; and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities. References in this Agreement to the “knowledge” of or the “best knowledge” of or facts and circumstances “known to” the Borrowers, and all similar references, mean facts or circumstances of which an Authorized Officer of the Borrowers has actual knowledge.

SECTION 1.03       Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used as of the Amendment No. 2 Closing Date or the date of creation or acquisition of the relevant Person, as applicable, except as otherwise specifically prescribed herein; provided that, if a Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision or any change by any Person to IFRS from the GAAP previously applicable to the financial statements of such Person (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof or such change by such Person to IFRS, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.04       Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05       Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

SECTION 1.06       Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and in the case of payments, such extension of time shall be included in the computation of interest or fees, as the case may be, without duplication of any interest or fees so paid in the next subsequent calculation of interest or fees payable.

ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS

SECTION 2.01       Commitments.

(a)           Loans. During the Availability Period, and subject to the terms and the conditions of this Agreement, each Lender agrees to make loans to the Borrowers from time to time in an aggregate principal amount up to the Commitment Amount (each, an “Advance” and, collectively, together with any loan made pursuant to Section 2.01(b), the “Loans”), provided that, prior to the Approved Target Acquisition Effective Date and the receipt by the Administrative Agent of an Increase Notice, the principal amount of Loans outstanding and LC Exposure may not, in the aggregate, exceed $400,000,000. The Credit Extensions under this Section 2.01(a) shall be made by the Lenders ratably in proportion to their respective Percentages of the Commitment Amount at such time.

(b)           Incremental Commitments. At any time and from time to time, any Borrower may request that the Lenders or, at the option of any Borrower, other financial institutions or entities selected by a Borrower that would qualify as Eligible Assignees and are consented to by the Administrative Agent (which agrees not to withhold or delay such consent unreasonably) offer to enter into commitments to make and maintain Loans to the Borrowers and acquire participations in Letters of Credit under this Agreement. In the event that one or more of the Lenders or such other financial institutions or entities offer, in their sole discretion, to enter into such commitments, and such Lenders or financial institutions or entities and the Borrowers agree as to the amount of such commitments and the upfront fees (if any) to be payable by the Borrowers in connection therewith, such Lenders or financial institutions or entities and the Borrowers shall execute and deliver a joinder agreement to this Agreement in substantially the form of Exhibit E, which joinder agreement shall (i) set forth the amount of Incremental Commitment of such Lender or financial institution or entity and the effective date of such joinder agreement (the “Joinder Effective Date”), which shall be no earlier than the date three (3) Business Days and no more than five (5) Business Days after the date of delivery of the executed joinder agreement to the Administrative Agent and (ii) include the information required to be included in a Borrowing Request with respect to the Loan to be made pursuant to the following paragraph, if applicable.

On any Joinder Effective Date for any joinder agreement, (i) if any Loans are then outstanding, the Lenders or financial institutions or other entities party to such joinder agreement shall make a Loan to the Borrowers in a principal amount equal to its Percentage (based on, and assuming that the aggregate Commitment Amount is increased by, the Incremental Commitment set forth in such joinder agreement) of the Loans of the other Lenders then outstanding, the proceeds of which shall, notwithstanding any other provision of this Agreement to the contrary, be applied by the Borrowers and the Administrative Agent to the optional prepayment on the Joinder Effective Date of such Loans of the other Lenders then outstanding pursuant to Section 3.01(b), (ii) if there is any outstanding LC Exposure at such time, such Lender or financial institution or other entity shall automatically, and without any further action on its part, acquire from the other Lenders a participation in such LC Exposure equal to its Percentage (based on, and assuming that the aggregate Commitment Amount is increased by, the Incremental Commitment set forth in such joinder agreement) of the aggregate LC Exposure at such time, and the respective participations of the other Lenders in such LC Exposure shall be reduced accordingly to each such Lender’s Percentage (based on, and assuming that the aggregate Commitment Amount is increased by, the Incremental Commitment set forth in such joinder agreement) of the aggregate LC Exposure at such time, and (iii) subject to compliance with clauses (i) and (ii) of this paragraph, such Person shall become an Incremental Lender and Lender hereunder, holding the Incremental Commitment set forth in such joinder agreement, and bound by the terms and conditions of this Agreement.

Anything herein to the contrary notwithstanding, (i) the minimum aggregate principal amount of Incremental Commitments entered into pursuant to any such request shall be $20,000,000 or a larger multiple of $1,000,000 and (ii) the aggregate principal amount of all Incremental Commitments established after the Amendment No. 2 Closing Date shall not exceed $200,000,000. Except as otherwise expressly provided herein, the Incremental Commitments and the Loans made by Incremental Lenders shall have the same interest rate, participation and other fees, commitment reduction schedule (if any) and maturity date, and be subject to such conditions, as is applicable to all other Loans and Commitments hereunder and, shall be subject to, and entitled to the benefits of, the collateral security provided for herein and in the other Financing Documents on an equal and ratable basis with each other Obligation.

Any prepayment of the Loans pursuant to this Section 2.01(b) shall be applied first, to the principal amount of the Loans being maintained as Base Rate Loans and second, subject to the terms of Section 4.04, to the principal amount of the Loans being maintained as LIBO Rate Loans.

SECTION 2.02       Nature of Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow the Loans; provided that Loans which are prepaid or repaid may not be reborrowed after the Commitment Termination Date. Each Lender’s Commitment shall expire on the Commitment Termination Date. The Loans may be Base Rate Loans or LIBO Rate Loans, as further provided herein.

SECTION 2.03       Borrowing Procedures. By delivery of a Borrowing Request to the Administrative Agent on or before 12:00 noon on a Business Day, any Borrower may from time to time irrevocably request, on not less than one Business Day’s notice in the case of Base Rate Loans, or three Business Day’s notice in the case of LIBO Rate Loans, and in either case not more than ten Business Day’s notice, that a Credit Extension be made in a minimum amount of $1,000,000 and an integral multiple of $500,000 or in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Credit Extension shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 1:00 p.m. on such Business Day, each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s Percentage of the requested Credit Extension. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the requested Borrower by wire transfer to the account or accounts such Borrower shall have specified in its Borrowing Request; provided that Base Rate Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.07(f) shall be remitted by the Administrative Agent to the Issuing Lender and Loans made pursuant to Section 2.01(b) shall be remitted by the Agent to the Lenders (other than the relevant Incremental Lender) as an optional prepayment. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.

SECTION 2.04       Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one (1) Business Day’s notice in the case of conversion to or continuation of Base Rate Loans, or three (3) Business Days’ notice prior to the last day of an Interest Period, in the case of conversion to or continuation of LIBO Rate Loans, and in either case, not more than ten (10) Business Days’ notice, that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three (3) Business Days (but not more than five (5) Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (a) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (b) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when the Administrative Agent has notified the Borrowers in writing that any Event of Default has occurred and is continuing.

SECTION 2.05       Lending Office. The Loans held by each Lender shall by maintained at such Lender’s Applicable Lending Office.

SECTION 2.06       Register; Notes. The Register shall be maintained on the following terms:

(a)           Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the joint and several Obligations of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (c) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrowers, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts or any error in any such account shall not limit or otherwise affect any Obligations of the Borrowers.

(b)           The Borrowers hereby designate the Administrative Agent to serve as their agent, solely for the purpose of this clause, to maintain a register (the “Register”) on which the Administrative Agent will record each Lender’s Commitments, the Loans made by each Lender (and any interest thereon) and each repayment in respect of the principal amount of the Loans of each Lender (and any interest thereon) and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 13.11. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (c) below the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Lender’s Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender

Assignment Agreement duly executed by the assignor thereof and the compliance by the parties thereto with the other requirements of Section 13.11.

(c)           The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender, as applicable, a Note evidencing the Loans made by such Lender (and, if so requested, a new Note dated the Amendment No. 2 Closing Date). The Borrowers hereby irrevocably authorize each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any Obligations of the Borrowers. A Note and the Obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with Section 13.11.

SECTION 2.07       Letters of Credit.

(a)           General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01(a), any Borrower may request the Issuing Lender to issue, at any time and from time to time during the Availability Period on not less than two (2) Business Days’ notice, Letters of Credit for the account of the Borrowers in such form as is acceptable to the Administrative Agent and the Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments in the undrawn face amount of such Letters of Credit.

(b)          Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, such Borrower also shall submit a letter of credit application on the Issuing Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c)           Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $50,000,000 and (ii) the sum of the aggregate LC Exposure and outstanding principal amount of the Loans shall not exceed, in the aggregate the lesser of (A) at any time prior to achieving the Approved Target Acquisition Level, $400,000,000 and (B) the total Commitment Amount.

(d)           Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit) and (ii) the date that is five Business Days prior to the Commitment Termination Date. Any Letter of Credit may provide for the automatic extension of the expiration date thereof (provided that in no event may the expiration date extend beyond the date that is five Business Days prior to the Commitment Termination Date) unless the Issuing Lender gives notice that such expiration date shall not be extended, in which case the Issuing Lender will give such notice if requested to do so by the Required Lenders in a notice given to the Issuing Lender not more than 60 days, but not less than 45 days, prior to the then current expiration date of such Letter of Credit.

(e)           Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Lender’s Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrowers or at any time after any reimbursement payment is required to be refunded to any Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.03 with respect to Loans made by such Lender (and Section 2.03 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to the immediately following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(f)            Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on (i) the Business Day that the Borrowers receive notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrowers receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is greater than $1,000,000, the Borrowers may, notwithstanding the failure to satisfy the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Base Rate Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Percentage thereof.

(g)           Obligations Absolute. The obligation of the Borrowers to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be joint and several, absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement such draft or other document being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, each Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction), the Issuing Lender shall be deemed to have exercised care in each such determination, and that:

(i)            the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii)           the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)          this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h)           Disbursement Procedures. The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrowers in writing of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

(i)            Interim Interest. If the Issuing Lender shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if the Borrowers fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 3.02(b) shall apply. Interest accrued pursuant to this paragraph shall be for account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Lender shall be for account of such Lender to the extent of such payment.

(j)            Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement between the Borrowers, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 3.03(d). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and

(ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k)           Cash Collateralization. If either (i) the maturity of the outstanding Loans has been accelerated as provided in Section 11.02 or 11.03, or, in the event that no Loans are then outstanding, if an Event of Default has occurred and is continuing and the Required Lenders direct the Commitments to be canceled, or (ii) the Borrowers shall be required to provide cover for LC Exposure pursuant to Section 3.01(c), the Borrowers shall immediately deposit into a cash collateral account established at a banking institution selected by the Administrative Agent (the “Collateral Account”) an amount in cash equal to, in the case of clause (i) of this paragraph, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 3.10(c), the amount required under Section 3.01(c), and such deposits shall become immediately due and payable, without demand or other notice of any kind. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement, provided that, in the case of deposits made pursuant to Section 3.01(c), such amounts shall be upon receipt of a certification by a Borrower that the conditions precedent set forth in Section 6.02(a), (b) and (c) other than Section 6.02(c)(iii) could be satisfied.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing 100% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.01       Repayments and Prepayments; Application.

(a)           Repayment. Each Borrower hereby jointly and severally unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan and unreimbursed LC Disbursements on the Maturity Date.

(b)           Voluntary Prepayments. From time to time, the Borrowers may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loans; provided that, (A) any prepayment of Loans is to be applied pro rata among the outstanding Loans so prepaid of all Lenders that have made such Loans, (B) all such voluntary prepayments shall require at least one but no more than five (5) Business Days’ (and at least three (3) Business Days in the case of LIBO Rate Loans) prior written notice to the Administrative Agent, (C) all such voluntary partial prepayments of any Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 and (D) if any such prepayment of a LIBO Rate Loan shall be on a day other than the last day of an Interest Period therefor, such prepayment is accompanied by any loss or and expense incurred by the Lenders as provided in Section 4.04.

(c)           Mandatory Prepayments. Other than with respect to any transaction or relevant portion thereof involving Excluded Assets, mandatory prepayments of the Loans (and/or coverage for LC Exposure as specified in Section 2.07(k)) shall be made as set forth below:

(i)            Event of Loss. Subject to Section 3.01(e), upon receipt by any Subject Party of the Net Cash Proceeds from any Event of Loss or Event of Eminent Domain, in an aggregate amount greater than $10,000,000 in any Fiscal Year, then an amount equal to 100% of such Net Cash Proceeds shall be applied on the next following Interest Payment Date toward the prepayment of the Loans in accordance with the terms of Section 3.01(d).

(ii)           Asset Disposition. Subject to Section 3.01(e), upon receipt by any Subject Party of the Net Cash Proceeds from any Asset Disposition by BILP or its Subsidiaries or any Non-Controlled Project Entity, in an aggregate amount greater than $5,000,000 in any Fiscal Year, then an amount equal to 100% of such Net Cash Proceeds shall be applied on the next following Interest Payment Date toward the prepayment of the Loans as set forth in Section 3.01(d) and/or coverage for LC Exposure as specified in Section 2.07(k).

(iii)          Debt Issuance. Upon any Debt Issuance by BILP or its Subsidiaries or any Non-Controlled Project Entity (other than Affiliate Subordinated Debt), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the next following Interest Payment Date toward the mandatory prepayment of the Loans as set forth in Section 3.01(d) and/or coverage for LC Exposure as specified in Section 2.07(k).

(iv)          Equity Issuance. If on the date of the receipt by any Subject Party of Net Cash Proceeds of any Equity Issuance by BIP, any of its Subsidiaries or any Non-Controlled Project Entity (other than any Equity Issuance to (or contribution from) BAM or any Affiliate of BAM), the Net Acquisition Loan Proceeds are greater than $100,000,000, an amount equal to the lesser of (x) 100% of such Net Cash Proceeds and (y) the amount necessary to reduce the Net Acquisition Loan Proceeds to $100,000,000 shall be applied on the next following Interest Payment Date toward the prepayment of the Loans.

(v)           Each prepayment or repayment of any Loans made pursuant to this Section shall be made together with accrued interest on the amount of the Loans to be prepaid and any amounts required by Section 4.04, but otherwise without premium or penalty. One of the Borrowers shall give prior written notice of any mandatory prepayment required under Section 3.01(c) (including the date and an estimate of the aggregate amount of such mandatory prepayment) at least five (5) Business Days prior thereto; provided that the failure to give such notice shall not relieve the Borrowers of their obligation to make such mandatory prepayments.

(d)           Application. Amounts prepaid pursuant to Section 3.01(c) shall be applied first, to the principal amount of the Loans being maintained as Base Rate Loans, second, subject to the terms of Section 4.04, to the principal amount of the Loans being maintained as LIBO Rate Loans and third, provide cover for LC Exposure as specified in Section 2.07(k).

(e)           No mandatory prepayment of the Loans and/or cash coverage for LC Exposure under clauses (i), (ii) and (iii) of Section 3.01(c) shall be required to the extent that a Borrower certifies that, after giving pro forma effect to such prepayment, the conditions precedent set forth in Section 6.02(a), (b), and (c), other than Section 6.02(c)(iii), could be satisfied and the Borrowers could borrow Loans hereunder in an amount equal to the amount otherwise required to be prepaid or applied to such mandatory prepayment and cash coverage.

SECTION 3.02       Interest Provisions.

(a)           Rates; Fees. The Borrowers jointly and severally agree to pay interest on the outstanding principal amount of the Loans at a rate per annum:

(i)    on any Loan or portion thereof maintained from time to time as a Base Rate Loan, equal to the sum of the Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans; and

(ii)   on any Loan or portion thereof maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate for such Interest Period plus the Applicable Margin for LIBO Rate Loans.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period.

(b)           Post-Default Rates. The Borrowers jointly and severally agree to pay interest (after as well as before judgment) on any principal, interest, unreimbursed LC Disbursements or any other Obligation payable by the Borrowers hereunder that is not paid in full when due (whether at the stated due date, by acceleration or otherwise) at a rate per annum equal to (i) in the case of principal on any Loan, the rate of interest that otherwise would be applicable to such Loan hereunder plus 2% per annum; and (ii) in the case of overdue interest, fees, and other monetary Obligations, the Base Rate from time to time in effect, plus the Applicable Margin for Base Rate Loans, plus 2% per annum.

(c)           Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided, that (i) interest accrued pursuant to paragraph (b) of this Section 3.02 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Loan to a Base Rate Loan prior to the end of the then current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

SECTION 3.03       Fees.

(a)           Commitment Fees. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a commitment fee in respect of the Commitment of such Lender for the period from and including the Interest Payment Date next preceding the Amendment No. 2 Closing Date to but excluding the last day of the Availability Period, at a rate per annum equal to (i) the rate set forth in the Existing Credit Agreement (for the period prior to the Amendment No. 2 Closing Date) and (ii) from and after the Amendment No. 2 Closing Date, 25% of the highest Applicable Margin applicable for each day, calculated on the average daily unused amount of the respective Commitments of such Lender during the period for which payment is made, payable quarterly in arrears on each Interest Payment Date for Base Rate Loans and/or the Commitment Termination Date. All payments of commitment fees hereunder shall be without duplication of any commitment fees payable by BILP under the Existing Credit Agreement prior to the Amendment No. 2 Closing Date.

(b)           The Borrowers jointly and severally agree to pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Administrative Agent’s Fee Letter.

(c)           The Borrowers jointly and severally agree to pay to the Collateral Agent, for its own account, the fees in the amounts and on the dates set forth in the Collateral Agent’s Fee Letter.

(d)           Letter of Credit Fees. The Borrowers agree to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to LIBO Rate Loans on the average daily amount of such Lender’s Percentage of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment No. 2 Closing Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at a rate per annum equal to 0.35% on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment No. 2 Closing Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable quarterly in arrears on each Interest Payment Date for Base Rate Loans, commencing on the first such date to occur after the Amendment No. 2 Closing Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand.

(e)           Duration Fees. If Net Approved Target Acquisition Loan Proceeds exceed $100,000,000, the Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender, a duration fee at a rate per annum equal to 2% on each such Lenders Percentage of the aggregate outstanding principal amount of the Loans used, directly or indirectly, to fund the Aproved Target Acquisiton for each day during the period commencing on the date that is the later of (i) December 31, 2010 and (ii) three months following the Approved Target Acquistion Effective Date, and ending on the day the Net Approved Target Acquisition Loan Proceeds are $100,000,000 or less. Such fee shall be payable on the last day of each March, June, September and December during such period and on the last day of such period.

SECTION 3.04       Changes of Commitments.

(a)           The aggregate amount of the Commitments shall be automatically reduced to zero at the close of business New York time on the Commitment Termination Date.

(b)           Each Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments at any time or from time to time upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof) of each such termination or reduction, which notice shall specify the effective date of such termination or reduction and the amount of any such reduction (provided that the amount of any such reduction of the Commitments shall be equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the remaining unused portion thereof) and shall be irrevocable and effective only upon receipt by the Administrative Agent.

ARTICLE IV

CERTAIN LIBO RATE AND OTHER PROVISIONS

SECTION 4.01       LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Administrative Agent, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, after the determination thereof, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

SECTION 4.02       Deposits Unavailable. If the Administrative Agent shall have determined that:

(a)           Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

(b)           by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

then, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders under Sections 2.01, 2.03 and 2.04 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 4.03       Increased LIBO Rate Loan Costs, etc. The Borrowers agree to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, such Lender’s Commitments and the making of Credit Extensions or participations in Letters of Credit hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes, which are governed exclusively by Sections 4.05 and 4.06, respectively. Each affected Credit Party shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Credit Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Credit Party within ten (10) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

SECTION 4.04       Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

(a)           any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Article III or otherwise;

(b)           any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor;

(c)                                  any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor; or

(d)                                 any LIBO Rate Loans not being prepaid in accordance with any notice delivered pursuant to Section 3.01(a) (as a result of a revocation of such notice or as a result of such payment not being made);

then, upon the written notice of such Lender to the Borrowers, the Borrowers shall, within ten (10) days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

SECTION 4.05                              Increased Capital Costs. If, after the Closing Date, any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority (other than changes with respect to Taxes, which are governed exclusively by Section 4.06) affects or would affect the amount of capital required or expected to be maintained by the Issuing Lender, any Lender or any Person controlling such Lender, and such Lender or Issuing Lender determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Credit Extensions or any participation in a Letter of Credit made by such Lender or Issuing Lender is reduced to a level below that which such Lender or Issuing Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Lender or Issuing Lender to the Borrowers, the Borrowers shall within five (5) days following receipt of such notice pay directly to such Lender or Issuing Lender additional amounts sufficient to compensate such Lender or Issuing Lender or such controlling Person for such reduction in rate of return. A statement of such Lender or Issuing Lender as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender or Issuing Lender may use any reasonable method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

SECTION 4.06                              Taxes. Each Borrower covenants and agrees as follows:

(a)                                  Any and all payments by such Borrower under each Financing Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, except to the extent any Taxes are required to be withheld or deducted by law. In the event that any Taxes are required by law to be deducted or withheld from any payment required to be made by such Borrower or the Administrative Agent to or on behalf of any Lender or any other Person under any Financing Document, then:

(i)                                     subject to clauses (f) and (g), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary such that such payment is made, after withholding or deduction for or on account of such Non-Excluded Taxes, in an amount that is not less than the amount provided for in such Financing Document (and for the avoidance of doubt, it shall be the sole responsibility of such Borrower to pay such increased amounts without regard to whether such Taxes are imposed on such Borrower or another party); and

(ii)                                  such Borrower or the Administrative Agent, as the case may be, shall withhold the full amount of such Non-Excluded Taxes from such payment (as increased pursuant to clause (a)(i), if applicable) and shall pay such amount to the Governmental Authority imposing such Non-Excluded Taxes in accordance with Applicable Law.

(b)                                 In addition, the Borrowers shall pay any and all Other Taxes imposed on or with respect to any Lender, the Issuing Lender, the Administrative Agent or the Collateral Agent to the relevant Governmental Authority imposing such Other Taxes in accordance with Applicable Law.

(c)                                  As promptly as practicable after the payment of any Non-Excluded Taxes or Other Taxes, and in any event within forty-five (45) days of any such payment, the Borrowers shall furnish or cause to be furnished to the Administrative Agent a copy of an official receipt (or a certified copy thereof) or if obtaining such receipt or copy is impractical, other documentation necessary for purposes of claiming a foreign tax credit evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

(d)                                 [Reserved].

(e)                                  Subject to clause (g), the Borrowers shall indemnify any Lender, the Issuing Lender, the Administrative Agent or the Collateral Agent for any Non-Excluded Taxes and Other Taxes paid by or on behalf of such Person. In addition, the Borrowers shall indemnify the Issuing Lender, any Lender, the Administrative Agent or the Collateral Agent for any incremental Non-Excluded Taxes that are paid or payable by such Person as a result of any failure of the Borrowers to pay any Non-Excluded Taxes as required by clause (a) when due to the appropriate Governmental Authority. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by the Issuing Lender, any Lender, the Administrative Agent or the Collateral Agent or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within thirty (30) days after the date such Person makes written demand therefor accompanied by documentation evidencing payment of such Non-Excluded Taxes or Other Taxes.

(f)                                    The Issuing Lender and each Lender shall deliver documentation prescribed by Applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether such Issuing Lender or Lender is subject to withholding, backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Lender and the Issuing Lender other than a Non-Domestic Credit Party shall deliver, on or prior to the date which such Lender becomes a Lender under or with respect to this Agreement (and promptly from time to time thereafter if any form previously delivered becomes inaccurate or upon the request of the Borrowers or the Administrative Agent), a properly completed Internal Revenue Service Form W-9 to the Borrowers and the Administrative Agent certifying that such Person is exempt from United States backup withholding tax on payments made under the Financing Documents. Additionally, each Non-Domestic Credit Party, on or prior to the date on which such Non-Domestic Credit Party becomes a Lender hereunder (and promptly from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only for so long as such Non-Domestic Credit Party is legally entitled to do so), shall deliver to the Borrowers and the Administrative Agent either:

(i)                                     two properly completed and duly executed copies of Internal Revenue Service Form W-8BEN (claiming eligibility for treaty benefits), W-8ECI and/or W-8IMY, together with any necessary attachments, or an applicable successor form; or

(ii)                                  in the case of a Non-Domestic Credit Party that is not legally entitled to deliver either form listed in clause (f)(i) and is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and is relying on the “portfolio interest” exemption, (x) a certificate in form and substance reasonably satisfactory to the Borrowers and the Administrative Agent of a duly authorized officer of such Non-Domestic Credit Party to the effect that such Non-Domestic Credit Party is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an “Exemption Certificate”) and (y) two properly completed and duly executed copies of Internal Revenue Service Form W-8BEN and/or W-8IMY or applicable successor form, in each case certifying that such Non-Domestic Credit Party is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any Non-Excluded Taxes.

Each such Non-Domestic Credit Party further agrees to deliver, to the extent it is legally entitled to do so, to each of the Borrowers and the Administrative Agent additional copies of such foregoing relevant form on or before the date such form expires or becomes obsolete or after the occurrence of any event (including a change in Applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-Domestic Credit Party is entitled to an exemption from withholding or deduction for or on account of Non-Excluded Taxes in connection with payments under this Agreement or under any of the Notes. Each such Non-Domestic Credit Party shall promptly notify the Borrowers and the Administrative Agent of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

(g)                                 The Borrowers shall not be obligated to gross up any payments to any Lender or the Issuing Lender, pursuant to clause (a)(i), or to indemnify any Lender or the Issuing Lender pursuant to clause (e), in respect of Taxes to the extent imposed as a result of (i) the failure of such Lender or the Issuing Lender to deliver to the Borrowers the form or forms and/or an Exemption Certificate, as applicable to such Lender or Issuing Lender, pursuant to clause (f), or (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding Tax or the information or certifications made therein by the Lender or the Issuing Lender being untrue or inaccurate in any material respect; provided, however, that the Borrowers shall be obligated to gross up any payments to any such Lender or the Issuing Lender pursuant to clause (a)(i), and to indemnify any such Lender or the Issuing Lender pursuant to clause (e), in respect of United States federal withholding Taxes if (A) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding Tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other Applicable Law or any interpretation of any of the foregoing occurring after the date on which such Lender or the Issuing Lender became a Lender hereunder, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding Tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect or (B) the obligation to gross up payments to any such Lender or the Issuing Lender pursuant to clause (a)(i) or to indemnify any such Lender or the Issuing Lender pursuant to clause (e) is with respect to an assignee Lender as a result of an assignment made at the request of the Borrowers.

(h)                                 If the Administrative Agent or the Issuing Lender or a Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 4.06, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 4.06 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or Issuing Lender or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that (i) the Borrowers, upon request of the Administrative Agent or Issuing Lender or such Lender, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or Issuing Lender or such Lender is required to repay such refund to such Governmental Authority and (ii) nothing herein contained shall interfere with the right of a Lender or the Administrative Agent to arrange its Tax affairs in whatever manner it thinks fit nor oblige any Lender, the Issuing Lender or the Administrative Agent to claim any Tax refund or to make available its Tax returns or disclose any information relating to its Tax affairs or any computations in respect thereof or require any Lender, the Issuing Lender or the Administrative Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled. If a payment to a Lender or Issuing Lender under any Financing

Document would be subject to withholding Tax imposed by FATCA if such Lender or Issuing Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Issuing Lender shall deliver to the Withholding Agent (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller and (B) other documentation reasonably requested by the Withholding Agent sufficient for the Withholding Agent to comply with its obligations under FATCA and to determine that such Lender or Issuing Lender has complied with such applicable reporting requirements.

SECTION 4.07                              Payments, Computations, etc. Unless otherwise expressly provided in a Financing Document, all payments by the Borrowers hereunder shall be made by the Borrowers to the Administrative Agent. All payments shall be made in Dollars in New York, New York without setoff, deduction or counterclaim not later than 1:00 p.m. New York time on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Borrowers, except payments to be made directly to the Issuing Lender as expressly provided herein. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender or the Issuing Lender, as the case may be, for account of such Lender’s Applicable Lending Office, its share, if any, of such payments received by the Administrative Agent. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of three hundred sixty (360) days (or, in the case of interest on a Base Rate Loan, three hundred sixty-five (365) days or, if appropriate, three hundred sixty-six (366) days).

SECTION 4.08                              Sharing of Payments. If any Credit Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or LC Disbursement (other than pursuant to the terms of Section 4.03, 4.04, 4.05 or 4.06) in excess of its pro rata share of payments obtained by all Credit Parties, such Credit Party shall purchase from the other Credit Parties such participations in Credit Extensions or LC Disbursements made by them as shall be necessary to cause such purchasing Credit Party to share the excess payment or other recovery ratably (to the extent such other Credit Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Credit Party, the purchase shall be rescinded and each Credit Party which has sold a participation to the purchasing Credit Party shall repay to the purchasing Credit Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Credit Party’s ratable share (according to the proportion of (a) the amount of such selling Credit Party’s required repayment to the purchasing Credit Party to (b) total amount so recovered from the purchasing Credit Party) of any interest or other amount paid or payable by the purchasing Credit Party in respect of the total amount so recovered. The Borrowers agree that any Credit Party purchasing a participation from another Credit Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Credit Party were the direct creditor of the Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Credit Party receives a secured claim in lieu of a setoff to which this Section applies, such Credit Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Credit Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.09                              Setoff. Each Lender and the Issuing Lender shall have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Lender and the Issuing Lender a continuing security interest in, any and all balances, credits, deposits, accounts (other than any trust accounts comprised entirely of moneys held in trust for the benefit of Persons other than the Borrowers or its Affiliates) or moneys of each Borrower then or thereafter maintained with such Lender or any of its branches or Affiliates; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.08. Each Lender and the Issuing Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and the Issuing Lender under this Section are in addition to other rights and remedies (including other rights of setoff under Applicable Law or otherwise) which such Lender or Issuing Lender may have.

SECTION 4.10                              Change of Lending Office. Each Credit Party agrees that if it makes any demand for payment under Section 4.03, 4.05 or 4.06, or if any adoption or change of the type described in Section 4.01 shall occur with respect to it, it will, if requested by the Borrowers, file a certificate or document reasonably requested by the Borrowers and/or use reasonable efforts (in either case, consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different Applicable Lending Office if the filing of such certificate or document or the making of such a designation would reduce or obviate the need for the Borrowers to make payments under Section 4.03, 4.05 or 4.06, or would eliminate or materially reduce the effect of any adoption or change described in Section 4.01; provided, however, that nothing in this Section shall affect or postpone any of the Obligations of the Borrowers or the right of any Person provided in Section 4.01, 4.03, 4.05 or 4.06.

SECTION 4.11                              Replacement of Lenders. If any Lender (an “Affected Lender”) makes a demand upon the Borrowers for (or if the Borrowers is otherwise required to pay) amounts pursuant to Section 4.03, 4.05 or 4.06 (and the payment of such amounts are, and are likely to continue to be, more onerous in the reasonable judgment of the Borrowers than with respect to the other Lenders), or gives notice pursuant to Section 4.01 requiring a conversion of such Affected Lender’s LIBO Rate Loans to Base Rate Loans or suspending such Lender’s obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, the Borrowers may, within thirty (30) days of receipt by the Borrowers of such demand or notice, as the case may be, give notice (a “Replacement Notice”) in writing to the Administrative Agent and such Affected Lender of its intention to cause such Affected Lender to sell all or any portion of its Loans, Commitments and/or Notes to another financial institution or other Person (a “Replacement Lender”) designated in such Replacement Notice; provided, however, that no Replacement Notice may be given by the Borrowers if (i) such replacement conflicts with any Applicable Law or regulation, (ii) any Event of Default shall have occurred and be continuing at the time of such replacement or (iii) prior to any such replacement, such Lender shall have taken any necessary action under Section 4.05 or 4.06 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.05 or 4.06. If the Administrative Agent shall, in the exercise of its reasonable discretion and within thirty (30) days of its receipt of such Replacement Notice, notify the Borrowers and such Affected Lender in writing that the Replacement Lender is satisfactory to the Administrative Agent (such consent not being required where the Replacement Lender is already a Lender or an Affiliate of such Lender), then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 4.04, assign, in accordance with Section 13.11, the portion of its Commitments, Loans, and/or Notes (if any), and other rights and obligations under this Agreement and all other Financing Documents designated in the replacement notice to such Replacement Lender; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender, (ii) the purchase price paid by such Replacement Lender shall be in the amount of such Affected Lender’s Loans designated in the Replacement Notice, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.03, 4.05 and 4.06), owing to such Affected Lender hereunder and (iii) the Borrowers shall pay to the Affected Lender and the Administrative Agent all reasonable out-of-pocket expenses incurred by the Affected Lender and the Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 13.11). Upon the effective date of an assignment described above, the Replacement Lender shall become a “Lender” for all purposes under the Financing Documents.

SECTION 4.12                              Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Sections 4.03, 4.05 or 4.06 of this Agreement, unless a Lender or the Issuing Lender gives notice to the Borrowers that it is obligated to pay an amount under any such Section within sixty (60) days after the later of (a) the date the Lender or the Issuing Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (b) the date such Lender or the Issuing Lender has actual knowledge of its incurrence of their respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrowers pursuant to Sections 4.03, 4.05 or 4.06, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs sixty (60) days prior to such Lender or the Issuing Lender giving notice to the Borrowers that it is obligated to pay the respective amounts pursuant to Sections 4.03, 4.05 or 4.06, as the case may be. This Section shall have no applicability to any Section of this Agreement other than Sections 4.03, 4.05 or 4.06.

ARTICLE V

[INTENTIONALLY OMITTED]

ARTICLE VI

CONDITIONS TO CLOSING

SECTION 6.01                              [INTENTIONALLY OMITTED]

SECTION 6.02                              Conditions Precedent to Each Credit Extension. The obligations of the Lenders to make the Loans (other than the Loans referred to in Section 2.01(b) and Section 2.07(f)) and of the Issuing Lender to issue Letters of Credit is subject to the satisfaction of the following conditions:

(a)                                  Representations and Warranties. The representations and warranties of each Subject Party contained in Article VII shall be true and correct in all material respects on and as of the date of such Credit Extension (except to the extent such representation or warranty expressly relates to an earlier date), before and after giving effect to such Credit Extension and to the application of the proceeds thereof, as though made on and as of such date.

(b)                                 No Default or Material Adverse Effect. (i) No Default shall have occurred and be continuing, or shall result from such Credit Extension or from the application of the proceeds thereof; and

(ii)                                  no event or circumstance that could reasonably be expected to result in a Material Adverse Effect shall have occurred since the next preceding Credit Extension (including the Credit Extension next preceding the Amendment No. 2 Closing Date).

(c)                                  Permitted Acquisition. In the case of any Credit Extension of any Loan the proceeds of which are applied directly or indirectly to a Permitted Acquisition:

(i)                                     the Interest Coverage Ratio as of the last day of the Fiscal Quarter next preceding the date of such Credit Extension for which financial statements required by Section 8.01(a) or (b) shall have been delivered is at least (x) 3.50 to 1.00 at any time from the Amendment No. 2 Closing Date through June 15, 2011, (y) 3.75 to 1.00 any time from June 15, 2011 through June 15, 2012 and (z) thereafter, 4.00 to 1.00;

(ii)                                  the Debt Ratio as of the last day of the Fiscal Quarter next preceding the date of such Credit Extension for which financial statements required by Section 8.01(a) or (b) shall have been delivered is not greater than 4.50 to 1.00 through June 15, 2011, and 4.00 to 1.00, thereafter; and

(iii)                               the Permitted Acquisition is of only an Eligible Asset.

(d)                                 Borrowing Request. The Administrative Agent shall have received (i) a Borrowing Request in respect of the Loans requested on the date of such Credit Extension which Borrowing Request shall specify the use of proceeds and have been duly executed and delivered in accordance with Section 2.03 and (ii) a certificate from an Authorized Officer of a Borrower certifying as of the date of such Credit Extension as to the matters set forth in the foregoing clauses of this Section 6.02.

SECTION 6.03                              Conditions Precedent to Amendment No. 2 Closing Date. The amendment and restatement of the Existing Credit Agreement provided for hereby and the obligations of each Lender to make any Loan and of the Issuing Lender to issue Letters of Credit on or after the Amendment No. 2 Closing Date are subject to the satisfaction or waiver of each of the conditions precedent set forth in this Section on or prior to June 30, 2010.

(a)                                  Second Amended and Restated Credit Agreement. The Administrative Agent shall have received counterparts of this Agreement signed on behalf of the Borrowers, each of the Lenders party hereto and the Administrative Agent.

(b)                                 Corporate Documents. The Administrative Agent shall have received from each Borrower, the following documents, each certified as indicated below:

(i)                                     to the extent readily available in the applicable jurisdiction, a copy of a certificate (or the equivalent thereof in such jurisdiction) as to the good standing of, and payment of franchise taxes by, each such Person from their respective jurisdiction of organization dated as of a recent date; and

(ii)                                  a certificate, executed by an Authorized Officer such Borrower, dated as of the Amendment No. 2 Closing Date certifying:

(A)                              that attached to such certificate is a true and complete copy of the Organic Documents of such Person, as in effect on the date of such certificate and that such Organic Documents (i) have been duly adopted by the Board of Directors of such Person and (ii) have not been modified, rescinded or amended and are in full force and effect,

(B)                                that attached to such certificate is a true and complete copy of resolutions duly adopted by the authorized governing body of each such Person, authorizing the execution, delivery and performance of such Person of this Agreement and such other acts and things necessary for the consummation of the transactions contemplated by this Agreement and that such resolutions (i) have been duly adopted by the Board of Directors of such party; (ii) have not been modified, rescinded or amended and are in full force and effect and (iii) there exist no other resolutions of such Person relating to the matters set forth in said resolutions,

(C)                                that the certificates of good standing furnished pursuant to clause (b)(i) of this Section 6.03, have not been amended since the date of the certification furnished, and

(D)                               as to the incumbency and specimen signature of each officer, member or partner (as applicable) of each such Person executing this Agreement and each other document to be delivered by such party from time to time pursuant to the terms thereof (and the Administrative Agent and each Lender may conclusively rely on such incumbency certification until it receives notice in writing from a Borrower).

(c)                                  Opinions of Counsel. The Administrative Agent shall have received an opinion, to be dated as of the Amendment No. 2 Closing Date and addressed to the Administrative Agent and the Secured Parties, each in form and substance satisfactory to the Administrative Agent (acting reasonably) from

(i)                                     Weil, Gotshal & Manges LLP, New York counsel to the Borrowers;

(ii)                                  Milbank, Tweed, Hadley & McCloy LLP, New York counsel to the Administrative Agent;

(iii)                               Appleby, Bermuda counsel to the Borrowers;

(iv)                              Chancery Chambers, Barbados counsel to the Borrowers;

(v)                                 Torys LLP, Ontario counsel to the Borrowers; and

(vi)                              Kirkpatrick & Lockhart Preston Gates Ellis LLP, special counsel to the Borrowers.

(d)                                 Fees, Expense, etc. All fees required to be paid and all costs and expenses due and payable as of the Amendment No. 2 Closing Date shall have been paid or arrangements satisfactory to the payee shall have been made with respect thereto.

(e)                                  Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note in writing three (3) Business Days prior to the Amendment No. 2 Closing Date, such Lender’s Notes duly executed and delivered by an Authorized Officer of the Borrowers.

(f)                                    Patriot Act Disclosures. The Administrative Agent and each Lender shall have received all Patriot Act Disclosures reasonably requested by them prior to execution of this Agreement.

(g)                                 Approved Acquisition Notice. The Administrative Agent shall have received the Approved Target Notice.

(h)                                 Reaffirmation Agreements. The Administrative Agent shall have received counterparts of each Reaffirmation Agreement signed on behalf of the parties thereto and the Collateral Agent.

(i)                                     Amended and Restated Collateral Agency and Intercreditor Agreement. The Administrative Agent shall have received counterparts of the Amended and Restated Collateral Agency and Intercreditor Agreement signed on behalf of the parties thereto and the Collateral Agent.

The Administrative Agent and its counsel shall be satisfied that (i) the Liens granted pursuant to the Security Documents to the Collateral Agent, for the benefit of the Secured Parties in the Collateral (subject to Permitted Liens) is a first priority (or local equivalent thereof) security interest, and (ii) no Lien exists on any of the Collateral other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to a Financing Document and the Permitted Liens.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Issuing Lender to enter into this Agreement and to make Credit Extensions and issue Letters of Credit hereunder, each Borrower represents and warrants to each Credit Party which is a party hereto as follows:

SECTION 7.01                              Due Organization, etc.

(a)                                  Each Borrower has been duly formed, is validly existing and in good standing as a corporation, limited company or limited partnership, as applicable, under the laws of the jurisdiction of its organization.

(b)                                 As of the Amendment No. 2 Closing Date, the entities listed on Schedule 7.01(b) are all of the direct and indirect Subsidiaries of the Borrowers. Each Subsidiary (i) has been duly organized, (ii) is validly existing and (iii) is in good standing as a corporation or limited partnership, as the case may be, under the laws of the jurisdiction of their respective organization, except, in the case of clause (iii), where the failure to be in good standing could not reasonably be expected to result in a Material Adverse Effect.

(c)                                  As of the Amendment No. 2 Closing Date, the entities listed on Schedule 7.01(c) are all of the Non-Controlled Project Entities in which any Borrower indirectly owns an ownership interest. As of the Amendment No. 2 Closing Date, the Borrowers directly or indirectly own the percentage of outstanding Capital Stock of each of the Non-Controlled Project Entities set forth opposite the name of such Non-Controlled Project Entity on Schedule 7.01(c) hereto. To the best knowledge of the Borrowers, each of the Non-Controlled Project Entities (i) has been duly organized, (ii) is validly existing and (iii) is in good standing as a corporation or limited partnership, as the case may be, under the laws of the jurisdiction of their respective organization, except, in the case of clause (iii), where the failure to be in good standing could not reasonably be expected to result in a Material Adverse Effect.

(d)                                 Each of the Borrowers, their respective Subsidiaries and, to the best knowledge of the Borrowers, the Non-Controlled Project Entities, other than any Immaterial Group of

Companies, has all requisite power and authority to own, lease and/or operate and maintain its material Properties and conduct its business in all material respects as currently conducted.

(e)                                  Each of the Borrowers, their respective Subsidiaries and, to the best knowledge of the Borrowers, the Non-Controlled Project Entities is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of Property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 7.02                              Operation of the Projects. Other than Projects which are owned or leased by any Immaterial Group of Companies, the Projects which are owned or leased by the Subsidiaries of the Borrowers and, to the best knowledge of the Borrowers, the Projects which are owned or leased by the Non-Controlled Project Entities are in all material respects in good working order (ordinary wear and tear excepted) and repair and are adequate in all material respects for the operation of such Projects as currently being and expected to be operated.

SECTION 7.03                              Taxes. Each of the Borrowers, their respective Subsidiaries and, to the best knowledge of the Borrowers, the Non-Controlled Project Entities have filed all material federal, provincial, state, local and foreign tax returns that are required to be filed and have paid all material taxes required to be paid and any related assessments, fines or penalties, except for (i) any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings and (ii) except in the case of the Subject Parties, taxes the failure of which to pay could not reasonably be expected to result in a Material Adverse Effect.

SECTION 7.04                              Compliance with ERISA. (i) Each of the Subject Parties is in compliance with the applicable provisions of ERISA and the Code; (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any Plan for which the Subject Parties would have any liability; and (iii) no Subject Party or any member of a Subject Party’s ERISA Group has incurred or reasonably expects to incur any liabilities (including, without limitation, any contingent, potential or secondary liabilities) under Title IV of ERISA or Section 412 or 4971 of the Code or Section 302 of ERISA other than those arising from plan contributions or PBGC premium payments made in the ordinary course, except in each case, to the extent that the failure to be in compliance or any such liability could not reasonably be expected to result in a Material Adverse Effect. Each Plan for which the Subject Parties would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified as to the form of such Plan (or the time for making such request has not yet lapsed) in all material respects and, to the knowledge of the Subject Parties, nothing has occurred since the date of such determination, whether by action or by failure to act, which would cause the loss of such qualification.

SECTION 7.05                              Compliance with Laws. (i) Each of the Borrowers, their respective Subsidiaries and, to the best knowledge of the Borrowers, the Non-Controlled Project Entities are in compliance in all material respects with all Applicable Laws; (ii) the Borrowers, their respective Subsidiaries and, to the best knowledge of the Borrowers, the Non-Controlled Project Entities are in compliance in all material respects with all applicable Environmental Laws; and (iii) the Borrowers, their respective Subsidiaries and, to the best knowledge of the Borrowers, the

Non-Controlled Project Entities are in compliance with any and all Governmental Approvals required under any Applicable Laws and Environmental Law, except, in the case of each of clause (i), (ii) and (iii) above of each such Person other than a Subject Party, where the failure so to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 7.06                              Insurance. Other than any Immaterial Group of Companies, each of the Borrowers, their respective Subsidiaries and, to the best knowledge of the Borrowers, the Non-Controlled Project Entities have in full force and effect, insurance with reputable insurers covering the Projects and their other Properties, operations, personnel and businesses against such losses, damage, risks and hazards as are consistent with customary industry practice for companies engaged in similar business and owning similar Properties in the same general geographic areas to protect the Borrowers, their respective Subsidiaries, the Non-Controlled Project Entities and their respective businesses.

SECTION 7.07                              Business Activities. As of the Amendment No. 2 Closing Date, neither BILP nor any Restricted Subsidiary has any direct or indirect Equity Interest in any corporation, partnership, joint venture or other entity other than, the Subsidiaries listed on Schedule 7.01(b) and the Non-Controlled Project Entities listed on Schedule 7.01(c). BILP and the Restricted Subsidiaries have not engaged in any business or activity other than the ownership of the Equity Interests referred to in the preceding sentence and activity incidental thereto (including owing or holding Affiliate Subordinated Debt).

SECTION 7.08                              Authorization and Enforceability of Financing Documents.

(a)                                  Each of the Borrowers has all requisite corporate or other power and authority to enter into this Agreement and the other Financing Documents to which it is a party. This Agreement and the other Financing Documents to which it is a party has been duly and validly authorized, executed and delivered by each of the Borrowers.

(b)                                 Each of the Financing Documents to which a Borrower is a party constitute the valid and binding agreement of the such Borrower, enforceable against the such Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and (ii) the availability of equitable remedies.

SECTION 7.09                              Non-contravention. None of the execution or delivery of this Agreement, any other Financing Document, the performance of or compliance with the terms and conditions hereof or thereof or the consummation of the transactions contemplated hereby or thereby (i) contravenes in any material respect any Applicable Law, (ii) constitutes a default under or results in the violation of the provisions of the organizational documents of any Borrower, (iii) results in the creation or imposition of any Liens (other than Liens created under the Security Documents) on any Properties of any Borrower or (iv) constitutes a default under or results in the violation of any material indenture, mortgage, deed of trust, loan agreement, license, lease or other material agreement, contract or instrument to which any Borrower is a party or by which they or any of their Properties are bound.

SECTION 7.10                              Governmental Approvals. All Governmental Approvals which are required to be obtained or applied for in connection with the execution, delivery and performance by the Borrowers of the Financing Documents to which they are a party and the granting of security thereunder have been duly obtained, were validly issued and are in full force and effect, final, held in the name of the relevant Borrower, and, in each case, are free from conditions which the relevant Borrower does not reasonably expect it will be able to satisfy in all material respects.

SECTION 7.11                              Legal and other Proceedings. There are no legal or governmental proceedings pending or, to the best knowledge of the Subject Parties, threatened against any Subject Parties, their respective Subsidiaries or, to the best knowledge of the Subject Parties, the Non-Controlled Project Entities or its or their Property that could reasonably be expected to be adversely determined and, if determined adversely, could reasonably to expected to have a Material Adverse Effect.

SECTION 7.12                              Solvency. After giving effect to the consummation of the transactions contemplated by the Financing Documents and the making of the Loans, the use of proceeds therefrom and the performance by each Subject Party of its respective obligations pursuant to the Financing Documents, each of the Subject Parties will be Solvent.

SECTION 7.13                              Security Documents. The Security Documents create valid and perfected first priority liens on and/or security interests in all of the Collateral in favor of the Secured Parties, subject only to Permitted Liens.

SECTION 7.14                              Material Adverse Effect. Since December 31, 2009, no event or circumstance has occurred that could reasonably be expected to result in a Material Adverse Effect.

SECTION 7.15                              Financial Information. The financial statements of the Borrowers furnished to the Administrative Agent and each Lender pursuant hereto have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended subject, in the case of unaudited financials, to customary year-end adjustments.

SECTION 7.16                              Books and Records. Each of the Subject Parties maintains a system of accounting controls that is sufficient to provide reasonable assurance that it (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) material information relating to the Subject Parties is made known to such Subject Party’s principal executive officer and its principal financial officer by others within those entities and transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its consolidated financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

SECTION 7.17                              Foreign Corrupt Practices Act of 1977. None of the Subject Parties nor any director, officer, agent, employee or other person associated with or acting on behalf of the Subject Parties, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any comparable Applicable Law; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

SECTION 7.18                              Money Laundering Laws. The operations of the Subject Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Subject Parties with respect to the Money Laundering Laws is pending or threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

SECTION 7.19                              Office of Foreign Assets Control. None of the Subject Parties and none of their respective directors, officers, agents, employees or Affiliates is (i) a person included in the Specially Designated Nationals and Blocked Persons Lists, as published from time to time by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or (ii) currently subject to any U.S. economic sanctions administered by OFAC; and the Borrowers will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary or Non-Controlled Project Entity, joint venture partner or other person or entity, in violation of any of the U.S. economic sanctions administered by OFAC.

SECTION 7.20                              Capitalization. As of the Amendment No. 2 Closing Date, BILP and its Subsidiaries and, to the best knowledge of the Borrowers, each Non-Controlled Project Entity have an authorized capitalization as set forth on Schedule 7.20. As of any other date on which this representation is required to be made, the issued and outstanding shares or membership interests of Capital Stock of BILP and its Subsidiaries and the Non-Controlled Project Entities, as the case may be, which are then owned directly or indirectly by the Borrower have been duly and validly authorized and issued, are fully paid and non-assessable, are free from all Liens other than Permitted Liens; and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any Equity Interest in any Borrower, their respective Subsidiaries and the Non-Controlled Project Entities.

SECTION 7.21                              Investment Company Act, PUHCA. None of BILP or any of its Restricted Subsidiaries is (i) an “investment company” or a company “controlled by” a company which is an “investment company” within the meaning of the Investment Company Act of 1940 of the United States, as amended, or otherwise subject to any regulatory scheme of any Governmental Authority or otherwise applicable to such Person or its Properties which restricts or requires approval for the incurrence of debt, unless approval has been received, or (ii) a

“holding company” within the meaning of Section 1262(8) of PUHCA or subject to regulation under PUHCA.

SECTION 7.22                              Margin Regulations. None of the Borrowers are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions or LC Disbursements will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, Board Regulation U or Regulation X. Terms for which meanings are provided in Board Regulation U or Regulation X or any regulations substituted thereof, as from time to time in effect, are used in this Section with such meanings.

SECTION 7.23                              Disclosure. Except with respect to financial projections and other budgets, other forward-looking statements, estimates and general market or industry information, all of the written information, taken as a whole, delivered by or on behalf of any Subject Party or any of its representatives in connection with this Agreement and the transactions contemplated hereby is complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made. All financial projections and other budgets, other forward-looking statements, estimates and general market or industry information, if any, that have been or will be prepared by or on behalf of the Subject Parties and made available to any Arranger, the Administrative Agent or the Lenders in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrowers to be reasonable (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrowers’ control, and that no assurance can be given that the projections will be realized).

SECTION 7.24                              Project Level Indebtedness. To the best knowledge of the Borrowers after due inquiry, the Project Level Indebtedness set forth on Schedule 7.24 is all of the material Project Level Indebtedness outstanding on the last day of the most recently ended Fiscal Quarter.

ARTICLE VIII

REPORTING REQUIREMENTS

SECTION 8.01                              Reporting Requirements. Each Borrower covenants and agrees that from and after the date hereof, the Borrowers shall:

(a)                                  Furnish, or cause to be furnished, to the Administrative Agent copies of the following financial statements, reports, notices and information:

(i)                                     as soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of BILP and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of BILP and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case to the extent available), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by an Authorized Officer of BILP;

(ii)                                  as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the consolidated balance sheets of BILP and its Subsidiaries, and the related consolidated statements of income and cash flow of BILP and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year and, in the case of such consolidated balance sheets and statements of income and cash flow, audited by a nationally recognized firm of independent public accountants acceptable to the Administrative Agent, which shall include a review of the calculation of the Compliance Certificate;

(iii)                               concurrently with the delivery of the financial information pursuant to clauses (i) and (ii), a Compliance Certificate, executed by an Authorized Officer of BILP, showing the calculation required thereby and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that any Subject Party has taken or proposes to take with respect thereto) and specifying whether or not a Trigger Event has occurred;

(iv)                              as soon as reasonably practicable and in any event within five Business Days after any Borrower obtains knowledge of the occurrence of an Default or Event of Default, a statement of an Authorized Officer of a Borrower setting forth details of such Default or Event of Default and the action which the Borrowers have taken and propose to take with respect thereto;

(v)                                 as soon as reasonably practicable and in any event within five (5) Business Days after any Subject Party obtains knowledge of (A) any Event of Loss, Event of Eminent Domain or any Asset Disposition giving rise to proceeds in excess of $5,000,000, and in each case a certificate of an Authorized Officer a Borrower setting forth the details thereof, (B) any material litigation involving BILP or any of its Subsidiaries or, to the extent that, if adversely determined, it could reasonably be expected to have a Material Adverse Effect, a Non-Controlled Project Entity or (C) any event or condition that has had or is reasonably expected to have a Material Adverse Effect, in each case, notice thereof and, to the extent the Administrative Agent reasonably requests, copies of documentation relating thereto, if any;

(vi)                              prior to any Permitted Acquisition, the Borrowers shall provide to the Administrative Agent such information as the Administrative Agent reasonably requests regarding the Eligible Asset or Excluded Asset which is the subject of such Acquisition including (without limitation): (a) an independent valuation (or any other evidence of value as may be reasonably satisfactory to the Required Lenders) of any Eligible Asset, (1) if such Eligible Asset is being acquired from an Affiliate of BILP or any Restricted Subsidiary or (2) if otherwise prepared by or for the use of BILP or any Restricted Subsidiary in connection with such Acquisition; provided that, in the case of clause (1), no such independent valuation or other evidence shall be required if such Eligible Asset is acquired by directly acquiring Capital Stock of an Affiliate of BILP or a Restricted Subsidiary that directly or indirectly owns such Eligible Asset and whose only asset is one or more Eligible Assets and the acquisition is (x) at the same price as, (y) on the same terms as and (z) within six months of the acquisition by such Affiliate of the Eligible Asset from a third party, (b) (to the extent available from the seller of any Eligible Asset) audited financial statements for such Subsidiary or Non-Controlled Project Entity created or acquired in connection with such Permitted Acquisition, (c) pro forma financial statements of the Borrowers demonstrating that the conditions set forth in Section 6.02(c) have been satisfied, (d) an updated organizational chart reflecting the percentage of ownership interests in each Subsidiary and Non-Controlled Project Entity directly or indirectly acquired pursuant to such Permitted Acquisition and, and (e) the net Acquisition cost to be paid by BILP or its Subsidiaries in connection with such Acquisition;

(vii)                           promptly (A) if the Borrowers obtains actual knowledge that one or more of the Borrowers or any Person which owns, directly or indirectly, any Capital Stock of the Borrowers (other than any direct holder of the Capital Stock of BAM, BIP or any Affiliate thereof that is a publicly traded company), or any other holder at any time of any direct or indirect equitable, legal or beneficial interest therein (other than any direct holder of the Capital Stock of BAM, BIP or any Affiliate thereof that is a publicly traded company) is in violation of any of the Terrorism Laws, the Borrowers will notify the Administrative Agent and (B) upon the request of any Lender or the Issuing Lender, the Borrowers will provide any information in their possession or control that may be disclosed without a waiver from, or violation of a privilege or confidentiality undertaking with an unaffiliated third party such Lender believes is reasonably necessary to be delivered to comply with the Patriot Act;

(viii)                        promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents), if any, which any Borrower shall have filed with the Securities and Exchange Commission;

(ix)                                such other financial and other information as any Lender or the Issuing Lender through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate and any copies of Organic Documents of any Subsidaries of BILP or any Non-Controlled Project Entities); and

(x)                                   on each one year anniversary of the Amendment No. 2 Closing Date or on the date of any Permitted Acquisition, provide an update to the information called for in Schedule 7.01(b), Schedule 7.01(c) and/or Schedule 7.20, as applicable, reflecting any Permitted Acquisition, Asset Disposition or issuance of Capital Stock.

SECTION 8.02                              Lender Reporting Requirement.

(a)                                  If the audited financial statements delivered to the Administrative Agent under Section 8.01(a)(vi) are prepared using (or if no such audited financial statements are so delivered, the Borrowers have designated) generally accepted accounting principles of a jurisdiction that is not an Approved Jurisdiction or IFRS, the Required Lenders may, in their reasonable discretion, require that any financial reporting made using the generally accepted accounting principles of such jurisdiction be reconciled to US GAAP (or the generally accepted accounting principles of such other jurisdiction as may be agreed by the Required Lenders and the Borrowers) and if the Required Lenders do so require, the Borrowers shall deliver such reconciliation together with all financial reporting required under this Agreement and all financial ratios and other financial calculations required hereunder shall be made on the basis of such reconciled financial statements. If the Required Lenders do not require such reconciliation with respect to the accounting principles of any such jurisdiction then such jurisdiction shall be an Approved Jurisdiction.

(b)                                 Prior to any Permitted Acquisition, as soon as reasonably practicable and in any event within ten (10) Business Days after receiving the information described in Section 8.01(a)(vi), the Administrative Agent shall notify such Borrower (a) of any Lender’s determinations as to whether the Permitted Acquisition includes the Acquisition of a Category A Asset and (b) whether or not the reconciliation described in Section 8.02(a) above is required.

ARTICLE IX

AFFIRMATIVE COVENANTS

The Borrowers agree that, so long as any Loan, LC Disbursement or any other Obligation under any Financing Document (other than contingent Obligations which are intended to survive the termination thereof) shall remain unpaid or any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid:

SECTION 9.01                              Compliance with Obligations. Each Subject Party shall pay and discharge all its lawful governmental claims, taxes, assessments, charges and levies, except where the same may be contested in good faith by appropriate proceedings, and in such case will maintain in accordance with GAAP, appropriate reserves for the accrual of any such contested amounts.

SECTION 9.02                              Maintenance of Property; Insurance.

(a)                                  BILP shall, and shall cause each of its Subsidiaries (other than any Immaterial Group of Companies) to, maintain or cause to be maintained insurance with respectable insurers covering the Projects and their other Properties, operations, personnel and businesses against such losses, damage, risks and hazards as are consistent with customary industry practice for companies engaged in similar businesses and owning similar Properties in the same general geographic areas.

(b)                                 BILP shall, and shall cause each of its Subsidiaries to, keep all Property useful and necessary in its business in good repair, working order and condition, except (i) to the extent failure to so keep such Property could not reasonably be expected to have a Material Adverse Effect, and (ii) ordinary wear and tear.

(c)                                  BILP shall, and shall cause each of its Subsidiaries (other than any Immaterial Group of Companies) to, operate and maintain each of the Projects owned or operated by it in accordance with Prudent Industry Practice.

SECTION 9.03                              Conduct of Business. BILP shall, and shall cause each of its Subsidiaries to, preserve and maintain their legal existence and material rights and privileges, except to the extent permitted hereby or to the extent that failure to maintain such existence (in the case of any Subsidiary) or such rights and privileges could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.04                              Compliance with Laws. BILP shall, and cause each of its Subsidiaries to, comply with all Applicable Laws (including, without limitation, all Environmental Laws and ERISA and the rules and regulations thereunder) except for such non-compliance, the result of which could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Subject Parties shall, and shall cause each of their respective Subsidiaries to, ensure that no portion of the Loans will be used, disbursed or distributed for any purpose, or to any Person, directly or indirectly, in violation of any of the Terrorism Laws and shall comply in all material respects with all Terrorism Laws with respect thereto.

SECTION 9.05                              Use of Proceeds. The proceeds of the Loans may be used for working capital and other general corporate purposes, including Permitted Acquisitions of Eligible Assets.

SECTION 9.06                              Inspection of Property, Books and Records. BILP shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in accordance with GAAP which accurately reflect all of its business affairs and transactions, and each of the Subject Parties will permit, and, upon the occurrence and during the continuance of an Event of Default, will cause each of their respective Subsidiaries to permit, representatives of any Credit Party to visit and inspect any of their respective Properties (including the Projects), to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and, in the presence of representatives of the relevant Subject Party, independent public accountants, all at such reasonable times during normal business hours and as often as may reasonably be desired, upon reasonable advance notice to BILP or such Subsidiary, as the case may be.

SECTION 9.07                              Government Approvals. BILP shall, and shall cause each of its Subsidiaries to, at all times obtain and maintain in full force and effect all Governmental

Approvals and other consents and approvals required at any time in connection with its business as currently conducted and as proposed to be conducted, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.08                              Pari Passu Ranking. Each Borrower shall ensure that at all times the Financing Documents and the Obligations evidenced thereby constitute secured obligations of the Borrowers ranking in priority of payment at least pari passu with all other Financial Indebtedness of the Borrowers whether now existing or hereafter outstanding.

SECTION 9.09                              Non-Controlled Project Entities. BILP shall, and shall cause each of its Subsidiaries to, take commercially reasonable actions, within its control, to cause each Non-Controlled Project Entity (other than, taken together with all Subsidiaries of BILP, a Non-Controlled Project Entity that is a part of an Immaterial Group of Companies) to comply with each of the covenants set forth in Article IX and Article X to the same extent as if such Non-Controlled Project Entity were a Subsidiary of BILP, and (b) vote against any proposal that in its reasonable judgment could reasonably be expected to result in a Material Adverse Effect; provided, however, nothing in this Section 9.09 shall require that any Person act in a manner (i) that such Person believes, in good faith (a) to be inconsistent with any fiduciary duty of such Person or (b) exposes such Person to liability or (ii) that breaches any shareholder or similar agreement (provided such agreement was not entered into with a view to circumvent the provisions of this Section 9.09).

SECTION 9.10                              Further Assurances. Promptly upon written request by the Administrative Agent, each Borrower shall execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, security agreements, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Financing Documents, (ii) subject each Borrower’s Properties to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Financing Document or under any other instrument executed in connection with any Financing Document to which any Borrower is or is intended to be a party.

SECTION 9.11                              Additional Information. With respect to any new Subsidiary or Non-Controlled Project Entity that is created or acquired after the Amendment No. 2 Closing Date, directly or indirectly, by any Subject Party, promptly, but in any case within forty-five (45) days of such creation or acquisition (which period may be extended by the Administrative Agent in its reasonable discretion), give notice to the Administrative Agent of the generally accepted accounting principles applicable to the financial statements of such new Subsidiary or Non-Controlled Project Entity. In the event that the GAAP applicable to any newly created Subsidiary or Non-Controlled Project Entity is not the same as the GAAP applicable to any then existing Subsidiary or Non-Controlled Project Entity, the provisions of Section 8.02(b) shall be applicable as if such newly created Subsidiary were to be acquired pursuant to an Permitted Acquisition.

SECTION 9.12                              Financial Covenants.

(a)                                  The Borrowers shall at all times maintain a Net Worth of at least, (a) $1,500,000,000 plus (b) from and after each acquisition of an Equity Interest in the Approved Target on or after the Amendment No. 2 Closing Date, 50% of the value of the consideration paid by the Borrowers or Restricted Subsidiaries for such Equity Interest (which shall be verified by an Authorized Officer of BILP to the Administrative Agent within 30 days of such acquisition).

(b)                                 If at any time (i) the aggregate outstanding principal balance of the Loans and the LC Exposure is greater than 50% of the average Commitments or (ii) the Net Approved Target Acquisition Loan Proceeds exceeds $100,000,000, then the Borrower shall cause the Interest Coverage Ratio as of the last day of the Fiscal Quarter most recently ended to be at least (x) 3.50 to 1.00 at any time from the Amendment No. 2 Closing Date through June 15, 2011, (y) 3.75 to 1.00 any time from June 15, 2011 through June 15, 2012 and (z) thereafter, 4.00 to 1.00.

SECTION 9.13                              High Risk Countries. In connection with any Permitted Acquisition of a Forestry Project in a High Risk Country, the Borrowers will (i) prior to such Permitted Acquisition, (a) provide notice to the Administrative Agent of its intention to acquire such Forestry Project and (b) obtain a preliminary audit and screening of the Forestry Project by an independent accredited consultant (which preliminary audit and screening will provide a favorable assessment of achieving formal certification), and (ii) as soon as reasonably practicable following such Permitted Acquisition, pursue a formal certification of such Forestry Project.

ARTICLE X

NEGATIVE COVENANTS

Each Borrower agrees that, so long as any Loan, LC Disbursement or any other Obligation of any Subject Party under any Financing Document (other than contingent Obligations which are intended to survive the termination thereof) shall remain unpaid or any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid:

SECTION 10.01                        Limitation on Indebtedness. The Borrowers shall not, and shall not permit any Restricted Subsidiary to, incur, assume, create or suffer to exist any Financial Indebtedness, except for the following Financial Indebtedness (collectively, “Permitted Indebtedness”):

(i)                                     the Obligations incurred hereunder;

(ii)                                  Affiliate Subordinated Debt;

(iii)                               Hedge Agreements entered into by any Borrower or any Restricted Subsidiary in the ordinary course of business and not for speculative purposes and guarantees thereof by the Restricted Subsidiaries and the Borrowers (as applicable), provided that only Specified Hedge Agreements shall be entitled to the benefits of the Security Documents;

(iv)                              unsecured Financial Indebtedness that does not exceed an aggregate principal amount of $5,000,000 at any one time outstanding;

(v)                                 (A) Financial Indebtedness of a Restricted Subsidiary existing on the date such entity becomes a Restricted Subsidiary provided that such Financial Indebtedness was not incurred by such Restricted Subsidiary in connection with the acquisition of such entity by any Borrower or its Subsidiaries and (B) any Financial Indebtedness incurred by such Restricted Subsidiary to refinance, renew, replace, defease or refund, in whole or in part, any Financial Indebtedness specified in clause (A) above and any Financial Indebtedness incurred pursuant to this clause (B) (plus accrued interest and expenses related to such financing renewal, replacement, defeasance or refunding), provided that the principal amount (or accrued value) thereof is not more than the principal amount of such refinanced, renewed, replaced, defeased or refunded plus interest, fees, discounts, premiums and expenses);

(vi)                              Financial Indebtedness of any Subject Party so long as the Borrowers reduce the Commitments in an amount equal to the Net Cash Proceeds of such Financial Indebtedness;

(vii)                           if the Approved Target is a Restricted Subsidiary, the “Existing Debt” as defined in the Approved Target Disclosure Letter and any refinancings, renewals, replacements, defeasance or refunding thereof (plus accrued interest and expenses related to such refinancing, renewal, replacement, defeasance or refunding), provided that the principal amount (or accrued value) thereof is not more than the principal amount of such refinanced, renewed, replaced, defeased or refunded plus interest, fees, discounts, premiums and expenses);

(viii)                        if the Approved Target is a Restricted Subsidiary, Financial Indebtedness of the Approved Target in respect of letters of credit and bank guarantees that does not exceed an aggregate principal amount of $35,000,000 at any one time outstanding;

(ix)                                Financial Indebtedness of GLPT Inc. in respect of capital expenditure programs of it and its Subsidiaries that does not exceed an aggregate principal amount of $40,000,000 at any one time outstanding; or

(x)                                   if the Approved Target is a Restricted Subsidiary, the Approved Target or its subsidiaries may enter into Hedge Agreements in notional amounts, at any one time outstanding, of, (x) in connection with interest rate Hedge Agreements not exceeding, $300,000,000 and (y) in connection with the currency Hedge Agreements not exceeding, $700,000,000;

SECTION 10.02                        Liens. The Borrowers shall not, and shall not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except Permitted Liens.

SECTION 10.03                        Restricted Payments. BILP and the Restricted Subsidiaries shall not make any Restricted Payments, except:

(a)                                  Restricted Payments made by any of the Restricted Subsidiaries to BILP or another Restricted Subsidiary;

(b)                                 Restricted Payments made by BILP so long as, immediately prior to, and after giving pro forma effect to, such Restricted Payment,

(i)                                     no Default or Event of Default has occurred and is continuing,

(ii)                                  the Interest Coverage Ratio as of the last day of the Fiscal Quarter immediately preceding the date of such Restricted Payment is at least (x) (x) 3.50 to 1.00 at any time from the Amendment No. 2 Closing Date through June 15, 2011, (y) 3.75 to 1.00 any time from June 15, 2011 through June 15, 2012 and (z) thereafter, 4.00 to 1.00,

(iii)                               the Debt Ratio as of the last day of the Fiscal Quarter immediately preceding the date of such Restricted Payment is not greater than (x) 4.50 to 1.00 through June 15, 2011, and (y) thereafter, 4.00 to 1.00, and

(iv)                              BILP has delivered an Officer’s Certificate to the Administrative Agent confirming that the conditions set forth in clauses (i) through (iii) of this clause (b) have been satisfied as of the last day of the Fiscal Quarter immediately preceding the date of such certificate and setting forth the calculation of the Interest Coverage Ratio and Debt Ratio in reasonable detail; provided that BILP shall not be required to deliver an additional certificate for any Restricted Payment made after the date of such certificate but prior to the end of the then-current Fiscal Quarter, but the Borrowers shall be deemed to represent and warrant, as of the date any such Restricted Payment is made, that the condition set forth in this clause (b) have been satisfied; and

(c)                                  Restricted Payments made by BILP so long as, immediately prior to, and after giving pro forma effect to, such Restricted Payment, (i) no Default or Event of Default has occurred and is continuing, (ii) such Restricted Payment is made solely from the proceeds of (x) Affiliate Subordinated Debt incurred by any Subject Party, (y) proceeds of an equity investment in BILP from BAM or Affiliates of BAM or (z) Net Cash Proceeds or other amounts received by BILP or any of the Restricted Subsidiary in respect of Excluded Assets, and (iii) BILP has delivered an Officer’s Certificate to the Administrative Agent confirming that the conditions set forth in clauses (i) and (ii) of this clause (c) have been satisfied.

SECTION 10.04                        Consolidations and Mergers.

(a)                                  The Borrowers shall not enter into any transaction of merger or consolidation or sell all or substantially all of any such Borrowers’ Eligible Assets to any other Person (other than another Borrower). The Borrowers shall not permit the Restricted Subsidiaries to enter into any transaction of merger or consolidation or sell all or substantially all of the Eligible Assets of the Restricted Subsidiaries (taken as a whole) to any other Person (other than a merger, consolidation or sale to or into any Subject Party). The requirements of the foregoing sentence shall not apply to a sale or other disposition of any Subsidiary of any Borrower, any Non-Controlled Project Entity or all of the assets of any Project, if such sale does not result in the sale of all or substantially all of the Subject Parties Eligible Assets (taken as a whole).

(b)                                 The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, purchase or otherwise acquire all or substantially all of the assets (including Capital Stock) of any other Person other than (i) a purchase or acquisition by a Subject Party of assets of another Subject Party provided that to the extent that any assets or Capital Stock of the purchased or acquired Subject Party are subject to a Lien created pursuant to the Security Documents, after giving effect to such purchase or acquisition, a perfected security interest shall have been granted in such assets or the Capital Stock of such purchased or acquired entity in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to documentation that is reasonably satisfactory to the Administrative Agent and (ii) pursuant to a Permitted Acquisition.

(c)                                  The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, enter into any transaction of merger or consolidation or any Acquisition that would result in any Eligible Asset becoming an Excluded Asset.

SECTION 10.05                        Transaction with Affiliates. The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its respective Properties to, or purchase any Property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of the Borrowers’ or such Subsidiary’s respective Affiliates (each, an “Affiliate Transaction”), unless the Affiliate Transaction is on terms that are no less favorable to the Borrowers or the applicable Subsidiary than those that would have been obtained in a comparable transaction by the Borrowers or such Subsidiary with an unrelated Person or such transaction is among Subject Parties and does not impair, in any material respect, the Collateral or the ability of any Subject Party to perform its obligations under the Financing Documents to which it is a party.

SECTION 10.06                        Investments in Other Persons.

(a)                                  The Borrowers will not, and will not permit the Restricted Subsidiaries to, make any loans or advances other than in the ordinary course of business (other than a loan or advance that constitutes Affiliate Subordinated Debt owed to a Subject Party, provided, that, in the case of any Affiliate Subordinated Debt owed to a Subject Party by the Approved Target, the Subject Party holding such Affiliate Subordinated Debt shall have executed and delivered to the Collateral Agent such documents as the Administrative Agent reasonably deems necessary to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest in such Affiliate Subordinated Debt).

(b)                                 The Borrowers will not, and will not permit any of its Restricted Subsidiaries to, acquire or create any additional Subsidiaries; provided, however, that, this shall not limit the Borrowers’ ability or the ability of any Restricted Subsidiary to acquire, or create, a Subsidiary (i) to acquire, the Capital Stock of any Subsidiary or Non-Controlled Project Entity in accordance with Section 10.04(b), (ii) to acquire the Capital Stock of, or make a equity contribution to, any then existing Subsidiary or Non-Controlled Project Entity or (iii) to create Subsidiaries in connection with the incurrence of Project Level Indebtedness that is non-recourse to the Borrowers or any Subsidiary of the Borrowers (other than such Subsidiary and their respective Subsidiaries).

SECTION 10.07                        Modification of Contractual Obligations. BILP shall not, and shall not permit any of its Subsidiaries to:

(a)                                  amend, supplement, waive or otherwise modify the Master Services Agreement or Equity Facility, other than any such amendment, supplement, waiver or other modification that does not when taken as a whole adversely affect the interests of the Secured Parties hereunder or under the other Financing Documents; or

(b)                                 amend, supplement, waive or otherwise modify the Organic Documents of BILP or any of its Subsidiaries, if the result could reasonably be expected to have a Material Adverse Effect.

SECTION 10.08                        Fiscal Periods. No Subject Party (other than the Approved Target) shall permit the Fiscal Year to end on a day other than on December 31 of each year.

SECTION 10.09                        Margin Stock. The Borrowers will not use any proceeds of the Credit Extensions, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

SECTION 10.10                        Nature of Business. The Borrowers shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the ownership of the Capital Stock of or other investment in Subsidiaries and Non-Controlled Project Entities listed on Schedule 7.01(b) or 7.01(c) or acquired pursuant to a Permitted Acquisition. The Borrowers shall not permit any of their respective Subsidiaries to engage in any business or acquire any Property that would result in an Eligible Asset becoming an Excluded Asset.

SECTION 10.11                        Change in Name. The Borrowers will not change their corporate or partnership (as applicable) names.

ARTICLE XI

EVENTS OF DEFAULT

SECTION 11.01                        Events of Default. Each of the following events or occurrences described in this Article shall constitute an “Event of Default”:

(a)                                  Non-Payment of Obligations. The failure to pay or cause to be paid (i) any principal of or premium, if any on the Loans or any reimbursement obligation in respect of any LC Disbursement when the same becomes due and payable, whether at scheduled maturity or required prepayment or by acceleration or otherwise and (ii) any interest, fees or any other obligations under the Financing Documents (other than an amount referred to in clause (i)) when the same becomes due and payable under this Agreement and in the case of clause (ii) such failure shall continue unremedied for a period of three (3) Business Days.

(b)                                 Breach of Warranty. Any representation or warranty made by any Subject Party, BILP Holding, Brookfield Power, Brookfield Renewable, BIP, BAM, Canco or BIG under any Financing Document or any certificate delivered pursuant hereto or thereto shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished.

(c)                                  Non-Performance of Certain Covenants and Obligations. The failure by any Borrower or any Restricted Subsidiary to perform or observe any covenant or obligation under Sections 9.03, 9.05, 9.12, or Article X.

(d)                                 Non-Performance of Other Covenants and Obligations. The failure by any Subject Party, BILP Holding, Brookfield Power, Brookfield Renewable, BIP, BAM, Canco or BIG to perform or observe any of its other covenants or obligations in the Financing Documents to which it is a party (other than such failures described in clause (a) or (c) above) and such failure shall continue uncured for 30 or more days after a Authorized Officer of such Person obtains knowledge thereof; provided that if such Person commences efforts to cure such default within such 30-day period, such Person may continue to effect such cure of the default and such default will not be deemed an Event of Default for an additional period of 60 days so long as such Person is diligently pursuing such cure.

(e)                                  Default on Other Indebtedness. An event of default or circumstance shall occur under any mortgage, indenture, or instrument securing or evidencing Financial Indebtedness in excess of $50,000,000 in the aggregate or, after the Approved Target Acquisition Effective Date, $100,000,000, of (i) the Subject Parties or (ii) a Material Group of Companies that causes or permits the holders of such Financial Indebtedness to cause such Financial Indebtedness to become due and payable prior to its stated maturity (following notice or lapse of time or both); or (A) any Subject Party or (B) a Material Group of Companies shall default in the payment when due of any such Financial Indebtedness in such aggregate amount (after giving effect to any applicable grace period).

(f)                                    Judgments. The entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $50,000,000 or after the Approved Target Acquisition Effective Date, $100,000,000, shall be rendered against the Borrowers or any of the Restricted Subsidiaries or a Material Group of Companies, which remain unpaid or unstayed for a period of 60 or more consecutive days.

(g)                                 Impairment of Security, etc. Any of the Security Documents or any other Financing Document (other than in accordance with the provisions thereof) ceases to be in full force and effect and enforceable against the parties thereto or any party thereto (other than the Collateral Agent) shall repudiate, disavow or take legal action to challenge such effectiveness or enforceability, or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Secured Parties on the Collateral described therein with the priority purported to be created thereby or permitted herein or therein.

(h)                                 Bankruptcy, Insolvency, etc. Any Subject Party or a Material Group of Companies shall:

(i)                                     generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(ii)                                  apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the Property of any thereof, or make a general assignment for the benefit of creditors;

(iii)                               in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the Property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days; provided that the Borrowers hereby expressly authorize each Secured Party to appear in any court conducting any relevant proceeding during such sixty (60) day period to preserve, protect and defend their rights under the Financing Documents; or

(iv)                              permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by a Borrower, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; provided, that the Borrowers hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such sixty (60) day period to preserve, protect and defend their rights under the Financing Documents.

(i)                                     Excluded Acquisitions. Any proceeds of Loans or, except to the extent the amount thereof would be permitted hereunder to be made by the Borrowers as a Restricted Payment at such time, any income or revenue received by the Borrowers or any of their respective Subsidiaries or any Controlled Project Entity in respect of an Eligible Asset (including, from the sale or other disposition of such Eligible Asset, the proceeds of any Financial Indebtedness incurred by any thereof, dividends and other returns of capital and repayment of Affiliated Subordinated Indebtedness) are used to fund an Acquisition of an Excluded Asset and the Default pursuant to this clause (i) has not been cured within thirty (30) days of the date of such Acquisition.

(j)                                     Event of Abandonment. The occurrence of an Event of Abandonment by a Material Group of Companies with respect to Projects owned or operated by them.

(k)                                  Change in Control. A Change in Control shall occur.

(l)                                     Trigger Event.  Upon the occurrence of a Trigger Event, unless within ten (10) Business Days after the date of delivery of the Trigger Event Notice, BAM and/or Affiliates of BAM contributes to the Borrowers an amount equal to the lower of (i) the Netting Amount for the Fiscal Year most recently ended and (ii) an amount which, when added to Excess Cash Flow for the relevant Fiscal Quarter, will be sufficient to eliminate such Trigger Event.

SECTION 11.02                        Action if Bankruptcy. If any Event of Default described in clauses (i) through (iv) of Section 11.01(h) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand to any Person

SECTION 11.03                        Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (iv) of Section 11.01(h) with respect to a Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

ARTICLE XII

THE ADMINISTRATIVE AGENT

SECTION 12.01                        Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent to act on its behalf as the Administrative Agent hereunder and to enter into and act on its behalf under the other Financing Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XII are solely for the benefit of the Administrative Agent, the Issuing Lender and the Lenders, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

SECTION 12.02                        Rights as a Lender.

(a)                                  Each Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(b)                                 Each Lender understands that each Person serving as the Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) is engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 12.02 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Subject Parties or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Subject Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrowers, another Subject Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Subject Parties or their Affiliates. Each Lender understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Subject Parties or their Affiliates (including information concerning the ability of the Subject Parties to perform their respective obligations hereunder and under the other Financing Documents) which information may not be available to any of the Lenders that are not members of the Agent’s Group. Neither the Administrative Agent nor any other member of the Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, nor be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Subject Party or any Affiliate of any Subject Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by any Financing Document to be transmitted by the Administrative Agent to the Lenders.

(c)                                  Each Lender further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Subject Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder and under the other Financing Documents). Each Lender agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of any Person serving as the Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) this Agreement nor any other Financing Document, (ii) the receipt by the Agent’s Group of information (including Information) concerning the Subject Parties or their Affiliates (including information concerning the ability of the Subject Parties to perform their respective obligations hereunder and under the other Financing Documents) or (iii) any other matter, shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Subject Parties or their Affiliates) or for its own account.

SECTION 12.03              Duties of Agents; Exculpatory Provisions.

(a)                                  The Administrative Agent’s duties hereunder and under the other Financing Documents are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Financing Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or any of its Affiliates to liability or that is contrary to any Financing Document or Applicable Law.

(b)                                 The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in the Financing Documents, including Article XI or Section 13.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default or of the event or events that give or may give rise to any Default unless and until the Borrowers or any Lender or the Issuing Lender shall have given notice to the Administrative Agent describing such Default and such event or events.

(c)                                  Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement, any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created by the Security Documents or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)                                 Nothing in this Agreement or any other Financing Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to each Agent that such Lender is solely responsible for any such checks such Lender is required to carry out and that such Lender may not rely on any statement in relation to such checks made by such Agent or any of its Related Parties.

SECTION 12.04              Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by the Administrative Agent to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by the Administrative Agent to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any Loans that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Loans and, in the case of a Credit Extension, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Credit Extension. The Administrative Agent may consult with legal counsel (who may be counsel for the Lenders or the Borrowers), independent accountants and other experts selected by the Administrative Agent, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 12.05              Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub-agent and the Related Parties of the Administrative Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article XII and Section 13.03 (as though such sub-agents were the “Administrative Agent” under the Financing Documents) as if set forth in full herein with respect thereto.

SECTION 12.06              Resignation of the Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Issuing Lender, the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and such successor, so long as no Event of Default shall have occurred and be continuing, shall be reasonably acceptable to the Borrower. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that, if the Administrative Agent shall notify the Borrowers, the Issuing Lender and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section (provided that the retiring Administrative Agent may in its sole discretion agree to continue to perform any or all of such functions as nominee until such time as the Required Lenders appoint a successor Administrative Agent as provided for in this Section). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article and Sections 13.03 and 13.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 12.07              Non-Reliance on the Administrative Agent or Other Lenders.

(a)                                  Each Lender confirms the Administrative Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Affiliates) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making its Loans hereunder and (z) taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making its Loans hereunder and under the other Financing Documents is suitable and appropriate for it.

(b)                                 Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Financing Documents, (ii) it has, independently and without reliance upon the Administrative Agent, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Financing Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i)                                     the financial condition, status and capitalization of the Borrowers and each other Subject Party;

(ii)                                  the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Financing Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Financing Document;

(iii)                               determining compliance or non-compliance with any condition hereunder to the making of its Loans and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;

(iv)                              the adequacy, accuracy and/or completeness of any other information delivered by the Administrative Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Financing Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Financing Document.

SECTION 12.08              Posting of Approved Electronic Communications.

(a)                                  So long as RBC or any of its Affiliates is the Administrative Agent, the Approved Electronic Communications may be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lenders by facsimile to (416) 842-4023. Each of the Lenders and each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make such Approved Electronic Communications available to the Lenders by posting such notices on IntraLinksTM or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)                                 Each of the Lenders and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders and each Borrower hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)                                  THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OTHER MEMBER OF THE

AGENT’S GROUP WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OTHER MEMBER OF THE AGENT’S GROUP IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(d)                                 Each of the Lenders and each Borrower agrees that the Administrative Agent may, but (except as may be required by Applicable Law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

SECTION 12.09              Collateral. The Lenders agree that all Liens in any Property of BILP or any of its Subsidiaries, held by or for the benefit of them or any other Secured Party (other than the Liens granted in and to the Property covered by the Reaffirmation Agreements) shall be automatically released on the Amendment No. 2 Closing Date and the Lenders shall, and shall direct the Collateral Agent, to take all reasonable actions at the request and expense of the Borrowers, to release of record any such released Liens. The Lenders hereby authorize the Administrative Agent to (a) direct the Collateral Agent to enter into the Reaffirmation Agreements and the Amended and Restated Collateral Trust Agreement and (b) provide instructions and authorization to the Collateral Agent to execute and deliver such documents as the Borrowers may reasonably request after the Amendment No. 2 Closing Date, that are necessary to release the security interests in the Collateral required under (and as defined in) the Existing Credit Agreement (other any Collateral pledged, or in respect of which is lien is granted, pursuant to the Security Documents) and release any Guarantors party to (and as defined in) the Existing Credit Agreement (other than the Borrowers) from their guarantee obligations under the Existing Credit Agreement.

SECTION 12.10              No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Persons acting as Book Runners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Financing Documents, except in its capacity, as applicable, as the Administrative Agent, the Issuing Lender or as a Lender hereunder.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

SECTION 13.01              Waivers, Amendments, etc. The provisions of this Agreement or of any other Financing Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

(a)                                  modify this Section without the consent of all Lenders;

(b)                                 increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments or reduce any fees described in Article III payable to any Lender in respect of such Lender’s Loans or permit an Interest Period with a duration in excess of six months, in each case without the consent of such Lender;

(c)                                  extend any scheduled date of payment of principal for any Lender’s Loan or LC Disbursement, or reduce the principal amount of, rate of interest or fees on any Loan or LC Disbursement, or extend the scheduled date on which interest or fees are payable in respect of such Loan or LC Disbursement, in each case, without the consent of the Lender which has made such Loan or LC Disbursement;

(d)                                 reduce the percentage set forth in the definition of “Required Lenders” or modify any requirement hereunder that any particular action be taken by all Lenders, without the consent of all Lenders;

(e)                                  except as otherwise expressly provided in a Financing Document, release a material Restricted Subsidiary or a material portion of the Collateral under the Financing Documents, in each case without the consent of all Lenders;

(f)                                    affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), unless consented to by the Administrative Agent; or

(g)                                 modify Section 3.01(b) or 3.01(c) (or any related definition) without the consent of each Lender adversely affected thereby;

(h)                                 modify Section 9.13 (or any related definition), without the consent of all Lenders; or

(i)                                     modify the definition of “Category A Assets” or the proviso in the definition of “Eligible Asset” set forth in Section 1.01, the consent of all Lenders; or

(j)                                     modify Section 8.02 (or any related definition), without the consent of all Lenders.

No failure or delay on the part of the Administrative Agent, the Issuing Lender or any Lender in exercising any power or right under any Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrowers in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Issuing Lender or any Lender under any Financing Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 13.02              Notices; Time. All notices and other communications provided under each Financing Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Borrowers, the Administrative Agent, Issuing Lender or the Collateral Agent, at its address or facsimile number set forth on Schedule I, and if to a Lender to the applicable Person at its address or facsimile number set forth on Schedule I or set forth in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder, or, in any case, at such other address or facsimile number as may be designated by any such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Unless otherwise indicated, all references to the time of a day in a Financing Document shall refer to New York, New York time. Electronic mail and Internet and intranet websites may, at the discretion of the Administrative Agent, be used to distribute routine communications, such as financial statements and other information as provided in Section 8.01(a), to distribute Financing Documents for execution by the parties thereto and distribute executed Financing Documentation and may not be used for any other purpose.

SECTION 13.03              Payment of Costs and Expenses. The Borrowers agree to pay on demand all reasonable fees and expenses of the Administrative Agent (including the fees and out-of-pocket expenses of Milbank, Tweed, Hadley & McCloy LLP, or such other counsel to the Administrative Agent and of local counsel, if any, who may be retained by or on behalf of the Administrative Agent), the Collateral Agent (including the fees and expenses of Sonnenschein Nath Rosenthal, LLP or such other counsel to the Collateral Agent who may be retained by or on behalf of the Administrative Agent) or the Issuing Lender in connection with:

(a)                                  the negotiation, preparation, execution and delivery of each Financing Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Financing Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

(b)                                 the filing, recording, refiling or rerecording of any Financing Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been filed or recorded and any and all other documents or instruments of further assurance required to be filed or recorded, or refiled or rerecorded by the terms of any Financing Document; and

(c)                                  the preparation and review of the form of any document or instrument relevant to any Financing Document.

The Borrowers further agree to pay, and to save each Secured Party harmless from all liability for, any stamp or other Non-Excluded Taxes which may be payable in connection with the execution or delivery of each Financing Document, the Credit Extensions or the issuance of the Notes. The Borrowers also agree to reimburse each Secured Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses of counsel to each Secured Party) incurred by such Secured Party in connection with (x) the negotiation of any restructuring or “work-out” with the Borrowers, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations (including, without limitation, the costs and expenses of the Collateral Agent or any Secured Party incurred in connection with bringing any enforcement or collection action with respect to the Collateral under any Financing Document).

SECTION 13.04              Indemnification.

(a)                                  Indemnification by the Borrowers. The Borrowers shall indemnify each Agent, each Lender, the Issuing Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Property owned or operated by the Borrowers, any of their respective Subsidiaries or any Non-Controlled Project Entity, or any environmental liability related in any way to the Borrowers, their respective Subsidiaries or any Non-Controlled Project Entity, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Financing Document, if the Borrowers have obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Notwithstanding the foregoing, any Tax-related matters shall be covered by Section 4.06(g).

(b)                                 Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) of this Section to be paid by it to either Agent, the Issuing Lender or any Related Party thereof, each Lender severally agrees to pay to such Agent, Issuing Lender or such Related Party, as the case may be, pro rata in accordance with such Lender’s Commitment (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against, the Issuing Lender, either Agent in its capacity as such, or against any Related Party of any of the foregoing acting for such Issuing Lender or Agent in connection with such capacity.

(c)                                  Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, each party hereto agrees that it will not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)                                 Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

SECTION 13.05              Survival. The obligations of the Borrowers under Sections 4.03, 4.04, 4.05, 4.06, 13.03 and 13.04, and the obligations of the Lenders under Section 12.01, shall in each case survive any assignment from one Lender to another (in the case of Sections 13.03 and 13.04) and the occurrence of the Commitment Termination Date. The representations and warranties made by each Subject Party, BILP Holding, Brookfield Power, Brookfield Renewable, BIP, BAM or BIG or any of the Subject Parties in each Financing Document shall survive the execution and delivery of such Financing Document. The provisions of Section 13.22 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 13.06              Severability. Any provision of any Financing Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Financing Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 13.07              Headings. The various headings of each Financing Document are inserted for convenience only and shall not affect the meaning or interpretation of such Financing Document or any provisions thereof.

SECTION 13.08              Execution in Counterparts; Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto expressly waives its rights to receive originally executed documents other than with respect to any Notes) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrowers, Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent.

SECTION 13.09              Governing Law; Entire Agreement. THIS AGREEMENT AND THE NOTES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. The

Financing Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 13.10              Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that none of the Borrowers may assign or transfer its rights or obligations hereunder or under any other Financing Document to which it is a party without the consent of all of the Lenders.

SECTION 13.11              Sale and Transfer of Credit Extensions; Participations in Credit Extensions; Notes.

(a)                                  The Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 13.11, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 13.11 or (iii) by way of pledge or assignment of a security interest pursuant to paragraph (e) of this Section 13.11 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, the Issuing Lender, Participants to the extent provided in paragraph (d) of this Section 13.11 and, to the extent expressly contemplated hereby, the respective Related Parties of each Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders. Any Lender may, (a) upon notice to the Borrowers and Administrative Agent, at any time and from time to time, assign to (A) any Lender or any Affiliate of a Lender or (B) any Approved Fund and (b) with written consent of the Administrative Agent and Issuing Lender (not to be unreasonably withheld or delayed), assign to an Eligible Assignee, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments or Loans); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                              in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                                in any case not described in clause (A) above, the amount of the Commitment (which for this purpose includes the Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrowers otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)           Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not already a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)          No Assignment to Borrowers. No such assignment shall be made to the Borrowers or any Affiliate of any Borrower.

(iv)          No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 13.11, from and after the effective date specified in each Lender Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement provided that no assignee shall be entitled to receive any greater payments under Section 4.06 than the applicable assigning Lender would have been entitled to receive with respect to the interest so assigned, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 13.11.

(c)           Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a copy of each Lender Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans (and any interest thereon) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, each Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Collateral Agent and any Lender (but only in respect of such Lender’s Loans and Commitments), at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or any Borrower or any Affiliate of any Borrowers or Subsidiaries or the Non-Controlled Project Entities) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, each Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest, or (v) release any Property covered by any Security Document, except in connection with Restricted Payments permitted hereunder or as otherwise provided herein or in the Security Documents. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.03, 4.04, 4.05, 4.06, 8.01(a), 13.03 and 13.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 13.11, provided that a Participant shall not be entitled to receive any greater payments under Section 4.06 than the applicable Lender would have been entitled to receive with respect to such participation sold to such Participant. Each Lender having sold a participation in its rights or Obligations under this Agreement, acting solely for this purpose as an agent of the Borrowers, shall maintain a register for the recordation of the names and addresses of such Participants and the rights, interests or obligations of such Participants in any Obligation, in any Commitment and in any right to receive any payments hereunder.

(e)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any Note to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 13.12     Other Transactions. Nothing contained herein shall preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by the Financing Documents, with any Borrower or any of their respective Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 13.13     Independence of Covenants and Default Provisions. All covenants and default provisions contained in this Agreement or any other Financing Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants or default provisions, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant or default provision shall not, unless expressly so provided in such first covenant or default provision, avoid the occurrence of a Default if such action is taken or such condition exists.

SECTION 13.14     Confidentiality. Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Financing Document or any action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and its obligations, this Agreement or payments hereunder, (iii) any rating agency, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Issuing Lender, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from the Borrowers or any of their respective Subsidiaries or any Non-Controlled Project Entity relating to the Borrowers or any of their respective Subsidiaries or any Non-Control Project Entity or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a non-confidential basis prior to disclosure by the Borrowers or any of their respective Subsidiaries or any Non-Controlled Project Entity, provided that, in the case of information received from the Borrowers or any of their respective Subsidiaries or any Non-Controlled Project Entity after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 13.15     Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY

FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUING LENDER OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWERS HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWERS HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE FINANCING DOCUMENTS.

SECTION 13.16     Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, EACH LENDER AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER OR THE BORROWERS IN CONNECTION THEREWITH. THE BORROWERS ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER FINANCING DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE FINANCING DOCUMENTS.

SECTION 13.17     Patriot Act and PCMLTF Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act and PCMLTF Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

SECTION 13.18     Titles. The parties hereto agree that the Arrangers identified on the cover page of this Agreement, in their capacities as such, shall not have any obligations, liability or responsibility under or in connection with this Agreement and the other Financing Documents.

The Borrowers further acknowledge that RBC is acting as Administrative Agent, HSBC Bank USA, National Association is acting as Collateral Agent.

SECTION 13.19     Service of Process. The Borrowers agree that service of process in any action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Brookfield Infrastructure L.P. c/o Brookfield Asset Management at 3 World Financial Center, 11th Floor, New York, New York 10281 Attention: John Stinebaugh (the “Process Agent”), or at such other address of which the Administrative Agent shall have been notified in writing by the Borrowers; provided that, if the Process Agent ceases to act as the Borrowers’ agent for service of process, the Borrowers will, by an instrument reasonably satisfactory to the Administrative Agent, appoint another Person (subject to the approval of the Administrative Agent) in the Borough of Manhattan, New York, New York to act as the Borrowers’ agent for service of process. Each other party hereto irrevocably consents to service of process in the manner provided for notices in Section 13.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 13.20     Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York, New York, is of the essence, and the obligations of the Borrowers under this Agreement and the other Financing Documents to each Lender or either Agent (in this Section 13.20 called an “Entitled Person”) to make payment in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase, and transfer to New York, New York, Dollars in the amount originally due to such Entitled Person with the judgment currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 13.20 called the “judgment currency”), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Dollars at New York, New York, with the judgment currency on the Business Day immediately preceding the day on which such judgment is rendered. The Borrowers hereby, as a separate obligation and notwithstanding any such judgment, agree to indemnify such Entitled Person against, and to pay each Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars purchased and transferred as aforesaid.

SECTION 13.21     Borrowers’ Obligations.

(a)           Each Borrower agrees that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Borrowers will, jointly and severally, promptly pay the same, without any demand or notice whatsoever and each Borrower jointly and severally irrevocably and unconditionally accepts, joint and several liability with respect to the payment and performance of all of the Obligations of each other Borrower, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. All Borrowers acknowledge and agree that the delivery of funds to any Borrower under this Agreement shall constitute valuable consideration and reasonably equivalent value to all Borrowers for the purpose of binding them and their assets on a joint and several basis for the obligations hereunder.

(b)           The joint and several obligations of each Borrower hereunder are of payment and not of collection and are independent of the obligations of any other Borrower and a separate action or actions may be brought against each Borrower whether or not action is brought against any other Borrower. The Administrative Agent may enforce this Agreement and the other Financing Documents against any Borrower without first making demand upon or instituting collection proceedings against any other Borrower. Each Borrower waives, to the fullest extent permitted by law, the benefits of any statutes of limitations affecting its liability hereunder. Each Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to the obligations of any other Borrower and any requirement that any Lender protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any other Borrower or entity.

(c)           The unconditional liability of each Borrower for the entire Obligations shall not be impaired by any event whatsoever, including, but not limited to, the merger, consolidation, dissolution, cessation of business or liquidation of any Borrower; the financial decline or bankruptcy of any Borrower; the failure of any other party to guarantee the Obligations or to provide collateral therefor; the Lenders’ compromise or settlement with or without release of any Borrower; the Administrative Agent’s release of any collateral for the Obligations, with or without notice to the Borrowers; the Administrative Agent’s or Banks’ failure to file suit against any Borrower (regardless of whether such Borrower is becoming insolvent, is believed to be about to leave the state or jurisdiction or any other circumstance); the Administrative Agent’s or Lenders’ failure to give any Borrower notice of default; the unenforceability of the Obligations against any Borrower or any Restricted Subsidiary due to bankruptcy discharge, counterclaim, or for any other reason; the Administrative Agent’s or Lenders’ acceleration of the obligations at any time; the extension, modification or renewal of the obligations or any Financing Document; the Administrative Agent’s or Lenders’ failure to undertake or exercise diligence in collection efforts against any party or property; the termination of any relationship of any Borrower with any other Borrower, including, but not limited to, any relationship of commerce or ownership; any Borrower’s change of name or use of any name other than the name used to identify such Borrower in this Agreement; or any Borrower’s use of the credit extended for any purpose whatsoever.

(d)           Each Borrower agrees not to seek payment directly or indirectly from another Borrower or any Restricted Subsidiary through a claim of indemnity, contribution, or otherwise with respect to the Obligations, until the Obligations have been repaid in full and the Commitments have terminated.

(e)           In any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations hereunder of any Borrower would otherwise be held or be determined to be void, invalid or unenforceable on account of the amount of the obligations, then, notwithstanding any other provision hereof to the contrary, the amount of such liability of such Borrower shall, without any further action by such Borrower, any Lender, the Issuing Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors determined in such action or proceeding.

(f)            Each Borrower hereby authorizes each other Borrower to deliver or submit on behalf of such Borrower (and all of the Borrowers) any notice or certificate required or permitted to be delivered or submitted by it or in its behalf hereunder and agrees that it will be bound by, and shall be responsible for any information set forth in, any such notice or certificate to the same extent as if such notice or certificate were executed by an Authorized Officer of such Borrower and delivered or submitted by such Borrower.

SECTION 13.22     Confirmation of Amendment and Restatement This Agreement shall amend and restate the Existing Credit Agreement in its entirety as of the Amendment No. 2 Closing Date on the terms and subject to the conditions set forth herein, (ii) this Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities and (iii) from and after the Amendment No. 2 Closing Date, the Existing Credit Agreement shall be of no further force or effect, except to evidence the Obligations (as defined therein) incurred, the representations and warranties made, and the actions or omissions performed or required to be performed, thereunder prior to the Amendment No. 2 Closing Date and except as provided in Section 13.05.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BROOKFIELD INFRASTRUCTURE GENERAL PARTNER LIMITED, for and on behalf of BROOKFIELD INFRASTRUCTURE GP L.P., for and on behalf of BROOKFIELD INFRASTRUCTURE L.P., as Borrower

By:	/s/ Greg Morrison
Name: Greg Morrison
Title:

State of Florida	)
)
County of Dade	)

On June 16, 2010, before me, the undersigned Notary Public, personally appeared Greg Morrison personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Signed
Notary Public]

BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC. , as Borrower

By:	/s/ Aleks Novakovic
Name: Aleks Novakovic
Title: Vice President

Canada	)
)
province of ontario	)

On June 17, 2010, before me, the undersigned Notary Public, personally appeared Aleks Novakovic personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Joseph Stuart Freedman
Notary Public]

BROOKFIELD INFRASTRUCTURE CORPORATION, as Borrower

By:	/s/ John Stinebaugh
Name: John Stinebaugh
Title: President

State of New York	)
)
County of New York	)

On June 18, 2010, before me, the undersigned Notary Public, personally appeared John Stinebaugh personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Suzanne Rosenbaum
Notary Public]

BIP BERMUDA HOLDINGS I LIMITED, as Borrower

By:	/s/ George Gleadall
Name: George Gleadall
Title: Director / Deputy Chairman

BROOKFIELD INFRASTRUCTURE PARTNERS CAPITAL MANAGEMENT SRL, as Borrower

By:	/s/ George Gleadall
Name: George Gleadall
Title: Manager

INITIAL LENDERS:

HSBC BANK CANADA
as Lender

By:	/s/ Casey Oates
Name: Casey Oates
Title: Authorized Signatory

By:	/s/ Maya Cukierman
Name: Maya Cukierman
Title: Authorized Signatory

On June 16, 2010, before me, the undersigned Notary Public, personally appeared Maya Cukierman and Casey Oates personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Signed
Notary Public]

ROYAL BANK OF CANADA
as Lender

	By:	/s/ Dustin Craven
Name: Dustin Craven
Title: Attorney-in-Fact

State of New York	)
)
County of New York	)

On June 14, 2010, before me, the undersigned Notary Public, personally appeared Dustin Craven personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Tanya L. Fraley
Notary Public]

CREDIT SUISSE AG, TORONTO
BRANCH
as Lender

	By:	/s/ Steven Fuh
Name: Steven Fuh
Title: Vice-President

	By:	/s/ Bruce F. Wetherly
Name: Bruce F. Wetherly
Title: Director and Principal Officer

Toronto, Ontario	)
)
)

On June 18, 2010, before me, the undersigned Notary Public, personally appeared Steve Fuh and Bruce Wetherly personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Signed
Notary Public]

CITIBANK, N.A.
as Lender

	By:	/s/ Carl Cho
Name: Carl Cho
Title: Vice President

State of New York	)
)
County of New York	)

On June 16, 2010, before me, the undersigned Notary Public, personally appeared Carl Cho personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Susan Amrhein
Notary Public]

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA,
as Administrative Agent

	By:	/s/ Dustin Craven
Name: Dustin Craven
Title: Attorney-in-Fact

State of New York	)
)
County of New York	)

On June 15, 2010, before me, the undersigned Notary Public, personally appeared Dustin Craven personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Tanya L. Fraley
Notary Public]

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA,
as Administrative Agent

	By:	/s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

Ontario	)
)
County of Toronto	)

On June 15, 2010, before me, the undersigned Notary Public, personally appeared Ann Hurley personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Signed
Notary Public]

CITICORP NORTH AMERICA, INC.,
as administrative agent under the Existing Credit
Agreement

	By:	/s/ Carl Cho
Name: Carl Cho
Title: Vice President

State of New York	)
)
County of New York	)

On June 16, 2010, before me, the undersigned Notary Public, personally appeared Carl Cho personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Susan Amrhein
Notary Public]

SCHEDULE I

PERCENTAGES; LIBOR OFFICE; APPLICABLE LENDING OFFICE

Certain Addresses for Notices and Applicable Lending Offices

If to BILP, BIP, BIG, BIP Bermuda Holdings I Limited:

c/o

Appleby Services (Bermuda) Ltd.

Attn: Jane Sheere

Canon’s Court

22 Victoria Street

PO Box HM 1179

Hamilton HM EX

Bermuda

Tel: 441 298 3532

Fax: 441 298 3304

with a copy to

Weil, Gotshal & Manges LLP

Attn: Elaine Stangland

767 Fifth Avenue

New York, NY 10153

Tel: (212) 310-8315

Fax: (212) 310-8007

Each other entity:

c/o

Brookfield Asset Management, LLC

attn: John Stinebaugh

Three World Financial Center

200 Vesey Street, 11th Floor

New York, NY 10281-1021

Tel: (212)417-7000

Fax: (212)417-7196

with a copy to

Weil, Gotshal & Manges LLP

Attn: Elaine Stangland

767 Fifth Avenue

New York, NY 10153

Tel: (212) 310-8315

Fax: (212) 310-8007

S-I-1

If to the Administrative Agent:

Royal Bank of Canada

P.O. Box 50, 200 Bay Street

Royal Bank Plaza

12th Floor, South Tower

Toronto, Ontario

M5J 2W7

Fax: (416) 842-4023

Attention: Manager, Agency Services Group

If to the Issuing Lender:

Royal Bank of Canada

One Liberty Plaza, 3rd Floor, New York, NY 10006-1404

Attention: Manager Credit Administration

Tel: 212-428-6235

Fax: 212-428-3015

Wire Transfer Information:

Bank Name: JPMorgan Chase Bank

City, State, Zip: New York, New York 10081

ABA #: 021000021

Account Name: Royal Bank of Canada — New York

Account No.: 9201033363

Attention: Global Loans Administration

Reference: Loan/Interest/Fee Payment for BILP

If to the Collateral Agent:

HSBC Bank USA, National Association

452 Fifth Avenue

New York, NY 10018

Tel: (212) 525-7456

Fax: (212) 525-1300

Attention: Corporate Trust and Loan Agency

S-I-2

Percentages

Lender
Information	Applicable Lending Office	Percentage
Royal Bank of Canada	One Liberty Plaza, 3rd Floor	25%
	165 Broadway, New York,
	NY 10006-1404

	Wire Transfer Information:
	Bank Name: JPMorgan Chase Bank
	City, State, Zip: New York,
	New York 10081
	ABA #: 021000021
	Account Name: Royal Bank of Canada — New York
	Account No.: 9201033363
	Reference: Loan/Interest/Fee Payment for BIP

Citibank, N.A.	Citibank N.A.	25%
	1615 Brett Road,
	Building III
	New Castle, DE 19720

	Wire Transfer Information:
	Bank Name: Citibank, N.A.
	City, State, Zip: 1615 Brett Rd, OPS
	III, New Castle, DE 19720
	ABA #: 021000089
	Swift Address: CITIUS33
	Account Name: Infrastructure and
	Energy Finance
	Account No.: 3041-9849
	Reference: Attn: Closing Deal
	Unit/BIP Credit Facility

Credit Suisse AG, Toronto Branch	Credit Suisse AG, Toronto Branch 1 First Canadian Place, Suite 2900 P.O. Box 301	25%
	Toronto, Ontario, Canada M5X 1C9

	Wire Transfer Information:
	Bank Name: Bank of New York
	City, State, Zip: New York, New York
	ABA #: 021000018
	Swift Address: 1RVTUS3N
	Account Name: in favor of Credit
	Suisse AG, Toronto Branch

S-I-3

Account No.: 890-0361-212
Reference: Brookfield Infrastructure L.P.

S-I-3

HSBC Bank Canada	70 York Street, Toronto, Ontario M5J 1S9	25%

Wire Transfer Information for USD advances:
Bank Name: HSBC Bank Canada
City/State: New York, New York
ABA# of Credit Bank: Fed Wire
#021001088
Name of Account: HSBC Bank Canada
Account No.: 000-050-881
Swift No.: HKBCCATT

For Further Credit:
70 York Street, Toronto, Ontario
Account Number 10002-016-
930404-020
Ref: Brookfield Infrastructure
L.P. (002-516101)
Attn: Credit Services Dept.

S-I-4

SCHEDULE II

AMENDMENT NO. 2 CLOSING DATE PROJECTS

Island Timberlands LP

Longview Timberlands, LLC

Longview Timber, Corp.

Great Lakes Power Transmission LP

Transelec Chile S.A.

Norte S.A.

PPP Solutions (Long Bay) Partnership

Brookfield Showgrounds Pty Ltd.

Peterborough (Progress Health) Plc.

Hydro Kennebec LLC

WETT LLC

PD Ports Group Ltd. and its subsidiaries

Prime Infrastructure Holdings Limited and its subsidiaries

S-II-1

SCHEDULE III

ENVIRONMENTAL AND SOCIAL POLICY GUIDELINES

The Borrowers will appoint an external consultant to conduct environmental and social due diligence, as appropriate, with particular attention to:

•                                          Ensuring that prospectively environmental and social safeguards as defined by the applicable environmental legislation are adequately integrated by the portfolio companies into any future Project design prior to its financing and in its implementation during the operational phase;

•                                          Ensuring that social safeguards, based on the principle of restoration and possible improvement in the economic status of Project Affected People, are integrated by the portfolio companies into any new Project design prior to its financing and in its implementation during the operational phase;

•                                          Ensuring, where the project presents significant environmental and social risk, that relevant international best practices, such as the IFC Performance Standards, are integrated by the portfolio companies into the Project design prior to its financing and in its implementation during the operational phase;

•                                          Integrating environmental and social risk into its internal risk management analysis; and

For the purposes hereof “Project Affected People” are members of the local population within the project’s area of influence who may be directly or indirectly affected by the project. This may include, but is not limited to, individuals and families living near or directly affected by the project, community representatives, and indigenous groups and their leaders.

S-III-1

SCHEDULE IV

GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

Person	Approved Jurisdiction
Brookfield Infrastructure Holdings (Canada) Inc.	Canada
Brookfield Infrastructure Corporation	Delaware
BIP Bermuda Holdings I Limited	Bermuda
BIP Bermuda Holdings II Limited	Bermuda
BIP Bermuda Holdings III Limited	Bermuda
BIP Bermuda Holdings IV	Bermuda
Burgundy Infrastructure Acquisitions II Limited	Bermuda
ETC Holdings Ltd.	Bermuda
Brookfield Infrastructure Partners Capital Management SRL	Barbados
Great Lakes Power Transmission Inc.	Canada
Great Lakes Power Transmission LP	Canada
1228185 Ontario Limited	Canada
Brookfield Infrastructure Long Bay Pty Ltd	Australia
Brookfield Infrastructure Long Bay Holdings Pty Ltd	Australia
Brookfield Infrastructure Long Bay Investments Pty Ltd	Australia
Brookfield Infrastructure Showgrounds Holdings Pty Ltd	Australia
Brookfield Infrastructure Showgrounds Investments Pty Ltd	Australia
Brookfield Infrastructure (UK) Limited	United Kingdom
Longview Timber Holdings Corp.	United States

S-IV-1

Person	Approved Jurisdiction
Brookfield Timberland Holdings LP	United States
Islands Timberland Holding LP	United States
Island Timberlands LP	United States
Rentas Electricas I Limitada	Chile
Rentas Electricas II Limitada	Chile
Transelec Chile S.A.	Chile
Longview Timber Holdings Corp.	United States
Longview Timber LLC	United States
Longview Timberlands LLC	United States
Longview Fibre Company	United States
Longview Timber, Corp.	United States
PPP Solutions (Long Bay) Partnership	Australia
Brookfield Showgrounds Pty Ltd.	Australia
Peterborough (Progress Health) Holdings, Ltd.	United Kingdom
BIP Netherlands Holdings B.V.	Netherlands
Brookfield Infrastructure Partners Holdings (Cyprus) Limited	Cyprus
BIP Luxembourg Holdings S.à.r.l.	Luxembourg
Multiplex Long Bay Trust	Australia
Brookfield Long Bay Pty Ltd. (trustee)	Australia
PPP Solutions (Long Bay) Nominee Pty Ltd.	Australia
Brookfield Infrastructure UK Holdings (Brookfield AIV) L.P.	Bermuda
BIP PD Ports Capital Management SCA	Luxembourg
Brookfield Australia Infrastructure Holdings (Brookfield AIV) L.P.	Bermuda
Brookfield Americas Infrastructure Co-Investment Vehicle (Bermuda) L.P.	Bermuda
BAIF-Brookfield-HK U.S.	United States

S-IV-2

Person	Approved Jurisdiction
AIV LLC
BAIF U.S. Renewable Power Holdings LLC	United States
BAIF CREZ AIV Holdings LLC	United States
Brookfield-CREZ SPV LLC	United States
Prime Infrastructure Holdings Limited	Australia

S-IV-3

SCHEDULE V

RESTRICTED SUBSIDIARIES

1.     BIP Bermuda Holdings II Limited, a Bermudian Limited Liability Company

2.     BIP Bermuda Holdings III Limited, a Bermudian Limited Liability Company

3.     Brookfield Infrastructure (UK) Limited, a U.K. Limited Company

4.     Brookfield Infrastructure Long Bay Pty Ltd., an Australian Proprietary Limited Company

5.     Brookfield Infrastructure Long Bay Holdings Pty Ltd., an Australian Proprietary Limited Company

6.     Brookfield Infrastructure Long Bay Investments Pty Ltd., an Australian Proprietary Limited Company

7.     Brookfield Infrastructure Showgrounds Holdings Pty Ltd, an Australian Proprietary Limited Company

8.     Brookfield Infrastructure Showgrounds Investments Pty Ltd, an Australian Proprietary Limited Company

9.     Brookfield Showgrounds Holdings Pty Ltd., an Australian Proprietary Limited Company

10.   Burgundy Infrastructure Acquisitions II Ltd., a Bermudian Limited Liability Company

11.   BIP Bermuda Holdings IV Limited, a Bermudian Limited Liability Company

12.   Multiplex Long Bay Trust, an Australian Trust

13.   BAIF-Brookfield-HK U.S. AIV LLC, a Delaware limited liability company

14.   BAIF CREZ AIV Holdings LLC, a Delaware limited liability company

S-V-1

15.   BIP Netherlands Holdings B.V., a Dutch Company

16.   Brookfield Infrastructure Partners Holdings (Cyprus) Limited, a Cyprus Limited Liability Company

17.   BIP Luxembourg Holdings S.à.r.l., a Luxembourg Limited Liability Company

S-V-2

SCHEDULE 7.01(b)

DIRECT AND INDIRECT SUBSIDIARIES OF BILP

1.     Brookfield Infrastructure Holdings (Canada) Inc., an Ontario Corporation

2.     Brookfield Infrastructure Corporation, a Delaware corporation

3.     BIP Bermuda Holdings I Limited, a Bermudian Limited Liability Company

4.     BIP Bermuda Holdings II Limited, a Bermudian Limited Liability Company

5.     BIP Bermuda Holdings III Limited, a Bermudian Limited Liability Company

6.     Brookfield Infrastructure (UK) Limited, a U.K. Limited Company

7.     Brookfield Infrastructure Long Bay Pty Ltd., an Australian Proprietary Limited Company

8.     Brookfield Infrastructure Long Bay Holdings Pty Ltd., an Australian Proprietary Limited Company

9.     Brookfield Infrastructure Long Bay Investments Pty Ltd., an Australian Proprietary Limited Company

10.   Brookfield Infrastructure Showgrounds Holdings Pty Ltd, an Australian Proprietary Limited Company

11.   Brookfield Infrastructure Showgrounds Investments Pty Ltd, an Australian Proprietary Limited Company

12.   Brookfield Showgrounds Holdings Pty Ltd., an Australian Proprietary Limited Company

SCHEDULE 7.01(b) - 1

13.   Brookfield Infrastructure Partners Capital Management SRL, a Barbadian Society With Restricted Liability

14.   Great Lakes Power Transmission Inc., an Ontario Corporation

15.   Great Lakes Power Transmission LP, an Ontario Limited Partnership

16.   Great Lakes Power Transmission Holdings Corp., an Ontario Corporation

17.   1228185 Ontario Limited, an Ontario Corporation

18.   Burgundy Infrastructure Acquisitions II Ltd., a Bermudian Limited Liability Company

19.   BIP Bermuda Holdings IV Limited, a Bermudian Limited Liability Company

20.   Multiplex Long Bay Trust, an Australian Trust

21.   BAIF-Brookfield-HK U.S. AIV LLC, a Delaware limited liability company

22.   BAIF CREZ AIV Holdings LLC, a Delaware limited liability company

23.   BIP Netherlands Holdings B.V., a Dutch Company

24.   Brookfield Infrastructure Partners Holdings (Cyprus) Limited, a Cyprus Limited Liability Company

25.   BIP Luxembourg Holdings S.à.r.l., a Luxembourg Limited Liability Company

26.   Transelec Chile S.A.

SCHEDULE 7.01(b) - 2

SCHEDULE 7.01(c)

NON-CONTROLLED PROJECT ENTITIES IN WHICH BILP INDIRECTLY OWNS

AN OWNERSHIP INTEREST

Jurisdiction of
Entity	Organization	Percentage
ETC Holdings Ltd.	Bermuda	17.8% of common stock is held by BIP Bermuda Holdings III Limited
Longview Timber Holdings Corp.	Delaware

3,231,212 shares held by Brookfield Infrastructure Corporation

9,337,008 shares held by Brookfield Global Timber Fund I L.P.

207,194 shares held by Brookdield Global Timber Fund I (Brookfield PIV), LLC

1,272,028 shares held by BGTF I (Norma) LLC

Brookfield Timberland Holdings LP	Manitoba

75% of limited partner units are held by Brookfield Infrastructure Holdings (Canada) Inc.

25% of limited partner units are held by Brookfield Infrastructure Investments Corp.

General partner is Brookfield Timberlands Holdings GP Inc.

Islands Timberlands Holdings LP	Manitoba	99.9% of limited partner units are held by Brookfield Timberlands Holdings LP General Partner is Island Timberlands Holdings GP Inc.

SCHEDULE 7.01(c) - 1

Islands Timberlands LP	Manitoba

49.997% of limited partner units are held by Island Timberlands Holdings LP

General partner is Island Timberlands G.P. Ltd.

50% owned by institutional investors through WCBAF REYKN Investment Corporation (3.75%), REYKN Investment Corporation (21.25%), 4246284 Canada Inc. (11.02%), 4246292 Canada Inc. (13.98%).

R. Carter owns 0.002%.

Rentas Electricas I Limitada	Chile	99.9% of capital is held by ETC Holdings Ltd.
Rentas Electricas II Limitada	Chile	99.99% of capital is held by Rentas Electricas I Limitada
Transelec Chile S.A.	Chile	100% of capital is held by Rentas Electricas II Limitada
Norte S.A.	Chile	100% of capital is held by Transelec Chile S.A.
Longview Timber Holdings LLC	Delaware	100% owned by Longview Timber Holdings, Corp.
Longview Timber LLC	Delaware	99% of units are held by Longview Timber Holdings LLC
Longview Timberlands LLC	Delaware	100% of special units are held by Longview Fibre Company, 100% of common units are held by Longview Timber LLC, 100% of special common units are held by Longview Timber LLC
Longview Fibre Company	Washington	100% of common stock is held by Longview Timber LLC
Longview Timber Corp.	Delaware	100% of common stock is held by Longview Fibre

SCHEDULE 7.01(c) - 2

Company
PPP Solutions (Long Bay) Nominees Pty Ltd.	Australia	50% owned by Brookfield Infrastructure Long Bay Pty. Ltd. and 50% owned by PPP Solutions (Long Bay) Services #1 Ptd Ltd.
PPP Solutions (Long Bay) Partnership	Australia	50% owned by Multiplex Long Bay Trust and 50% owned by PPP Solutions (Long Bay) Trust #1
Brookfield Showgrounds Pty Ltd.	Australia	50% owned by Brookfield Infrastructure Showgrounds Pty. Ltd.
PPP Solutions (Showgrounds) Nominee Pty Ltd.	Australia	100% owned by Brookfield Showgrounds Pty Ltd.
PPP Solutions (Showgrounds) Trust	Australia	100% owned by Brookfield Showgrounds Pty Ltd. Trustee is PPP Solutions (Showgrounds) Nominee Pty Ltd.
Peterborough (Progress Health) Holdings Ltd.	United Kingdom	30% of issued shares owned by Brookfield Peterborough (UK) Limited
Peterborough (Progress Health) Nominee Ltd.	United Kingdom	100% owned by Peterborough (Progress Health) Holdings Ltd.
Peterborough (Progress Health) PLC	United Kingdom	99.998% owned by Peterborough (Progress Health) Holdings Ltd. and 0.002% owned by Peterborough (Progress Health) Nominee Ltd.
Prime Infrastructure Holdings Limited	Australia	39.9% owned via securities stapled together with units of Prime Infrastructure Trust and Prime Infrastructure Trust 2 by BIP Bermuda Holdings IV Limited
Brookfield Australia Infrastructure Holdings (Brookfield AIV) L.P.	Bermuda	100% of limited partner units owned by BIP Bermuda Holdings IV Limited
Brookfield Americas Infrastructure Co- Investment Vehicle (Bermuda) L.P.	Bermuda	76.7% of limited partner units owned by BIP

SCHEDULE 7.01(c) - 3

Bermuda Holdings IV Limited
Brookfield Infrastructure UK Holdings (Brookfield AIV) L.P.	Bermuda	100% of limited partner units are held by BIP Bermuda Holdings I Limited
Brookfield Infrastructure UK Holdings (Cayman) L.P.	Cayman Islands	31% of limited partner units owned by BIP Bermuda Holdings I Limited
BIP PD Ports Capital Management SCA	Luxembourg	3000 common shares owned by BIP Bermuda Holdings I Limited

SCHEDULE 7.01(c) - 4

SCHEDULE 7.20

Capitalization

The Borrowers and their respective Subsidiaries have the following authorized capitalization.

Authorized Capitalization (if such
Issuer	concept is applicable)	Holder and Amount

Brookfield Infrastructure L.P.

42,470,220 Redemption Units held by BILP Holding LP

1,066,928 General Partnership Units held by Brookfield Infrastructure GP L.P.

63,155,680 Class A Units held by Brookfield Infrastructure Partners L.P.

Brookfield Infrastructure Holdings (Canada) Inc.	Unlimited Number of Common Shares 200,000 Preferred Shares	444,914 Shares held by Brookfield Infrastructure L.P. 196,000 Shares held by Trilon Bancorp Inc.

Brookfield Infrastructure Corporation	1 Share Preferred Stock	1 Share held by Brookfield Power US Holding America Co.

	500,000 Common Shares	363,734.72 shares of Common Stock owned by Brookfield Infrastructure L.P.

BIP Bermuda Holdings I Limited	400,000 Preferred Shares	400,000 Shares held by Brookfield Renewable Power (Barbados) Inc.

	Common Shares(1)	1,277,267,397 shares held by Brookfield Infrastructure L.P.

BIP Bermuda Holdings II Limited	350,000,000 Common Shares	228,485,094 Common Shares held by BIP Bermuda Holdings I Limited

BIP Bermuda Holdings III Limited	350,000,000 Common Shares	228,485,094 Common Shares held by BIP Bermuda Holdings II Limited

Great Lakes Power Transmission Inc.	Unlimited Number of Common Shares	Brookfield Infrastructure Holdings (Canada) Inc. holds one common share

Great Lakes Power Transmission LP	Not applicable	Brookfield Infrastructure Holdings (Canada) Inc. holds 19,998 Class A Units

(1) Note: Formerly Canadian dollar denominated shares designated as US Dollar common shares effective May 12, 2010

SCHEDULE 7.20 - 1

Authorized Capitalization (if such
Issuer	concept is applicable)	Holder and Amount

	Not applicable	Great Lakes Power Transmission Inc. holds 2 Class B Units

Brookfield Infrastructure Partners Capital Management SRL	Unlimited number of common quotas	100 Quotas held by Brookfield Infrastructure L.P.

Brookfield Infrastructure (UK) Limited.	50,000 ordinary shares	BIP Bermuda Holdings I Limited holds 50,000 ordinary shares

Brookfield Infrastructure Long Bay Pty Ltd	Unlimited number of ordinary shares.	Brookfield Infrastructure Long Bay Investments Pty Ltd holds 10 ordinary shares

Brookfield Infrastructure Long Bay Holdings Pty Ltd	Unlimited number of ordinary shares.	BIP Bermuda Holdings I Limited holds 10 ordinary shares

Brookfield Infrastructure Long Bay Investments Pty Ltd	Unlimited number of ordinary shares.	Brookfield Infrastructure Long Bay Holdings Pty Ltd holds 6,719,142 ordinary shares

Brookfield Infrastructure Showgrounds Pty Ltd	Unlimited number of ordinary shares.	BIP Bermuda Holdings I Limited holds 10 ordinary shares

Brookfield Infrastructure Showgrounds Investments Pty Ltd	Unlimited number of ordinary shares.	Brookfield Infrastructure Showgrounds Holdings Pty Ltd holds 4,016,752 ordinary shares

1228185 Ontario Limited	Unlimited number of common shares	Great Lakes Power Tranmission LP holds 1 common share that is pledgd to CIBC Mellon Trust Company

Burgundy Infrastructure Acquisitions II Ltd.	100 Common Shares of US$1.00 par value each	100 Shares issued to BIP Bermuda Holdings I Limited

BIP Bermuda Holdings IV Limited	900,000,100 Common Shares of US$1.00 par value each(2)	832,135,678 Shares issued to BIP Bermuda Holdings I Limited 23 Shares issued to BIP Bermuda Holdings II Limited 14 Shares issued to BIP Bermuda Holdings III Limited(3)

(2) Effective 30 June 2010, the share capital of BIP Bermuda IV Holdings Limited will be reduced to US$865,802,430.45 - the reduction will effected by a reduction of the par value of shares to US$0.9620025935 each; the number of shares issued will remain the same

SCHEDULE 7.20 - 2

Authorized Capitalization (if such
Issuer	concept is applicable)	Holder and Amount

Multiplex Long Bay Trust		6,719,142 AUD1.00 common shares owned by Brookfield Infrastructure Fund Long Bay Investments Pty Ltd.

BAIF-Brookfield-HK U.S. AIV LLC	Unlimited	Brookfield Infrastructure Corporation holds all interests

Brookfield CREZ AIV Holdings LLC	Unlimited	Brookfield Infrastructure Corporation holds all interests

To the best of the knowledge of the Subject Parties, each Non-Controlled Project Entity has the followed authorized capitalization.

Authorized Capitalization (if such
Issuer	concept is applicable)	Holder and Amount

ETC Holdings Ltd.	1,368,378,946 shares

242,887,263 shares held by BIP Bermuda Holdings III Limited

302,418,701.00 shares held by bcIMC (PPELEC) Investment Corporation

53,368,006.00 shares held by bcIMC (WCBAF PPELEC) Investment Corporation

137,334,826 shares held by Brookfield Renewable Power (Barbados) Inc.

379,422,090.00 shares held by CPP Investment Board Private Holdings Inc.

252,948,060.00 shares held by Infra-PSP Canada Inc.

Longview Timber Holdings, Corp.	15,000,000 shares of Common Stock	2,534,331 shares held by Brookfield Infrastructure Corporation 7,325,647 shares held by Brookfield Global Timber

(3) BIP Bermuda Holdings II Limited and BIP Bermuda Holdings III Limited are in the process of transferring their shares in BIP Bermuda Holdings IV Limited to BIP Bermuda Holdings I Limited (to be effected before 30 June 2010); BIP Bermuda Holdings I Limited will therefore be the sole shareholder

SCHEDULE 7.20 - 3

Authorized Capitalization (if such
Issuer	concept is applicable)	Holder and Amount

Fund I L.P. 1,160,198 shares held by Brookfield Global Timber Fund I (Brookfield PIV), LLC

	125 shares of Series A Preferred Stock	Shareholder information not available

Brookfield Timberland Holdings LP	General partnership units comprising 0.01% of the partnership	Brookfield Timberland Holdings GP Inc. holds this interest

	Limited partner units comprising 99.99% of the partnership	Brookfield Infrastructure Holdings (Canada) Inc. holds 75% of these units

0807604 BC Ltd. holds 25% of these units

Islands Timberlands Holdings LP		99.9% limited partnership units held by Brookfield Timberlands Holdings LP

Islands Timberlands LP		49.98% limited partnership units held by Islands Timberlands Holdings LP

Rentas I Electricas Limitada	US$478,089,347

ETC Holdings Ltd.: US$477,949,812 (99.97%)

Brysons International Limited: US$38,715 (0.008%)

CPP Investment Board Private Holdings: US$38,715 (0.008%)

Infra - PSP Canada Inc.: US$25,809 (0,005%)

4358520 Canada Inc.: US$18,148 (0.003%)

4358538 Canada Inc.: US$18,148 (0.003%)

Longview Timber Holdings LLC	Not limited	Longview Timber Holdings, Corp. holds 1,360,937 units

Longview Timber LLC	Not limited	Longview GP LLC holds 14,930 units and 145 special common units Longview Timber Holdings

SCHEDULE 7.20 - 4

Issuer	Authorized Capitalization (if such concept is applicable)	Holder and Amount

LLC holds 1,342,678 common units

Longview Timberlands LLC		Longview Fibre Company holds 2,107,148 Special Units. Longview Timber LLC holds 51,868 Common Units and 100 Special Common Units.

Longview Fibre Company	1,000,000 shares of common tock 125 Series A Preferred Stock	Longview Timber LLC holds 5,536 shares of Common Stock. Shareholder information is not available for Series A Preferred Stock.

Longview Timber, Corp.	1000 shares of Common Stock	Longview Fibre Company holds 50 shares

Peterborough (Progress Health) Holdings, Ltd.	50,000 ordinary shares	Brookfield Peterborough (UK) Ltd. holds 15,000 ordinary shares

PPP Solutions (Long Bay) Partnership	Not expressly defined.	not applicable

PPPS Showgrounds Pty Ltd.	Not expressly defined.	Brookfield Infrastructure Showgrounds Holdings Pty. Ltd. holds 100 ordinary shares Babcock& Brown PPP Holdings (Showgrounds) Pty Ltd holds 100 ordinary shares

Prime Infrastructure Holdings Limited		39.9% owned via securities stapled together with units of Prime Infrastructure Trust and Prime Infrastructure Trust 2 by BIP Bermuda Holdings IV Limited

Brookfield Australia Infrastructure Holdings (Brookfield AIV) L.P.		100% of limited partner units owned by BIP Bermuda Holdings IV Limited General partner is Brookfield Global Funds GP Limited

Brookfield Americas Infrastructure Co-Investment Vehicle (Bermuda) L.P.		76.7% of limited partner units owned by BIP Bermuda Holdings IV Limited General partner is Brookfield Global Funds GP Limited

Brookfield		100% of limited partner units

SCHEDULE 7.20 - 5

Issuer	Authorized Capitalization (if such concept is applicable)	Holder and Amount

Infrastructure UK Holdings (Brookfield AIV) L.P.		are held by BIP Bermuda Holdings I Limited General partner is Brookfield Global Funds GP Limited

Brookfield Infrastructure UK Holdings (Cayman) L.P.	Not applicable

31% of limited partner units owned by BIP Bermuda Holdings I Limited

29% of limited partner units owned by Brookfield Infrastructure UK Holdings (Brookfield AIV) L.P.

General partner is Brookfield Global Funds GP Limited

BIP PD Ports Capital Management SCA	GBP 60,000

1 management share owned by BIP PD Ports Capital Management 1 S.à r.l.

26,999 ordinary shares and 30,000 mandatory redeemable preferred shares owned by Brookfield Infrastructure UK Holdings (Cayman) L.P.

3,000 ordinary shares owned by BIP Bermuda Holdings I Limited

SCHEDULE 7.20 - 6

SCHEDULE 7.24

Project Level Indebtedness

Project	Outstanding Indebtedness pursuant to:

ETC Holdings and its Subsidiaries	$ 150,000,000 Floating Rate Senior Secured Notes Due February 2, 2013 issued by Transelec Holdings Rentas Limitada with The Bank of New York, as trustee

Sponsors’ Agreement dated June 30, 2006, between CPP Investment Board Private Holdings Inc. and 4358520 Canada Inc. and 4358538 Canada Inc. and Infra-PSP Canada Inc. and Brysons International Limited, collectively as Shareholders and ETC Holdings Ltd., as Holdco

Subco Shareholders Agreement dated as of June 30, 2006 between CPP Investment Board Private Holdings Inc. and 4358520 Canada Inc. and 4358538 Canada Inc. and Infra-PSP Canada Inc. and Brysons International Limited, collectively as Sponsors and ETC Holdings Ltd., as Holdco and Rentas Electricas I Limitada, as Subco, Rentas Electricas II Limitada, as Chile II, Rentas Electricas III Limitada, as Chile III and Rentas Electricas IV Limitada, as Chile IV

Contract of the emission of bonds between HQI Transelec S.A. and Banco de Chile dated February 12, 2001

Indenture dated as of April 17, 2001 between HQI Transelec Chile S.A. and Bankers Trust Company as Trustee (Providing for the Issuance of Securities in Series)

Supplemental Indenture dated as of June 30, 2007 between Transelec S.A. and Deutsche Bank Trust Company Americas as Trustee

Escritura Publica Complementaria a Contrato de Emision de Bonos por linea de titulos de deuda dated November 14, 2006, between Nueva Transelec S.A. and Banco de Chile, Como Representante de Los Tenedores de Bonos (Repertorio No: 27.254.-)

Contrato de Emision de Bonos por linea de titulos de deuda dated September 15, 2006, between Nueva Transelec S.A. and Banco de Chile Como Representante de Los Tenedores de Bonos (Repertorio No: 22.629.-)

Escritura Publica Complementaria a Contrato de Emision De Bonos por linea de titulos de deuda dated January 15, 2007 between Transelec S.A. and Banco de Chile Como Representante de Los Tenedores de Bonos (Repertorio No: 1.119.-)

US$130mm Committed Capex Facility, between Transelec S.A. and Scotiabank Sudamericano and Corpbanca

US$15mm Commited Working Capital Facility, between Transelec S.A. and Scotiabank Sudamericano

Commited Working Capital Facility, between Transelec S.A. and Banco de Credito e Inversiones for US$30mm

Commited Working Capital, between Transelec S.A. and Santander for US$15mm

Brookfield Infrastructure Holdings (Canada) Inc. and its Subsidiaries

Deed of Trust made as of June 16, 2003 between Great Lakes Power Limited and CIBC Mellon Trust Company (Providing for the issue of Senior Secured bonds and Subordinated Secured Bonds)

Deed of Trust made as of March 12, 2008, between Great Lakes Power Limited and CIBC Mellon Trust Company

Promissory Note for US$100,000,000 dated August 30, 2005, between Island Timberlands Limited Partnership (the “Borrower”), its general partner Island

SCHEDULE 7.24 - 1

Timberlands GP Ltd., and Island Timberlands Finance Corp. (the “Lender”) (August 30, 2015 Maturity Date)

Promissory Note for US$210,000,000 dated August 30, 2005, between Island Timberlands Limited Partnership (the “Borrower”), its general partner Island Timberlands GP Ltd., and Island Timberland Finance Corp. (the “Lender”) (August 30, 2025 Maturity Date)

Promissory Note for US$100,000,000 dated August 30, 2005, between Island Timberlands Limited Partnership (the “Borrower”), its general partner Island Timberlands GP Ltd., and Island Timberlands Finance Corp. (the “Lender”) (August 30, 2030 Maturity Date)

Credit Agreement dated August 30, 2005, between Island Timberlands Limited Partnership, as Borrower and Island Timberlands Finance Corp., as Lender

Demand Debenture dated August 30, 2005 for $1,000,000,000 between Island Timberlands GP Ltd. (the Debtor) and BNY Trust Company of Canada, as Security Trustee

Demand secured facility dated June 8, 2005 (as amended on August 30, 2005, September 8, 2008 and May 15, 2009) for a maximum of $15,000,000 (or C$ equivalent) between Island Timberlands Limited Partnership and Royal Bank of Canada.

Demand secured facility dated June 8, 2005 (as amended on August 30, 2005, September 8, 2008 and May 1, 2009) for a maximum of $15,000,000 (or C$ equivalent) between Island Timberlands Limited Partnership and The Bank of Nova Scotia.

Letters of credit provided by Island Timberlands LP as account party

•      Beneficiary — Land and Water BC as the British Columbia Minister for Sustainable Resource Management — C$50,000 (blanket security for all dealings with that ministry, primarily foreshore leases)

•      Beneficiary — British Columbia Ministry of Energy and Mines Permitting & Reclamation Mining & Minerals Division — C$5,000 (covers quarry permit)

•      Beneficiary - British Columbia Ministry of Energy, Mines and Petroleum Resources, Mining & Minerals Division, Southwest Region — C$30,000 (covers mine permit)

Brookfield Infrastructure (UK) Limited and its Subsidiaries

Supplementary Prospectus Bond Issuance for line of titles (Bond Facility), GBP£396.1M bonds issued by Peterborough Progress Health PLC, dated July 4, 2007

Unsecured Notes for GBP£1.768M, dated July 4, 2007, issued by Peterborough Progress Health PLC

Brookfield Infrastructure Long Bay Holdings Pty Ltd and its Subsidiaries	Term Facility for AUD$158.2M dated July 19, 2006 between PPP Solutions (Long Bay) Nominee Pty Ltd (the “Borrower”) and The Commonwealth Bank Of Australia (the “Lender”)

Brookfield Infrastructure Showgrounds Holdings Pty Ltd and its Subsidiaries

Term Facility for AUD$103.6M dated October 3, 2006 between PPP Solutions (Showgrounds) Nominee Pty Ltd (the “Borrower”) and The Australian and New Zealand Bank & Societe Generale (the “Lender”). Hedged at 5.76% for term of the debt, current liability position AUD$16.2M

Net Investment within Lease for AUD$116.9M between PPP Solutions (Showgrounds) Nominee Pty Ltd (the “Lessor”) and the Royal Agricultural Society of Victoria (the “Owner”)

[**REDACTED**]	[**REDACTED**]

SCHEDULE 7.24 - 2

[**REDACTED**]	[**REDACTED**]

SCHEDULE 7.24 - 3

Brookfield Infrastructure Corporation and its Subsidiaries

Multiple Advance Promissory Note in the amount of $25,000,000, or such lesser amount has been advanced, currently zero, dated as of February 17, 2009 between Longview Timberlands LLC and Brookfield US Corporation.

Amended and Restated Loan Agreement (Loan No.: A, B and C — Three First Mortgage Loans in the aggregate amount of US$1,070,000,000.00) dated November 4, 2008, between Metropolitan Life Insurance Company as Lender, Administrative Servicer and Collateral Agent and Longview Timberlands LLC, Longview Timber, Corp. and Longtimber Company of Oregon as Borrower

SCHEDULE 7.24 - 4

EXHIBIT A

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby promise to pay to                                            or registered assigns (the “Lender”), in accordance with the provisions of the Second Amended and Restated Credit Agreement (as hereinafter defined), the principal amount of each Loan owing to such Lender by the Borrowers under that certain Second Amended and Restated Credit Agreement, dated as of June 21, 2010 (as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”), among the Borrowers, the Lenders party thereto, Royal Bank of Canada, as Administrative Agent and Issuing Lender, Citibank, N.A., Credit Suisse AG, Toronto Branch, HSBC Bank Canada and Royal Bank of Canada, as the Lead Arrangers and Book Runners and each other party named therein. All capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

The Borrowers jointly and severally promise to pay (i) interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement and (ii) fees at such times and at such rates as specified in the Credit Agreement. All payments hereunder shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits and subject to the terms and conditions thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also record and endorse on the grid attached hereto, which is part of this Note, the date, amount and maturity of its Loans and payments with respect thereto.

To the fullest extent permitted by law, each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

The Borrowers hereby jointly and severally agree to pay all reasonable costs and expenses, including without limitation reasonable attorney’s fees and expenses incurred in connection with the interpretation and enforcement of this Note, in accordance with and to the extent provided for in the Credit Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

BROOKFIELD INFRASTRUCTURE
GENERAL PARTNER LIMITED,
for and on behalf of BROOKFIELD
INFRASTRUCTURE GP L.P.,
for and on behalf of BROOKFIELD
INFRASTRUCTURE L.P., as Borrower

By:
Name:
Title:

BROOKFIELD INFRASTRUCTURE
HOLDINGS (CANADA) INC., as Borrower

By:
Name:
Title:

BROOKFIELD INFRASTRUCTURE
CORPORATION, as Borrower

By:
Name:
Title:

BIP BERMUDA HOLDINGS I LIMITED,
as Borrower

By:
Name:
Title:

BROOKFIELD INFRASTRUCTURE
PARTNERS CAPITAL MANAGEMENT
SRL, as Borrower

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
			End of	Principal or	Principal
	Type of	Amount of	Interest	Interest Paid	Balance This	Notation
Date	Loan Made	Loan Made	Period	This Date	Date	Made By

EXHIBIT B

FORM OF BORROWING REQUEST

NOTICE OF BORROWING NO. [      ]

[Notices to be numbered consecutively in the order of the date of the Notices for each Loan]

Reference is made to the Second Amended and Restated Credit Agreement, dated as of June 21, 2010 (as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”), among the Borrowers, the Lenders party thereto, Royal Bank of Canada, as Administrative Agent and Issuing Lender, Citibank, N.A., Credit Suisse AG, Toronto Branch, HSBC Bank Canada and Royal Bank of Canada, as the Lead Arrangers and Book Runners and each other party named therein. All capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

This Notice of Borrowing (this “Notice”) is delivered to the Administrative Agent [and the Issuing Lender] at least [one Business Day prior to the date of the proposed borrowing (in the case of Base Rate Loans)] [three Business Days prior to the date of the proposed borrowing (in the case of LIBO Rate Loans)] [two Business Days prior to the date of the [issuance][amendment][renewal][extension] of a Letter of Credit] pursuant to and in accordance with [Section 2.03][Section 2.07(b)] of the Credit Agreement.

The undersigned hereby irrevocably requests a borrowing under the Credit Agreement, as follows:

(a)	Requested [[issuance] [amendment] [extension] [renewal] of the Letter of Credit] [Borrowing] Date:

[LIST]

[(b)	Amount of requested [Loans][Letters of Credit]:

Type of Loan(s):	Interest Period(s):	Amount(s):

[BASE RATE	[LIST, IF ANY]	[LIST]
LOAN/LIBO
RATE LOAN/LETTERS
OF CREDIT]

(c) Use of Proceeds: The proceeds will be used for [working capital and other general corporate purposes [of Prime]] [Permitted Acquisitions of Eligible Assets][funding of Approved Target Acquisition].

The undersigned hereby represents and warrants that, as of the date of this Notice and the date of the [proposed borrowing] [the requested [issuance] [amendment] [extension] [renewal] of the Letter of Credit], that (a) no Default has occurred and is continuing, or shall result from such [proposed borrowing] [the requested [issuance] [amendment] [extension] [renewal] of the Letter of Credit], or from the application of proceeds thereof, (b) the representations and warranties of each Subject Party contained in Article VII of the Credit Agreement are true and correct in all material respects on and as of the date of such [proposed borrowing] [the requested [issuance] [amendment] [extension] [renewal] of the Letter of Credit] (except to the extent such representation or warranty expressly relates to an earlier date), before and after giving effect to such [proposed borrowing] [the requested [issuance] [amendment] [extension] [renewal] of the Letter of Credit] and to the application of the proceeds thereof, as though made on and as of such date and (c) there has been no event or circumstance that could reasonably be expected to result in a Material Adverse Effect since the next preceding [borrowing] [issuance] [amendment] [extension] [renewal] of the Letter of Credit] (including the [borrowing] [issuance] [amendment] [extension] [renewal] of the Letter of Credit] next preceding the Amendment Closing Date).

IN WITNESS WHEREOF, the undersigned has executed this Notice this [    ] day of [                    ].

[BROOKFIELD INFRASTRUCTURE
GENERAL PARTNER LIMITED,
for and on behalf of BROOKFIELD
INFRASTRUCTURE GP L.P.,
for and on behalf of BROOKFIELD
INFRASTRUCTURE L.P., as Borrower

By:
Name:
Title:]

[BROOKFIELD INFRASTRUCTURE
HOLDINGS (CANADA) INC., as Borrower

By:
Name:
Title:]

[BROOKFIELD INFRASTRUCTURE
CORPORATION, as Borrower

By:
Name:
Title:]

[BIP BERMUDA HOLDINGS I LIMITED,
as Borrower

By:
Name:
Title:]

[BROOKFIELD INFRASTRUCTURE
PARTNERS CAPITAL MANAGEMENT
SRL, as Borrower

By:
Name:
Title:]

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](1)]

3.	Borrowers:

Brookfield Infrastructure L.P., Brookfield Infrastructure Corporation, Brookfield Infrastructure Holdings (Canada) Inc., BIP Bermuda Holdings I Limited, and Brookfield Infrastructure Partners Capital Management SRL

(1) Select as applicable.

4.	Administrative Agent:	Royal Bank of Canada, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

Reference is made to the Second Amended and Restated Credit Agreement, dated as of June 21, 2010 (as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time), among the Borrowers, the Lenders party thereto, Royal Bank of Canada, as Administrative Agent and Issuing Lender, Citibank, N.A., Credit Suisse AG, Toronto Branch, HSBC Bank Canada and Royal Bank of Canada, as the Lead Arrangers and Book Runners and each other party named therein. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

6.	Assigned Interest:

	Aggregate Amount of	Amount of
	Commitment/Loans for	Commitment/Loans	Percentage Assigned of
Facility Assigned	all Lenders*	Assigned*	Commitment/Loans(2)
Commitment	$	$		%
Loan	$	$		%
	$	$		%

[7.	Trade Date:	](3)

Effective Date:                                  ,            [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:
Consented to and Accepted:

ROYAL BANK OF CANADA, as Administrative Agent

By
Title:

ROYAL BANK OF CANADA, as Issuing Lender

By
Title:

[BROOKFIELD INFRASTRUCTURE GENERAL PARTNER LIMITED,
for and on behalf of
BROOKFIELD INFRASTRUCTURE GP L.P.,
for and on behalf of
BROOKFIELD INFRASTRUCTURE L.P., as Borrower

By:
Name:
Title:

BROOKFIELD INFRASTRUCTURE HOLDINGS
(CANADA) INC., as Borrower

By:
Name:
Title:

BROOKFIELD INFRASTRUCTURE CORPORATION,
as Borrower

By:
Name:
Title:

BIP BERMUDA HOLDINGS I LIMITED,
as Borrower

By:
Name:
Title:

BROOKFIELD INFRASTRUCTURE PARTNERS CAPITAL
MANAGEMENT SRL, as Borrower

By:
Name:
Title:](4)

(4) Borrower consent required for assignments under $10,000,000 to parties other than a Lender, an Affiliate of a Lender or an Approved Fund.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Financing Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Financing Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Financing Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Financing Documents are required to be performed by it as a Lender.

2. Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                 ,

To:     Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of June 21, 2010 (as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders party thereto, Royal Bank of Canada, as Administrative Agent and Issuing Lender, Citibank, N.A., Credit Suisse AG, Toronto Branch, HSBC Bank Canada and Royal Bank of Canada, as the Lead Arrangers and Book Runners and each other party named therein.

The undersigned Authorized Officer hereby certifies as of the date hereof that he/she is the                                                                            of the Brookfield Infrastructure L.P., and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrowers, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 8.01(a)(ii) of the Credit Agreement for the Fiscal Year of the Borrowers and their Subsidiaries ended as of the above date, together with the report and opinion of a nationally recognized firm of independent public accountants acceptable to the Administrative Agent as required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 8.01(a)(i) of the Credit Agreement for the Fiscal Quarter of the Borrowers and their Subsidiaries ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrowers and their Subsidiaries in accordance with GAAP consistently applied for such period except as otherwise expressly noted therein, subject only to normal year-end adjustments and the absence of footnotes.

2. Attached hereto as Schedule 2 are (i) in Part I of Schedule 2, the information and calculations showing compliance with the covenants set forth in Section 9.12 of the Credit Agreement, (ii) in Part II of Schedule 2, information and calculations of Liquidity, the Debt Ratio and the Interest Coverage Ratio and (iii) in Part III of Schedule 2, information and calculations of Cash Flow, in each case, based on the information contained in the financial statements attached hereto as Schedule 1 or the reconciliations contained in Schedule 4, if applicable. The information set forth on Schedule 2 is true and accurate on and as of the date of this Certificate.

3. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the accounting period covered by the attached financial statements.

4.

[select one:]

[To the best knowledge of the undersigned during such fiscal period no Default has occurred and is continuing.]

—or—

[The following is a list of each Default and its nature and status:]

5. To the best knowledge of the undersigned during such fiscal period a Trigger Event has [not] occurred. Attached hereto on Schedule 3 is information and detailed calculations of the Projected Interest Coverage Ratio and the information set forth on Schedule 3 is true and accurate on and as of the date of this Certificate.

[select one:]

[There has been no change in GAAP used in the preparation of the financial statements attached hereto as Schedule 1 since the date of the prior Compliance Certificate.]

—or—

[There have been the following changes in GAAP used in the preparation of the financial statements attached hereto as Schedule 1 since the date of the prior Compliance Certificate and attached hereto as Schedule 4 are certain financial statements and other documents setting forth reconciliation between calculations of the financial covenants made before and after giving effect to such change:]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                             ,                     .

BROOKFIELD INFRASTRUCTURE
GENERAL PARTNER LIMITED,
for and on behalf of BROOKFIELD
INFRASTRUCTURE GP L.P.,
for and on behalf of BROOKFIELD
INFRASTRUCTURE L.P., on behalf of the
Borrowers

By:
Name:
Title:

SCHEDULE 1

to the Compliance Certificate

For the Quarter/Year ended            (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

For the Quarter/Year ended            (“Statement Date”)

Part I

[Net Worth Calculations]

Part II

[Liquidity, Debt Ratio and Interest Coverage Ratio Calculations]

Part III

Form of Cash Flow Calculations

12 Months Ending [            ], 20[    ] (Proforma)

Proportionate Share

Proportionate consolidated net income

(i) Add back:
Depreciation, depletion and amortization
Other non-cash charges:
[SPECIFY]
Deferred taxes and other provisions
Interest expense on financial indebtedness
Management fees
Dividends paid on preferred stock
HBU proceeds (net of gain realized)
Add (or minus) net cash settlements on hedge agreements
Add (or minus) changes in working capital

(ii) Deduct:
Maintenance capex
Principal amortization in respect of financial indebtedness (other than with respect to hedge agreements)

SCHEDULE 3

to the Compliance Certificate

For the Quarter/Year ended            (“Statement Date”)

[SCHEDULE 4

to the Compliance Certificate

For the Quarter/Year ended            (“Statement Date”)]

EXHIBIT E

[Form of Joinder Agreement]

JOINDER AGREEMENT, dated as of [            ], 20[    ] (the “Joinder Agreement” or this “Agreement”), by and among each Lender, financial institution or entity whose name appears under the caption “Incremental Lenders” on the signature pages hereof (each, an “Incremental Lender” and, collectively, the “Incremental Lenders”), BROOKFIELD INFRASTRUCTURE L.P., BROOKFIELD INFRASTRUCTURE CORPORATION, BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC., BIP BERMUDA HOLDINGS I LIMITED and BROOKFIELD INFRASTRUCTURE PARTNERS CAPITAL MANAGEMENT SRL (each a “Borrower” and, collectively, the “Borrowers”), and ROYAL BANK OF CANADA, as administrative agent (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of June 21, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders party thereto and Royal Bank of Canada, as issuing lender and administrative agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, any Borrower may enter into one or more Joinder Agreements with Incremental Lenders pursuant to Section 2.01(b) of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

I.                                         Each Incremental Lender party hereto hereby agrees to commit to provide its Incremental Commitment and LC Exposure (if applicable), as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

II.                                     Each Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Financing Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Incremental Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Financing Documents as are delegated to the Administrative Agent by the terms thereof, together with such

1

powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the Credit Agreement are required to be performed by it as an Incremental Lender.

III.                                 Each Incremental Lender hereby agrees to make its respective Incremental Commitment and Loan on the following terms and conditions:

1.                                       Proposed Borrowing. This Agreement represents the Borrower’s request to borrow Loans from the Incremental Lenders as follows (the “Proposed Borrowing”):

I. BUSINESS DAY OF PROPOSED BORROWING: [                              ]

II. AMOUNT OF PROPOSED BORROWING: $[                            ]

2.                                       Incremental Lenders. Each Incremental Lender acknowledges and agrees that upon its execution of this Agreement and the making of the Incremental Commitment and Loan, such Incremental Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Financing Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder (except as set forth in this Agreement).

3.                                       Credit Agreement Governs. Except as set forth in this Agreement, the Loans hereunder shall otherwise be subject to the provisions of the Credit Agreement and the other Financing Documents.

4.                                       Notice. For purposes of the Credit Agreement, the initial notice address of each Incremental Lender shall be as set forth below its signature below.

5.                                       Tax Forms. Delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Lender may be required to deliver to the Administrative Agent pursuant Section 4.06(f) of the Credit Agreement.

6.                                       Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the Incremental Commitment and Loan made by each Incremental Lender in the Register.

7.                                       Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except as provided by Section 13.01 the Credit Agreement.

8.                                       Entire Agreement. This Agreement, the Credit Agreement and the other Financing Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

9.                                      GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE

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GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

10.                                 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

11.                                 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Remainder of this Page is Intentionally Left Blank]

-Signature Pages to Follow-

3

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [        ], 20[    ].

BROOKFIELD INFRASTRUCTURE
GENERAL PARTNER LIMITED,
for and on behalf of
BROOKFIELD INFRASTRUCTURE
GP L.P.,
for and on behalf of
BROOKFIELD INFRASTRUCTURE
L.P., as Borrower

By:
Name:
Title:

BROOKFIELD INFRASTRUCTURE
HOLDINGS
(CANADA) INC., as Borrower

By:
Name:
Title:

BROOKFIELD INFRASTRUCTURE
CORPORATION,
as Borrower

By:
Name:
Title:

BIP BERMUDA HOLDINGS I
LIMITED,
as Borrower

By:
Name:
Title:

1

BROOKFIELD INFRASTRUCTURE
PARTNERS CAPITAL
MANAGEMENT SRL, as Borrower

By:
Name:
Title:

INCREMENTAL LENDERS

[ ]
[Name of Lender]

By:
Name:
Title

Consented to by:

ROYAL BANK OF CANADA,
as Administrative Agent

By:
Name:
Title:

2

SCHEDULE A

TO JOINDER AGREEMENT

Name of Incremental	Incremental
Lender	Commitment	L/C Exposure

1

EXHIBIT F

TERMS AND CONDITIONS OF THE SUBORDINATED LOAN AGREEMENT

Section 1. Definitions. In these Terms and Conditions of the Subordinated Loan Agreement (the “Terms of Subordination”), the following terms shall have the following respective meanings:

“Administrative Agent” shall have the meaning given such term in the definition of “Credit Agreement”.

“Borrower” or “Borrowers” shall have the meaning given such term in the definition of “Credit Agreement”.

“Collateral Agent” shall mean HSBC Bank USA, National Association or its successors or assigns.

“Credit Agreement” shall mean the Second Amended and Restated Credit Agreement dated as of June 21, 2010 between Brookfield Infrastructure L.P., Brookfield Infrastructure Corporation, Brookfield Infrastructure Holdings (Canada) Inc., BIP Bermuda Holdings I Limited and Brookfield Infrastructure Partners Capital Management SRL, each a borrower and, collectively, the borrowers, the lenders party thereto from time to time, Royal Bank of Canada, as the administrative agent and issuing lender, Citibank, N.A., Credit Suisse AG, Toronto Branch, HSBC Bank Canada and Royal Bank of Canada, as the Lead Arrangers and Book Runners and each other party named therein.

“Designated Agreement” shall mean any agreement, document or instrument pursuant to which any Subordinated Obligations are created, incurred, assumed or exist; or any agreement, document or instrument to which these Terms of Subordination are attached and are made a part thereof or into which these Terms of Subordination are incorporated by reference and in each case that the Subordinated Party has executed and delivered, and pursuant to which the Subordinated Party has agreed to be bound.

“Lender” shall have the meaning given such term in the definition of “Credit Agreement”.

“Secured Parties” shall mean, collectively, the Lenders, the Administrative Agent and the Collateral Agent.

“Senior Obligations” shall mean all obligations of the Borrowers now or hereafter existing to pay principal, interest, fees, expenses, charges, reimbursements, indemnities and all other amounts under or in respect of the Credit Agreement and the other Financing Documents (as defined in the Credit Agreement) and all other Obligations (as defined in the Credit Agreement) as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time, in whole or in part and documents, instruments and agreements executed in connection with any such

1

amendment, modification, renewal, extension, refunding, replacement or refinancing (including interest, fees, expenses, charges or other amounts accruing on or after the filing of any petition in bankruptcy or for reorganization at the rate otherwise applicable to such interest, fees, expenses, charges or other amounts, whether or not any such interest, fees, expenses, charges or other amounts is an allowed claim and whether incurred before or after a bankruptcy of the Borrowers).

“Subordinated Obligations” shall mean all Financial Indebtedness (as defined in the Credit Agreement) and other obligations and liabilities (other than Management Fees (as defined in the Credit Agreement)) owed by the Borrowers to the Subordinated Party (including, without limitation, interest on any thereof accruing after the date of any filing by the Borrowers of any petition in bankruptcy or the commencement of any bankruptcy, reorganization, insolvency or similar proceedings with respect to the Borrowers).

“Subordinated Party” shall mean the Person (as defined in the Credit Agreement) that has agreed in the Designated Agreement to be bound by these Terms of Subordination, together with its successors and assigns.

Section 2. Terms of Subordination.

2.01             Subordination. The Borrowers covenant and agree, and the Subordinated Party, on its own behalf and on behalf of each subsequent holder of Subordinated Obligations, covenants and agrees, that the Subordinated Obligations are subordinated in right of payment, to the extent and in the manner provided in this Section 2, to the prior payment in full in cash or its equivalent of all existing and future Senior Obligations and that the subordination provided for in this Section 2 is for the benefit of and enforceable by the holders from time to time of Senior Obligations from time to time outstanding and their representatives. This Section 2 shall remain in full force and effect as long as any Senior Obligations are outstanding or any commitment to advance any Senior Obligations exists.

2.02             Liquidation; Dissolution; Bankruptcy. Upon any payment or distribution of assets or securities of the Borrowers of any kind or character, whether in cash, securities or other property, to creditors of the Borrowers in a liquidation (total or partial), reorganization, winding-up or dissolution of the Borrowers, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the Borrowers or their Property (as defined in the Credit Agreement) or creditors:

(a)                                  the holders of Senior Obligations shall be entitled to receive payment in full, in cash or its equivalent, of such Senior Obligations before the Subordinated Party shall be entitled to receive any payment of principal of or interest on, or any other payment or distribution of assets or securities (other than any interest on any debt instruments or other securities the payment of which is subordinated at least to the same extent as the Subordinated Obligations to the Senior Obligations, the rate of interest

2

on which does not exceed the effective rate of interest on the Subordinated Obligations and the principal of which, in whole or in part, is not due on or prior to the Maturity Date (as defined in the Credit Agreement)) with respect to, any Subordinated Obligations or on account of any purchase or other acquisition of any Subordinated Obligations by the Borrowers; and

(b)                                 until the Senior Obligations are paid in full in cash or its equivalent, any payment or distribution of assets or securities of the Borrowers of any kind or character, whether in cash or other Property, to which the Subordinated Party would be entitled but for this Section 2 shall be made by the Borrowers or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment of distribution directly to the holders of Senior Obligations to the extent necessary to pay all such Senior Obligations in full in cash.

2.03             No Payment. Each Subordinated Party hereby agrees that, unless and until the principal of, and interest and premium (if any) on, and all other amounts in respect of, the Senior Obligations shall have been paid in full in cash or its equivalent: (a) no payment on account of the principal of, or interest or premium (if any) on, or any other amount in respect of, the Subordinated Obligations or any judgment with respect thereto (and no payment on account of the purchase or redemption or other acquisition of the Subordinated Obligations) shall be made by or on behalf of the Borrowers and (b) no Subordinated Party shall (i) ask, demand, sue for, take or receive from the Borrowers, by set-off or in any other manner any payment on account of the principal of, or interest or premium (if any) on, or any other amount in respect of, the Subordinated Obligations or (ii) seek any other remedy allowed at law or in equity against the Borrowers for breach of the Borrowers’ obligations under any instruments representing such Subordinated Obligations, provided, that nothing herein shall be deemed to prohibit payment of any of the Subordinated Obligations from the proceeds of Restricted Payments (as defined in the Credit Agreement) paid in accordance with Section 10.03 of the Credit Agreement. The provisions of this Section 2.03 shall not alter the rights of the holders of Senior Obligations under the provisions of Section 2.02 hereof.

2.04             Payments In Trust. If the Subordinated Party shall at any time receive any payment or distribution that is not permitted under this Section 2, such payment or distribution shall be held by the Subordinated Party in trust for the benefit of, and shall be promptly paid over and delivered to, in the form received but with any necessary endorsements, the Administrative Agent for the benefit of the holders of Senior Obligations (pro rata as to each of such holders on the basis of the respective amounts of Senior Obligations held by them) and until all the Senior Obligations shall have been paid in full, for application to the payment of all Senior Obligations then due and remaining unpaid to the extent necessary to pay all Senior Obligations in cash in accordance with their respective terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Obligations.

2.05             Subrogation. After all Senior Obligations are paid in full in cash or its equivalent and all commitments to advance any Senior Obligations have been

3

terminated, and until the Subordinated Obligations are paid in full, the Subordinated Party shall be subrogated (equally and ratably with the holders of all indebtedness of the Borrowers that by its express terms is subordinated to Senior Obligations of the Borrowers to the same extent as the Subordinated Obligations are subordinated and that is entitled to like rights of subrogation) to the rights of the holders of Senior Obligations to receive distributions applicable to Senior Obligations to the extent that distributions otherwise payable to the Subordinated Party have been applied to payment of Senior Obligations.

2.06             No Impairment.

(a)                                  Nothing in this Section 2 shall (i) impair, as between the Borrowers and the Subordinated Party, the absolute and unconditional obligation of the Borrowers to pay principal of and interest on the Subordinated Obligations in accordance with their terms, (ii) affect the relative rights of the Subordinated Party and the creditors of the Borrowers other than the holders of Senior Obligations, (iii) if applicable, prevent the Subordinated Party from exercising remedies upon the occurrence of an “event of default” under the applicable agreement between the Borrowers and the Subordinated Party, subject to the rights of holders of Senior Obligations under this Section 2 or (iv) create or imply the existence of any commitment on the part of the holders of Senior Obligations to extend credit to the Borrowers.

(b)                                 No right of any present or future holder of Senior Obligations to enforce the subordination provisions of this Section 2 shall at any time in any way be prejudiced or be impaired by any act or failure to act by the Borrowers or anyone in custody of its assets or property or by its failure to comply with these Terms of Subordination. Without in any way limiting the generality of the foregoing, the holders of the Senior Obligations may, at any time and from time to time, without the consent of or notice to the Subordinated Party, without incurring any responsibility to the Subordinated Party and without impairing, limiting or releasing the subordination provided in this Section 2 or the obligations under this Section 2 of the Subordinated Party to the holders of the Senior Obligations, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Obligations or any instrument evidencing the same or any agreement under which Senior Obligations are outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Obligations; (iii) release any Person guaranteeing or otherwise liable for Senior Obligations; and (iv) exercise or refrain from exercising any rights against the Borrowers, any other Person or any collateral securing any Senior Obligations.

2.07             Reliance by Holders of Senior Obligations on Subordination Provisions. Each Subordinated Party by entering into the agreements or other instruments to which it is a party or of which it is a beneficiary evidencing Subordinated Obligations acknowledges and agrees that the provisions of this Section 2 are, and are intended to be, an inducement and a consideration to each holder of any Senior Obligations, whether such Senior Obligations were created or acquired before or after the

4

issuance or incurrence of the Subordinated Obligations, to acquire and continue to hold, or to continue to hold, such Senior Obligations and such holder of Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Obligations. The provisions of this Section 2 may not be amended, altered or modified without the consent of the holders of such Senior Obligations.

2.08             Agent to Effectuate Subordination. Each Subordinated Party hereby appoints the Administrative Agent as its attorney-in-fact to take such actions as may be necessary to effectuate the subordination provided for in this Section 2, including in any proceeding referred to in Section 2.02. If a Subordinated Party does not file any proof or claim of debt in any such proceeding within 30 days prior to the last date for the filing of any such proof or claim of debt, then, so long as any Senior Obligations shall be outstanding, the Administrative Agent shall be entitled, and is hereby authorized, to file any appropriate proof or claim on behalf of the Subordinated Party.

2.09.          No Waiver of Provisions. No right of the Administrative Agent or any holder of any Senior Obligations to enforce this Section 2 shall in any way be impaired by any act or failure to act on the part of the Borrowers or on the part of the Administrative Agent or any such holder or by any noncompliance by the Borrowers with the terms of any agreement or instrument evidencing the Subordinated Obligations, the Credit Agreement or any Financing Document, whether or not the Administrative Agent or any such holder has knowledge of such noncompliance. Without limiting the generality of the foregoing, the Administrative Agent and such holders may, without notice to or consent from the Subordinated Party and without impairing the right of the Administrative Agent or any such holder to enforce this Section 2, do any of the following:

(a)                                  amend, modify, supplement, renew, replace, or extend the terms of all or any part of the Senior Obligations or the Credit Agreement or any other Financing Document in any respect whatsoever;

(b)                                 sell or otherwise transfer, release, realize upon or enforce or otherwise deal with, all or any part of the Senior Obligations or the Credit Agreement or any other Financing Document or any collateral securing or guaranty supporting all or any part of the Senior Obligations;

(c)                                  settle or compromise all or any part of the Senior Obligations or any other liability of the Borrowers to the Administrative Agent or any such holder and apply any sums received to the Senior Obligations or any such liability in such manner and order as the Administrative Agent or any such holder may determine; and

(d)                                 fail to take or to perfect, for any reason or for no reason, any Lien (as defined in the Credit Agreement) securing all or any part of the Senior Obligations, exercise or delay in or refrain from exercising any remedy against the Borrowers or any security or guarantor for all or any part of the Senior Obligations, or make any election of remedies or otherwise deal freely with

5

respect to all or any part of the Senior Obligations or any security or guaranty for all or any part of the Senior Obligations.

6

EXHIBIT G

FORM OF

CONTINUATION OR CONVERSION NOTICE

To:	Royal Bank of Canada, as Administrative Agent
P.O. Box 50, 200 Bay Street
Royal Bank Plaza
12th Floor, South Tower
Toronto, Ontario
M5J2W7

Attention:	Manager, Agency Services Group
Fax:	416-842-4023

[Date]

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement, dated as of June 21, 2010 (as amended, amended and restated, extended, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”), among the Borrowers, the Lenders party thereto, Royal Bank of Canada, as Administrative Agent and Issuing Lender, Citibank, N.A., Credit Suisse AG, Toronto Branch, HSBC Bank Canada and Royal Bank of Canada, as the Lead Arrangers and Book Runners and each other party named therein. All capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

The Borrowers hereby requests (select one):

[    ]  A conversion of Loans

[    ] A continuation of Loans

to be made on the terms set forth below:

(A)	Date of conversion or continuation (which is a Business Day)(5)

(5) If a conversion of Eurodollar Loans, must give prior irrevocable notice no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date and the conversion must be made on the last day of an Interest Period with respect thereto. If a conversion of ABR Loans, must give prior irrevocable notice no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor). Any Eurodollar Loan may be continued upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance

1

(B)	Principal amount(6)

(C)	Type of Loan(7)

(D)	Interest Period(8)

The above request has been made to the Administrative Agent by facsimile at 416-842-4023.

[Remainder of Page Intentionally Blank]

with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans.

(6) Conversions and continuations of ABR Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of each ABR Loan shall be equal to $1,000,000 or a whole multiple thereof (or if the then remaining ABR Loans are less than $1,000,000, such lesser amount). Conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (x) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (unless all Loans are Eurodollar Loans) and (y) no more than five Eurodollar Tranches shall be outstanding at any one time.

(7) Specify Eurodollar Loan or ABR Loan.

(8) Applicable for Eurodollar Loans only.

2

By:
Name:
Title:

3

Execution Copy

AMENDMENT NO 1. TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT (“Amendment”) is dated as of August 23, 2010, is made by and among BROOKFIELD INFRASTRUCTURE L.P. (“BILP”), BROOKFIELD INFRASTRUCTURE CORPORATION, BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC., BIP BERMUDA HOLDINGS I LIMITED and BROOKFIELD INFRASTRUCTURE PARTNERS CAPITAL MANAGEMENT SRL (the “Borrowers”), the various financial institutions and other Persons (as defined below) from time to time parties hereto, as lenders (the “Lenders”), ROYAL BANK OF CANADA, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Second Amended and Restated Credit Agreement dated as of June 21, 2010 (as in effect immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”) providing for extensions of credit by the Lenders to the Borrower in an aggregate principal amount of up to $500,000,000;

WHEREAS, the parties to the Existing Credit Agreement have agreed to amend the Existing Credit Agreement in certain respects as provided herein (as amended pursuant hereto, the “Credit Agreement”); and

WHEREAS, BILP is, concurrently with the execution hereof, delivering a supplement to the Approved Target Notice (as defined in the Existing Credit Agreement);

ACCORDINGLY, the parties hereto agree that on the Effective Date (as defined below) the Existing Credit Agreement shall be amended to read as follows:

1                                         Defined Terms Capitalized terms used in this Amendment shall have the meanings set forth in the Existing Credit Agreement.

2                                         Amendments

2.1                               Section 1.01 Definitions.  Section 1.01 of the Existing Credit Agreement is amended as follows:

(i)                                    The definition of “Affiliate Subordinated Debt” is amended by deleting clause (ii) thereof in its entirety and inserting the following in lieu thereof:

“(ii) secured or unsecured Financial Indebtedness of any Subsidiary of BILP, any Project Company or any Project Holding Company owing to any Subject Party.”

(b)                                  The definition of “Approved Target Acquisition Effective Date” is amended by deleting it in its entirety and inserting the following in lieu thereof:

“ “Approved Target Acquisition Effective Date” means the date that (i) is the date on which BILP or a Subsidiary of BILP enters into a binding commitment (whether or not subject to conditions) to purchase at least the Approved Target Acquisition Level of Equity Interests tendered by the holder of Equity Interests in the Approved Target and (ii) all of the Approved Target Repaid Debt shall have been paid and discharged in full and all commitments therefore have been terminated and (iii) the Administrative Agent shall have received a certificate from an Authorized Officer of BILP or another Borrower, on behalf of all the Borrowers, to the effect set forth in clauses (i), and (ii) of this definition.”

(c)                                  A new definition of “Amendment Closing Date” is added, in correct alphabetical order, as follows:

“ “Amendment Closing Date” means “Effective Date” as defined in Amendment No. 1 to this Agreement dated as of August 27, 2010.”

(d)                                  The definition of “Permitted Liens” is amended by (i) deleting the word “and” from clause (i) thereof; (ii) adding the word “and” at the end of clause (j) thereof; and (iii) adding a new clause (k) thereto as follows:

“(k) Liens to secure Affiliate Subordinated Debt described in clause (ii) of the definition thereof”.

(e)                                  A new definition of “Permitted Subsidiary Liens” is added, in correct alphabetical order, as follows:

“ “Permitted Subsidiary Liens” means:

(a)                                  Liens securing Affiliate Subordinated Debt described in clause (ii) of the definition thereof;

(b)                                 Liens incurred in the ordinary course of business that do not secure Financial Indebtedness;

(c)                                  Liens arising out of judgments or awards so long as enforcement of such Lien has been stayed and an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other reasonable security have been provided or are fully covered by insurance;

(d)                                 Liens to secure (i) Financial Indebtedness existing on the date a Person becomes a Wholly Owned Subsidiary of the Approved Target; provided such Financial Indebtedness was not incurred in connection with such Person becoming a Wholly Owned Subsidiary of the Approved Target and (ii) Financial Indebtedness incurred to refinance, renew, replace, defease or refund, in whole or in part, such Financial Indebtedness; provided that in the case of Financial Indebtedness referred to in this clause (ii) such Liens do not extend to any Property except Property (including after acquired or arising Property that would have been subject to such Lien that was or would have been subject to a Lien securing the Financial Indebtedness being refinanced, renewed, replaced, defeased or refunded);

(e)                                  Liens on the Equity Interests of Wholly-Owned Subsidiaries of the Approved Target existing on the Amendment Closing Date and Liens securing Financial Indebtedness and other obligations incurred to refinance, renew, replace, defease or refund the same, in whole or in part; provided such Liens do not extend to any Property except Property (including after acquired or arising Property that would have been subject to such Lien that was or would have been subject to a Lien securing the Financial Indebtedness being refinanced, renewed, replaced, defeased or refunded);

(f)                                    Liens securing Financial Indebtedness described in 10.01 (x); and

(g)                                 Liens in the Equity Interest of a Wholly-Owned Subsidiary of the Approved Target issuing Project Level Indebtedness.”

(f)                                    The definition of “Project Company” is amended by deleting it in its entirety and inserting the following in lieu thereof:

“ “Project Company” means (i) any Subsidiary of BILP or a Non-Controlled Project Entity owning or leasing and, in each case, operating or constructing a Project and any direct or indirect Subsidiary thereof and (ii) a Subsidiary of the Approved Target or a Person, the Equity Interests or Financial Indebtedness of which, is directly or indirectly held in whole or in part by the Approved Target.”

(g)                                 The definition of “Restricted Subsidiary” is amended by deleting it in its entirety and inserting the following in lieu thereof:

“ “Restricted Subsidiary” means (i) each Borrower other than BILP, (ii) each Subsidiary of BILP listed on Schedule V, (iii) any other direct or indirect Wholly-Owned Subsidiary of any Borrower (other than any Project Company and its Subsidiary and other than any Subsidiary that is prohibited by law or contractual undertaking with an unaffiliated third party from agreeing to covenants applicable to Restricted Subsidiaries hereunder) and (iv) the Approved Target from and after either (a) the receipt by the Administrative Agent of the Increase Notice or (b) at any time after any Borrower provides any loans or advances to the Approved Target in an aggregate principal amount outstanding in excess of $20,000,000, and, in the case of the Persons described in clauses (i), (ii), (iii) and (iv), their respective successors and assigns.  Notwithstanding the foregoing, (a) if a Subsidiary of BILP is not a Restricted Subsidiary, its Subsidiaries will not be Restricted Subsidiaries, (b) no Subsidiary of the Approved Target will be a Restricted Subsidiary and (c) if the Commitments are permanently reduced to $400,000,000 or less, the Approved Target shall not be a Restricted Subsidiary.  Upon any Asset Disposition of all assets or substantially all assets or all of the Capital Stock of any Restricted Subsidiary, as permitted by the terms of the Financing Documents, such Subsidiary shall cease to be a Restricted Subsidiary.”

2.2                               Section 3.03 Fees.  Section 3.03 of the Existing Credit Agreement is amended by deleting the phrase “Approved Target Acquisition Effective Date” in clause (ii) of Subsection 3.03(e) and inserting the phrase “date the Approved Target Acquisition Level is achieved” in lieu thereof.

2.3                               Section 10.02 Liens.  Section 10.02 of the Existing Credit Agreement is amended by deleting it in its entirety and inserting the following in lieu thereof:

“(a)                                    The Borrowers shall not, and shall not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except Permitted Liens.

(b)                                 So long as the Approved Target is a Restricted Subsidiary, the Borrowers shall not and shall not permit any Subsidiary to, create, assume or suffer to exist any Lien on any Equity Interest of any Wholly-Owned Subsidiary of the Approved Target other than Permitted Subsidiary Liens.”

2.4                               Section 10.03 Restricted Payments.  Section 10.03 of the Existing Credit Agreement is amended by deleting Subsection 10.03(a) in its entirety and inserting the following in lieu thereof:

“(a) Restricted Payments made by any of the Restricted Subsidiaries to BILP or another Restricted Subsidiary and Restricted Payments made by the Approved Target to the holders of its Equity Interests, pro rata.”

2.5                               Section 11.01 Events of Default.  Section 11.01 of the Existing Credit Agreement is amended by deleting the phrase “Approved Target Acquisition Effective Date” in each of Subsections 11.01 (e) and (f) thereof and inserting the phrase “date the Approved Target Acquisition Level is achieved” in lieu thereof.

2.6                               Representations and Warranties

Each Borrower represents and warrants as follows:

(a)                                  Representations and Warranties.  The representations and warranties of each Borrower contained in Article VII are true and correct in all material respects on and as of the date of this Amendment (except to the extent such representation or warranty expressly relates to an earlier date) as though made on and as of such date.

(b)                                 No Default has occurred and is continuing and no event or circumstance that could reasonably be expected to result in a Material Adverse Effect shall has occurred since December 31, 2009.

(c)                                  It is duly formed, validly existing and in legal good standing in such Borrower’s jurisdiction of incorporation or formation, and that it has the power and authority to enter into this Amendment.

(d)                                 It has duly executed and delivered this Amendment.

3                                         Conditions Precedent.

The agreements of Administrative Agent and Lenders set forth in this Amendment shall become effective upon satisfaction of each of the following conditions (the “Effective Date”):

(a)                                  this Amendment shall have been duly executed by Administrative Agent, the Lenders and an Authorized Officer of each Borrower and the Administrative Agent shall have received such additional documents, instruments and information as the Administrative Agent may reasonably request.

4                                         Severability  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

5                                         Headings  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions thereof.

6                                         Execution in Counterparts, Effectiveness, etc  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto expressly waives its rights to receive originally executed documents) and all of which shall constitute together but one and the same agreement.  Except as expressly set forth herein all terms and conditions of the Existing Credit Agreement and the other Financing Documents remain in full force and effect.

7                                         Governing Law; Entire Agreement  THIS AMENDMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

8                                         Successors and Assigns  This AMENDMENT shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that none of the Borrowers may assign or transfer its rights or obligations under any Financing Document to which it is a party without the consent of all of the Lenders.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BROOKFIELD INFRASTRUCTURE GENERAL PARTNER LIMITED, for and on behalf of BROOKFIELD INFRASTRUCTURE GP L.P., for and on behalf of BROOKFIELD INFRASTRUCTURE L.P., as Borrower

By:	/s/ Alexander A J Erskine
Name: Alexander A J Erskine
Title: Director

Hamilton, Bermuda

On 23 August 2010, before me, the undersigned Notary Public, personally appeared personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Vanessa Lovell Schrum
Notary Public

BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC., as Borrower

By:	/s/ Aleks Novakovic
Name: Aleks Novakovic
Title: Vice President

TORONTO	)
)
CANADA	)

On August 23, 2010, before me, the undersigned Notary Public, personally appeared Aleks Novakovic who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Joseph Stuart Freedman
Joseph Stuart Freedman

BROOKFIELD INFRASTRUCTURE CORPORATION, as Borrower

By:	/s/ John Stinebaugh
Name: John Stinebaugh
Title:

State New York

County New York

On August 27, 2010, before me, the undersigned Notary Public, personally appeared John Stinebaugh personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Suzanne Rosenbaum
Notary Public]

BIP BERMUDA HOLDINGS I LIMITED, as Borrower

By:	/s/ James A Bodi
Name: James A Bodi
Title: Director

Hamilton, Bermuda

On 23 August 2010, before me, the undersigned Notary Public, personally appeared personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Vanessa Lovell Schrum
Notary Public

BROOKFIELD INFRASTRUCTURE PARTNERS CAPITAL MANAGEMENT SRL, as Borrower

By:	/s/ Terry V. Gittens
Name: Terry V. Gittens
Title: Manager

In the presence of the following witness:

/s/ Kerry-Ann N. Cato
Full Name:	Kerry-Ann N. Cato
Occupation:	Attorney at Law
Address:	234 Marquis Drive, Crystal Heights, St. James, Barbados

LENDERS:

HSBC BANK CANADA
as Lender

By:	/s/ Nguyen Quang My Le
Name: Nguyen Quang My Le
Title: Authorized Signatory

By:	/s/ Gabriella King
Name: Gabriella king
Title: Authorized Signatory

Province of Ontario

City of New York

On August 20th, 2010, before me, the undersigned Notary Public, personally appeared Nguyen Quang My Le and Gabriella King personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Signed
Notary Public

ROYAL BANK OF CANADA
as Lender

By:	/s/ Dustin Craven
Name: Dustin Craven
Title: Attorney-in-Fact

State of New York

City of New York

On August 20th, 2010, before me, the undersigned Notary Public, personally appeared Dustin Craven personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Tanya L. Fraley
Notary Public

CREDIT SUISSE AG, TORONTO BRANCH
as Lender

By:	/s/ Craig Henshaw
Name: Craig Henshaw
Title: Managing Director, Chief Operating Officer

By:	/s/ Bruce F. Wetherly
Name: Bruce F. Wetherly
Title: Director and Principal Officer

Province of Ontario

City of Toronto

On August 20, 2010, before me, the undersigned Notary Public, personally appeared Bruce Wetherly and Craig Henshaw personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Signed
Notary Public

CITIBANK, N.A.
as Lender

By:	/s/ Thomas W. Ng
Name: Thomas W. Ng
Title: Vice President

State of NY

County of NY

On August 20, 2010, before me, the undersigned Notary Public, personally appeared Thomas W. Ng personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Susan Amrhein
Notary Public

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Yvonne Brazier
Name: Yvonne Brazier
Title: Manager, Agency

Province of Ontario

City of Toronto

On August 20, 2010, before me, the undersigned Notary Public, personally appeared Yvonne Brazier personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Signed
Notary Public

16

Execution Version

AMENDMENT NO 2. TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT (“Amendment”), dated as of September 22, 2010, is made by and among BROOKFIELD INFRASTRUCTURE L.P. (“BILP”), BROOKFIELD INFRASTRUCTURE CORPORATION, BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC., BIP BERMUDA HOLDINGS I LIMITED and BROOKFIELD INFRASTRUCTURE PARTNERS CAPITAL MANAGEMENT SRL (the “Borrowers”), the various financial institutions and other Persons (as defined below) from time to time parties hereto as lenders (the “Lenders”) and ROYAL BANK OF CANADA, as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Second Amended and Restated Credit Agreement dated as of June 21, 2010, as amended pursuant to that certain Amendment No. 1 dated as of August 23, 2010 (as in effect immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”) providing for extensions of credit by the Lenders to the Borrower in an aggregate principal amount of up to $500,000,000;

WHEREAS, the parties to the Existing Credit Agreement have agreed to amend the Existing Credit Agreement in certain respects as provided herein (as amended pursuant hereto, the “Credit Agreement”); and

ACCORDINGLY, the parties hereto agree that on the Effective Date (as defined below) the Existing Credit Agreement shall be amended to read as follows:

1                                         Defined Terms

Capitalized terms used in this Amendment shall have the meanings set forth in the Existing Credit Agreement.

2                                         Amendments

Section 7.21 Investment Company Act; PUHCA.  Section 7.21 of the Existing Credit Agreement is hereby deleted and the following inserted in lieu thereof:

“SECTION 7.21 Investment Company Act, PUHCA. None of BILP or any of its Restricted Subsidiaries is an “investment company” or a company “controlled by” a company which is an “investment company” within the meaning of the Investment Company Act of 1940 of the United States, as amended, or otherwise subject to any regulatory scheme of any Governmental Authority or otherwise applicable to such Person or its Properties which restricts or requires approval for the incurrence of debt, unless approval has been received.  BILP and one or more of its Restricted Subsidiaries are each subject to regulation under PUHCA as a “holding company”, as such term is defined in PUHCA, and each such company has been granted waiver in accordance with the Code of Federal Regulations, title 18, § 366.4(c) from the accounting, record-retention and reporting requirements of PUHCA.”

3                                         Waivers

As of the Effective Date, as defined below, the Lenders party hereto constituting the Required Lenders waive the breach, if any, of the representation and warranty contained in Section 7.21 of the Existing Credit Agreement and any Default or Event of Default resulting therefrom.

4                                         Representations and Warranties

Each Borrower represents and warrants as follows:

(a)           Representations and Warranties.  After giving effect to this Amendment, the representations and warranties of each Borrower contained in Article VII are true and correct in all material respects on and as of the date of this Amendment (except to the extent such representation or warranty expressly relates to an earlier date) as though made on and as of such date.

(b)           After giving effect to this Amendment, no Default has occurred and is continuing and no event or circumstance that could reasonably be expected to result in a Material Adverse Effect has occurred since December 31, 2009.

(c)           It is duly formed, validly existing and in legal good standing in such Borrower’s jurisdiction of incorporation or formation, and that it has the power and authority to enter into this Amendment.

(d)           It has duly executed and delivered this Amendment.

5                                         Conditions Precedent.

The agreements of Administrative Agent and Lenders set forth in this Amendment shall become effective upon satisfaction of each of the following conditions (the “Effective Date”):

(a)           this Amendment shall have been duly executed by the Administrative Agent, the Lenders and an Authorized Officer of each Borrower and the Administrative Agent shall have received such additional documents, instruments and information as the Administrative Agent may reasonably request.

2

6                                         Severability

Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

7                                         Headings

The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions thereof.

8                                         Execution in Counterparts, Effectiveness, etc

This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto expressly waives its rights to receive originally executed documents) and all of which shall constitute together but one and the same agreement.  Except as expressly set forth herein all terms and conditions of the Existing Credit Agreement and the other Financing Documents remain in full force and effect.

9                                         Governing Law; Entire Agreement

THIS AMENDMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

10                                  Successors and Assigns

This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that none of the Borrowers may assign or transfer its rights or obligations under any Financing Document to which it is a party without the consent of all of the Lenders.

[signature pages follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BROOKFIELD INFRASTRUCTURE GENERAL PARTNER LIMITED, for and on behalf of BROOKFIELD INFRASTRUCTURE GP L.P., for and on behalf of BROOKFIELD INFRASTRUCTURE L.P., as Borrower

By:	/s/ Alexander J. Erskine
Name: Alexander J. Erskine
Title: Director

Hamilton, Bermuda

On 15 September 2010, before me, the undersigned Notary Public, personally appeared                                                                personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Timothy C. Faries
Notary Public

[SIGNATURE PAGE TO AMENDMENT NO. 2]

BROOKFIELD INFRASTRUCTURE HOLDINGS (CANADA) INC., as Borrower

By:	/s/ Aleks Novakovic
Name: Aleks Novakovic
Title: Vice President

Toronto	)
)
Canada	)

On September 15, 2010, before me, the undersigned Notary Public, personally appeared Aleks Novakovic personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Joseph Stuart Freedman
Notary Public

[SIGNATURE PAGE TO AMENDMENT NO. 2]

BROOKFIELD INFRASTRUCTURE CORPORATION, as Borrower

By:	/s/ John Stinebaugh
Name:
Title:

State of New York	)
)
County of New York	)

On September 22, 2010, before me, the undersigned Notary Public, personally appeared John Stinebaugh personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Suzanne Rosenbaum
Notary Public]

[SIGNATURE PAGE TO AMENDMENT NO. 2]

BIP BERMUDA HOLDINGS I LIMITED, as Borrower

By:	/s/ James A. Bodi
Name: James A. Bodi
Title: Director

Hamilton, Bermuda

On 15 September 2010, before me, the undersigned Notary Public, personally appeared                                                                personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Timothy C. Faries
Notary Public

[SIGNATURE PAGE TO AMENDMENT NO. 2]

BROOKFIELD INFRASTRUCTURE PARTNERS CAPITAL MANAGEMENT SRL, as Borrower

By:	/s/ Terry V. Gittens
Name: Terry V. Gittens
Title: Manager

WITNESS	/s/ Kerry-Ann Nicole Cato

[SIGNATURE PAGE TO AMENDMENT NO. 2]

LENDERS:

HSBC BANK CANADA
as Lender

		By:	/s/ Casey Coates
Name: Casey Coates
Title: Authorized Signatory

		By:	/s/ Gabriella King
Name: Gabriella King
Title: Authorized Signatory

Province of Ontario
)
City of Toronto

On September 15, 2010, before me, the undersigned Notary Public, personally appeared Casey Coates and Gabriella King personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Signed
Notary Public

[SIGNATURE PAGE TO AMENDMENT NO. 2]

ROYAL BANK OF CANADA
as Lender

		By:	/s/ Dustin Craven
Name: Dustin Craven
Title: Attorney-in-Fact

State of New York
)
County of New York

On September 21, 2010, before me, the undersigned Notary Public, personally appeared Dustin Craven personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Tanya L. Fraley
Notary Public

[SIGNATURE PAGE TO AMENDMENT NO. 2]

CREDIT SUISSE AG, TORONTO
BRANCH
as Lender

		By:	/s/ Alain Daoust
Name: Alain Daoust
Title: Director

		By:	/s/ Bruce F. Wetherly
Name: Bruce F. Wetherly
Title: Director and Principal Officer

Province of Ontario
)
City of Toronto

On September 22, 2010, before me, the undersigned Notary Public, personally appeared Alain Daoust and Bruce Wetherly personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Signed
Notary Public

[SIGNATURE PAGE TO AMENDMENT NO. 2]

CITIBANK, N.A.
as Lender

		By:	/s/ Thomas W. Ng
Name: Thomas W. Ng
Title: Vice President

State of New York
)
County of New York

On September 21, 2010, before me, the undersigned Notary Public, personally appeared Thomas W. Ng personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Susan Amrhein
Notary Public

[SIGNATURE PAGE TO AMENDMENT NO. 2]

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA,
as Administrative Agent

		By:	/s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

Province of Ontario
)
City of Toronto

On September 20, 2010, before me, the undersigned Notary Public, personally appeared Ann Hurley personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

/s/ Kenneth G. Singer
Notary Public

[SIGNATURE PAGE TO AMENDMENT NO. 2